UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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14a-101)
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2024 Annual Meeting of Stockholders and Proxy Statement

Wednesday, May 15, 2024 at 9:30 a.m., Central Time

150 North Riverside Plaza, Chicago, IL 60606 • Tel: 312.750.1234

www.hyatt.com

April 4, 2024

Dear Stockholder:

You are cordially invited to attend the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Hyatt Hotels Corporation, which will be held online via live webcast, on Wednesday, May 15, 2024, at 9:30 a.m., Central Time. The Annual Meeting will be held as a virtual meeting only, and you will not be able to attend the Annual Meeting in person. We believe that the environmentally-friendly virtual meeting format will provide expanded access, improved communication, and cost savings for our stockholders and Hyatt.

In order to attend the Annual Meeting online, you must pre-register at www.proxydocs.com/h. You will need the control number located in the upper right corner of your proxy card or on the instructions that accompanied your proxy materials. After registering, you will receive a confirmation e-mail and an e-mail approximately one hour prior to the start of the meeting to the e-mail address you provided during registration with a unique link to the virtual meeting. You will be able to vote your shares electronically and submit questions electronically. The Annual Meeting live webcast will begin promptly at 9:30 a.m., Central Time, on May 15, 2024.

At the Annual Meeting you will be asked to (1) elect four directors to our Board of Directors, (2) ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, (3) approve the Fifth Amended and Restated Hyatt Hotels Corporation Long-Term Incentive Plan, (4) approve, on an advisory basis, the compensation paid to our named executive officers, and (5) transact any other business as properly may come before the Annual Meeting or any adjournment or postponement thereof.

It is important that your shares be represented and voted whether or not you plan to virtually attend the Annual Meeting. You may submit a proxy to vote on the Internet, by telephone or by completing and mailing a proxy card. Submitting a proxy to vote over the Internet, by telephone or by written proxy will ensure your shares are represented at the Annual Meeting. If you do virtually attend the Annual Meeting, you may withdraw your proxy should you wish to vote virtually at the Annual Meeting. Please read the enclosed information carefully before voting.

Sincerely,

Thomas J. Pritzker Executive Chairman of the Board	Mark S. Hoplamazian President and Chief Executive Officer

HYATT HOTELS CORPORATION

150 North Riverside Plaza,

Chicago, Illinois 60606

Notice of Annual Meeting of Stockholders

To Be Held May 15, 2024

NOTICE HEREBY IS GIVEN that the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Hyatt Hotels Corporation (“Hyatt”) will be held online via live webcast on Wednesday, May 15, 2024, at 9:30 a.m., Central Time. In order to attend the Annual Meeting online, you must pre-register at www.proxydocs.com/h. You will need the control number located in the upper right corner of your proxy card or on the instructions that accompanied your proxy materials. After registering, you will receive a confirmation e-mail and an e-mail approximately one hour prior to the start of the meeting to the e-mail address you provided during registration with a unique link to the virtual meeting. At the virtual meeting, stockholders will act on the following matters:

1.	Election of four directors to hold office until the 2027 annual meeting of stockholders;

2.	Ratification of the appointment of Deloitte & Touche LLP as Hyatt’s independent registered public accounting firm for the fiscal year ending December 31, 2024;

3.	Approval of the Fifth Amended and Restated Hyatt Hotels Corporation Long-Term Incentive Plan;

4.	An advisory vote to approve the compensation paid to our named executive officers; and

5.	Any other matters that may properly be presented at the Annual Meeting or any adjournment or postponement thereof.

Information relating to the above matters is set forth in the attached proxy statement. Stockholders of record at the close of business on March 21, 2024 are entitled to receive notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

This Notice of Annual Meeting of Stockholders, proxy statement, and proxy card are being sent to stockholders beginning on or about April 4, 2024.

Thank you for your ongoing support of Hyatt Hotels Corporation.

Margaret C. Egan

Executive Vice President, General Counsel and Secretary

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting to be Held on May 15, 2024.

The proxy statement for the Annual Meeting and Annual Report for the fiscal year ended December 31, 2023 are available at www.proxydocs.com/h.

PLEASE CAREFULLY READ THE ATTACHED PROXY STATEMENT. EVEN IF YOU PLAN TO VIRTUALLY ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, EXECUTE, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES. YOU MAY ALSO SUBMIT A PROXY TO VOTE ELECTRONICALLY VIA THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD. IF YOU DO SO BY INTERNET OR TELEPHONE, THEN YOU NEED NOT RETURN A WRITTEN PROXY CARD BY MAIL. STOCKHOLDERS WHO VIRTUALLY ATTEND THE ANNUAL MEETING MAY REVOKE THEIR PROXIES AND VOTE VIRTUALLY AT THE ANNUAL MEETING IF THEY SO DESIRE.

HYATT HOTELS CORPORATION

150 North Riverside Plaza

Chicago, Illinois 60606

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 15, 2024

The Board of Directors of Hyatt Hotels Corporation (referred to herein as “Hyatt,” “we,” “us” or the “Company”) solicits your proxy to vote at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”), and at any adjournments or postponements thereof. The Annual Meeting will be held on Wednesday, May 15, 2024, beginning at 9:30 a.m., Central Time, online via live webcast. In order to attend the Annual Meeting online, you must pre-register at www.proxydocs.com/h. You will need the control number located in the upper right corner of your proxy card or on the instructions that accompanied your proxy materials. After registering, you will receive a confirmation e-mail and an e-mail approximately one hour prior to the start of the meeting to the e-mail address you provided during registration with a unique link to the virtual meeting. This proxy statement is first being released to stockholders by the Company on or about April 4, 2024.

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting to be Held on May 15, 2024.

The proxy statement for the Annual Meeting and Annual Report for the fiscal year ended December 31, 2023 are available at www.proxydocs.com/h.

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all information you should consider. Please read the entire proxy statement carefully before voting.

Annual Meeting of Stockholders

The Annual Meeting will be held online via live webcast on Wednesday, May 15, 2024, beginning at 9:30 a.m., Central Time.

You may attend the Annual Meeting only if you were a holder of record of our common stock at the close of business on March 21, 2024, the record date, or are a duly authorized proxy or representative thereof. In order to attend and vote at the Annual Meeting, please follow the instructions in the section titled “Questions and Answers about the Proxy Materials and the Annual Meeting” beginning on page 73.

Voting Recommendations of the Board

Proposal	Description	For	Against	Page

1	Election of Directors	X		3

2	Ratification of the appointment of Deloitte & Touche LLP as independent auditor	X		48

3	Approval of the Fifth Amended and Restated Hyatt Hotels Corporation Long-Term Incentive Plan	X		51

4	Approval, on an advisory basis, of the compensation paid to named executive officers	X		59

Hyatt Hotels Corporation | 2024 Proxy Statement	1

Director Nominees

Each director nominee is listed below, and you can find additional information in the section titled “Corporate Governance — Proposal 1 — Election of Directors” beginning on page 3.

Name	Age	Director Since	Board Committee(s)

CLASS III

Alessandro Bogliolo	58	2023	—

Susan D. Kronick	72	2009	Talent and Compensation (Chair), Finance, Nominating and Corporate Governance

Jason Pritzker	44	2014	Finance

Dion Camp Sanders	50	2021	Audit

Key Features of Our Executive Compensation Program

•	Pay-for-performance strategy that focuses on variable pay over fixed pay.

•	A mix of short- and long-term incentives that is weighted such that a significant percentage of total opportunity is in the form of long-term equity awards linked to long-term stockholder return.

•

Alignment of executive officer and stockholder interests by providing equity based compensation in the form of time-vested stock appreciation rights, time-vested restricted stock units, and performance-vested restricted stock units which, together, encourage a focus on earnings, returns, and long-term stockholder value while incentivizing continued employment.

•	Annual incentive plans that include a mix of corporate and individual performance metrics, including non-financial measures.

•	No hedging of our stock by our named executive officers, directors, officers, and certain other individuals.

•	Share ownership requirements that align the long-term interests of named executive officers and directors with the interests of stockholders.

•	No “single trigger” severance or equity acceleration upon a change in control.

Stockholder Outreach

We believe that long-term stockholder value is supported by ongoing dialogue with the Company’s stockholders and the broader investment community. We value the perspective of our stockholders and will continue to seek their input on an ongoing basis. For additional information, see “Corporate Governance — Stockholder Outreach” on page 12.

World of Care

World of Care is our global platform for communicating Hyatt’s commitment to care for the planet, people, and responsible business. See “Corporate Governance — World of Care” on page 12 for additional information.

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CORPORATE GOVERNANCE

Proposal 1 — Election of Directors

Hyatt’s Amended and Restated Certificate of Incorporation provides that the total number of members of the Board of Directors shall consist of not less than five nor more than 15 members, with the precise number of directors to be determined by a vote of a majority of the entire Board of Directors. At present, the Board of Directors has fixed the number of members of the Board of Directors at 12. Hyatt’s Amended and Restated Certificate of Incorporation further provides that the Board of Directors will be divided into three classes, as nearly equal in number as is practicable, designated Class I, Class II, and Class III. Members of each class of the Board of Directors are elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor is duly elected and qualified.

Class III, the class of directors whose term expires at the Annual Meeting, currently consists of four persons. In accordance with the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has unanimously nominated each of Alessandro Bogliolo, Susan D. Kronick, Jason Pritzker, and Dion Camp Sanders, the four incumbent directors whose terms expire at the Annual Meeting, to stand for re-election to the Board of Directors. Each of Ms. Kronick and Messrs. Bogliolo, Jason Pritzker, and Sanders have been nominated to hold office until the 2027 annual meeting of stockholders and until their respective successors have been duly elected and qualified. Unless otherwise instructed by the stockholder, the persons named in the enclosed proxy card will vote the shares represented by such proxy for the election of the nominees named in this proxy statement. A plurality of the voting power of the shares present virtually or represented by proxy at the Annual Meeting and entitled to vote with respect to the election of directors shall elect the directors.

Each of the nominees has consented to serve as a director if elected. If any of the nominees should be unavailable to serve for any reason, the Board of Directors may designate a substitute nominee or substitute nominees (in which event the persons named on the enclosed proxy card will vote the shares represented by all valid proxy cards for the election of such substitute nominee or nominees). Alternatively, the Board of Directors may reduce the size of the Board of Directors or allow the vacancy or vacancies to remain open until a suitable candidate or candidates are identified by the Board of Directors.

The Board of Directors unanimously recommends that the stockholders vote “FOR” each of Alessandro Bogliolo, Susan D. Kronick, Jason Pritzker, and Dion Camp Sanders as Class III directors to serve and hold office until the 2027 annual meeting of stockholders and until their respective successors have been duly elected and qualified.

Hyatt Hotels Corporation | 2024 Proxy Statement	3

Our Board of Directors

Set forth below is information regarding the business experience of each of our directors that has been furnished to us by the respective director. Each director has been principally engaged in the employment indicated for the last five years unless otherwise stated. Also set forth below for each director is a discussion of the experience, qualifications, attributes, or skills that led the Board of Directors to conclude that the director is qualified and should serve as a director of Hyatt.

Directors Standing for Re-Election: Class III

ALESSANDRO BOGLIOLO

Director since: 2023 Age: 58

Alessandro Bogliolo has been a member of our Board of Directors since December 2023. Born in Italy, Mr. Bogliolo is the Chairman of the Board of Audemars Piguet, a Swiss manufacturer of luxury mechanical watches, headquartered in Le Brassus, Switzerland. He also serves as a Director of Bath and Body Works, a global leader in personal care and home fragrance. Previously, he was the Chief Executive Officer and Director of Tiffany & Co., a luxury jewelry and specialty retailer, serving in such role from October 2017 through the acquisition of Tiffany by LVMH Moët Hennessy Louis Vuitton SE in January 2021. Prior to joining Tiffany, Mr. Bogliolo served as Chief Executive Officer and Director of Diesel SpA, an international fashion brand that is part of the OTB Group, from 2013 to 2017, and in senior roles in Asia, Europe and the U.S., including as Chief Operating Officer, North America, for Sephora USA and Executive Vice President and Chief Operating Officer for Bulgari.

Mr. Bogliolo brings to our Board of Directors extensive executive, strategic, and operational leadership experience, including as chief executive officer of a publicly traded luxury brand, deep knowledge of the luxury retail industry and consumers, and international experience and perspective.

SUSAN D. KRONICK

Director since: 2009 Age 72

Susan D. Kronick has been a member of our Board of Directors since June 2009. Ms. Kronick served as an Operating Partner at Marvin Traub Associates, a retail business development firm, from 2012 to 2021, and as an advisor from 2021 to 2023. From March 2003 until March 2010, Ms. Kronick served as Vice Chair of Macy’s, Inc., the operator of Macy’s and Bloomingdale’s department stores. Ms. Kronick served as Group President, Regional Department Stores of Macy’s, Inc. from April 2001 to February 2003; prior thereto she served as Chairman and Chief Executive Officer of Macy’s Florida from June 1997 to March 2001. Ms. Kronick serves as a Director of American Airlines Group Inc. Ms. Kronick served as a Director of The Pepsi Bottling Group, Inc. from March 1999 to February 2010.

Ms. Kronick brings to our Board of Directors a strong background in marketing and experience in building industry leading brands as a result of the various management positions she has held with Macy’s, Inc., most recently as Vice Chair. As a result of her positions with Macy’s, Inc., Ms. Kronick also has gained valuable financial and operations experience. The board also values Ms. Kronick’s experience as public company director. Additionally, she contributes to the diversity of backgrounds and experiences of the Board of Directors.

4	Hyatt Hotels Corporation | 2024 Proxy Statement

JASON PRITZKER

Director since: 2014 Age: 44

Jason Pritzker has been a member of our Board of Directors since March 2014. Since 2018, Mr. Pritzker has served as a Managing Director, and since 2021 he has served as Vice Chairman of The Pritzker Organization, LLC (“TPO”), the principal financial and investment advisor to certain Pritzker family business interests, where he focuses on partnering with, and investing in, best-in-class management teams across diverse industries and at all points in a company’s life cycle. Mr. Pritzker is Executive Chairman of TMS International and serves as a Director of Lithko Contracting LLC and Omni Logistics. Mr. Pritzker previously worked for The Marmon Group and as an analyst for Goldman, Sachs & Co. Mr. Pritzker is the son of Mr. Thomas J. Pritzker, our Executive Chairman.

The Board of Directors values Mr. Pritzker’s relationships with many of the owners and developers of our hotels around the world as we strive to maintain valuable relationships, pursue new opportunities, and enter into new management and hotel services agreements and franchise agreements.

DION CAMP SANDERS

Director since: 2021 Age: 50

Dion Camp Sanders has been a member of our Board of Directors since September 2021. Mr. Sanders is Chief Emerging Business Officer at Peloton Interactive, Inc., where he leads the company’s retail, commercial, corporate wellness, and international lines of business in addition to its mergers and acquisitions, PMO, and ESG functions. Prior to joining Peloton in January 2019, Mr. Sanders served as EVP, Corporate Development at Leaf Group, Ltd., a diversified consumer internet company. Prior to Leaf Group, Mr. Sanders served as VP, Emerging Businesses at The Walt Disney Company from March 2012 to July 2016. Prior to Disney, Mr. Sanders held various positions within the consumer internet, renewable energy, and digital media sectors, including five years within operating businesses of IAC/InterActiveCorp.

Mr. Sanders brings to our Board of Directors extensive experience as a senior executive with significant experience in corporate development, strategy, and operating roles. The Board of Directors values Mr. Sanders’s corporate strategy experience and digital and e-commerce expertise. Mr. Sanders also contributes to the diversity of backgrounds and experiences of the Board of Directors.

Class I Directors

PAUL D. BALLEW
Director since: 2017 Age: 60

Paul D. Ballew has been a member of our Board of Directors since March 2017. Mr. Ballew currently serves as Chief Data and Analytics Officer for the National Football League. Mr. Ballew served as Senior Vice President, Data, Insights & Analytics at Loblaw Companies Limited from April 2019 to August 2021 and as Global Chief Data and Analytics Officer at Ford Motor Company from December 2014 to April 2019. Prior to joining Ford, Mr. Ballew held senior positions in data and customer analytics at The Dun & Bradstreet Corporation, Nationwide Mutual Insurance Company, General Motors Corporation, and JD Power Associates. Mr. Ballew is also a former Research Officer and Senior Economist at the Federal Reserve Bank of Chicago. Mr. Ballew served as a Director of NeuStar, Inc. from June 2015 to June 2017.

Mr. Ballew brings to our Board of Directors extensive experience in customer analytics, data operations, and strategy. Mr. Ballew also provides valuable insight regarding the future technological needs of Hyatt and the hospitality industry. Through his years of executive and technological leadership, Mr. Ballew provides the board with operations and technology experience, as well as important perspectives on innovation, management development, and global challenges and opportunities. Additionally, Mr. Ballew is sophisticated in financial and accounting matters.

Hyatt Hotels Corporation | 2024 Proxy Statement	5

MARK S. HOPLAMAZIAN
Director since: 2006 Age: 60

Mark S. Hoplamazian was appointed to our Board of Directors in November 2006 and named President and Chief Executive Officer of Hyatt Hotels Corporation in December 2006. Prior to being appointed to his present position, Mr. Hoplamazian served as President of TPO, the principal financial and investment advisor to certain Pritzker family business interests. During his 17 year tenure with TPO, he served as an advisor to various Pritzker family-owned companies, including Hyatt Hotels Corporation and its predecessors. He previously worked in international mergers and acquisitions at The First Boston Corporation in New York. Mr. Hoplamazian serves on the Board of Directors and as a member of the Talent & Compensation and Finance committees of the Board of Directors of VF Corporation. He also serves on the Executive Committee of the American Hotel & Lodging Association, the Board of Directors of Brand USA and Skills for Chicagoland’s Future, the Executive Committee of the Board of Directors of World Business Chicago, and the Board of Trustees of the Aspen Institute. Mr. Hoplamazian is a member of the Executive Committee of the World Travel & Tourism Council, a member of the Discovery Class of the Henry Crown Fellowship, and a member of the Civic Committee of the Commercial Club of Chicago, where he also serves as co-chair of the Committee’s Public Safety Task Force.

As Hyatt’s President and Chief Executive Officer, Mr. Hoplamazian provides our Board of Directors with valuable insight regarding Hyatt’s operations, management team, colleagues, and culture, as a result of his day-to-day involvement in the operations of the business, and he performs a critical role in board discussions regarding strategic planning and development for the Company. Mr. Hoplamazian is financially sophisticated and also has significant mergers and acquisitions and corporate finance experience.

CARY D. MCMILLAN
Director since: 2013 Age: 66

Cary D. McMillan has been a member of our Board of Directors since June 2013. Mr. McMillan retired as the Chief Executive Officer of True Partners Consulting LLC (“True Partners”), a nationwide provider of tax and financial consulting services, in 2020. Mr. McMillan co-founded True Partners in 2005. Prior to joining True Partners, he was Executive Vice President of Sara Lee Corporation, Chief Executive Officer of Sara Lee Branded Apparel, and a member of Sara Lee Corporation’s board of directors. Before joining Sara Lee in 1999 as its Chief Financial Officer, he was managing partner of Arthur Andersen’s Chicago office. Mr. McMillan serves as a Director of American Eagle Outfitters, Inc. He served as a Director of Hewitt Associates from 2002 to 2010 and of McDonald’s Corporation from 2003 to 2015. He is also active in the Chicago non-profit community. He currently is a Trustee of The Art Institute of Chicago, Millennium Park, and Window to the World Communications, Inc.

Mr. McMillan brings to our Board of Directors extensive management and operations experience as a senior executive at a global, complex consumer brand company. The Board of Directors values Mr. McMillan’s knowledge of strategy and business development, finance, and accounting skills and international operations experience. Mr. McMillan is also a certified public accountant and an audit committee financial expert. His experience as a former audit partner with Arthur Andersen LLP, as well as his service on the Audit Committee of American Eagle Outfitters, Inc. and prior service on the Audit Committee of McDonald’s Corporation, provides him with extensive knowledge of financial and accounting issues.

6	Hyatt Hotels Corporation | 2024 Proxy Statement

MICHAEL A. ROCCA
Director since: 2008 Age: 79

Michael A. Rocca has been a member of our Board of Directors since March 2008. From 1994 until his retirement in 2000, Mr. Rocca served as Senior Vice President and Chief Financial Officer of Mallinckrodt Inc., a pharmaceutical and medical device manufacturer. Prior to 1994, Mr. Rocca served in a variety of finance positions, including Vice President, Treasurer and Vice President, Finance Europe, with Honeywell Inc., a diversified technology and manufacturing company. Mr. Rocca previously served as a Director of Lawson Software, Inc. from 2003 to 2011 and St. Jude Medical Inc. from 2004 to 2017.

Mr. Rocca is an audit committee financial expert and has extensive experience chairing public company audit committees. His background as Senior Vice President and Chief Financial Officer of Mallinckrodt Inc., various finance positions with Honeywell Inc., and overall financial and accounting expertise make Mr. Rocca particularly well-suited to assist our board of directors with its oversight responsibilities regarding Hyatt’s financial statements and its financial reporting and disclosure practices. Given the complexity of the Company’s global operations, the Board of Directors believe Mr. Rocca’s extensive knowledge of the Company and his significant financial expertise serve as valuable assets to the Audit Committee.

Class II Directors

THOMAS J. PRITZKER
Director since: 2004 Age: 73

Thomas J. Pritzker has been a member of our Board of Directors and our Executive Chairman since August 2004. Mr. Pritzker served as our Chief Executive Officer from August 2004 to December 2006. Mr. Pritzker was appointed President of Hyatt Corporation in 1980 and served as Chairman and Chief Executive Officer of Hyatt Corporation from 1999 to December 2006. Mr. Pritzker is Executive Chairman of TPO, the principal financial and investment advisor to certain Pritzker family business interests. Mr. Pritzker served as a Director of Royal Caribbean Cruises Ltd. until May 2020. He served as a Director of TransUnion Corp., a credit reporting service company, until June 2010 and as Chairman of Marmon Holdings, Inc. until March 2014. Mr. Pritzker is Chairman of the Board of Trustees of the Center for Strategic & International Studies; Director and Vice President of The Pritzker Foundation, a charitable foundation; Director and President of the Pritzker Family Philanthropic Fund, a charitable organization; and Director, Chairman and President of The Hyatt Foundation, a charitable foundation which established The Pritzker Architecture Prize. Mr. Pritzker is the father of Mr. Jason Pritzker, who is also a member of our Board of Directors.

Mr. Pritzker brings to our Board of Directors a deep understanding of Hyatt’s operations and extensive knowledge of the hospitality industry as a result of his long history with Hyatt, including as our former Chief Executive Officer. The Company also benefits from Mr. Pritzker’s extensive network of contacts and relationships with owners and developers of hotels around the world as we pursue new opportunities and seek to enter into new management and hotel services agreements and franchise agreements. Additionally, Mr. Pritzker has significant experience leading boards of directors of for-profit and not-for-profit organizations.

Hyatt Hotels Corporation | 2024 Proxy Statement	7

HEIDI O’NEILL
Director since: 2023 Age: 59

Heidi O’Neill has been a member of our Board of Directors since February 2023. Ms. O’Neill currently serves as President of Consumer, Product, and Brand at Nike, Inc. where she leads the integration of global men’s, women’s and kid’s consumer teams, the entire global product engine, and global brand marketing and sports marketing. With more than 20 years of experience at Nike, Ms. O’Neill has held a variety of leadership roles, including President of Consumer and Marketplace, President of Nike Direct, where she was responsible for Nike’s connection to its consumers globally through Nike’s retail and digital-commerce business, as well as leading Nike’s women’s business for seven years, growing the category into a multi-billion dollar business, and leading Nike’s North America apparel business as VP/GM. Ms. O’Neill currently serves as a Director of Spotify Technology S.A. and previously served as a Director of SkullCandy, Inc. from August 2013 to October 2016.

Ms. O’Neill brings to our Board of Directors extensive senior executive experience and the board of directors values her global retail and e-commerce expertise and her experience as a public company director. Additionally, she contributes to the diversity of backgrounds and experiences of the Board of Directors.

RICHARD C. TUTTLE
Director since: 2004 Age: 68

Richard C. Tuttle has been a member of our Board of Directors since December 2004. Mr. Tuttle is a founding Principal at Prospect Partners, LLC, a lower-middle-market private equity firm, and has held this position since 1998. Prior to founding Prospect Partners, he was Executive Vice President of Corporate Development for Health Care & Retirement Corp., now Manor Care, Inc., a healthcare services company. He previously served as a Director of Cable Design Technologies, Inc., now Belden Inc.. Mr. Tuttle is Chairman of the boards of directors of ESI Lighting, Inc., Polymer Holding Corporation, QMI Holdings, Inc., and All Glass & Windows Holdings, Inc.

Mr. Tuttle contributes to our Board of Directors’ expertise in financing transactions and experience in working with operating companies and management teams as a result of his significant experience in private equity. In addition, Mr. Tuttle’s long-standing knowledge of and familiarity with Hyatt and our operations benefits the Board of Directors. Additionally, he is sophisticated in financial and accounting matters.

JAMES H. WOOTEN, JR.
Director since: 2011 Age: 75

James H. Wooten, Jr. has been a member of our Board of Directors since June 2011. Mr. Wooten served as the Senior Vice President, General Counsel and Secretary of Illinois Tool Works Inc. (“ITW”), a worldwide manufacturer of engineered products and equipment from 2006 until his retirement in 2012. Mr. Wooten joined ITW in 1988 as Senior Attorney. He was named Associate General Counsel in 2000, and in 2005, he was promoted to Vice President, General Counsel and Secretary. Prior to joining ITW, Mr. Wooten practiced law at the firm of Gardner, Carton & Douglas, which is currently part of Faegre Drinker Biddle & Reath LLP. He served as a Director of Morae Global Corporation from 2015 to 2019. Mr. Wooten currently serves as a Director of Window to the World Communications, Inc.

Mr. Wooten brings to our Board of Directors extensive experience as an executive officer of a Fortune 200 company. Throughout his more than 20 years with ITW, Mr. Wooten developed deep expertise and experience in the areas of risk assessment and management, SEC reporting issues, and the general financial and operational aspects of managing a global enterprise. The Board of Directors also values Mr. Wooten’s experience on various private and not-for-profit company boards of directors and committees. Mr. Wooten also contributes to the diversity of backgrounds and experiences of the Board of Directors.

Other than the relationships of Mr. Thomas J. Pritzker and Mr. Jason Pritzker as described above, there are no family relationships among any of our directors or executive officers.

While voting agreements entered into with or among our major stockholders are in effect, they may provide our Board of Directors with effective control over the election of directors. Directors can be removed from our Board of Directors

8	Hyatt Hotels Corporation | 2024 Proxy Statement

only for cause. Vacancies on our Board of Directors, and any newly created director positions created by the expansion of the Board of Directors, can be filled only by a majority of remaining directors then in office.

Pursuant to our letter agreement with Mr. Thomas J. Pritzker, we have agreed that so long as he is a member of our Board of Directors, we will use our commercially reasonable efforts to appoint him as our Executive Chairman as long as he is willing and able to serve in that office. If he is not re-appointed as Executive Chairman, he will be entitled to terminate his employment with the rights and entitlements available to him under our severance policies as if his employment were terminated by us without cause.

Pursuant to our letter agreement with Mr. Hoplamazian, we have agreed that so long as he is our President and Chief Executive Officer, we will use our commercially reasonable efforts to nominate him for re-election as a director prior to the end of his term. If he is not re-elected to the Board of Directors, he will be entitled to terminate his employment with the rights and entitlements available to him under our severance policies as if his employment were terminated by us without cause.

During the fiscal year ended December 31, 2023, Hyatt’s Board of Directors held five meetings (and took action five times by unanimous written consent). The Audit Committee held eight meetings, the Talent and Compensation Committee held five meetings (and took action one time by unanimous written consent), the Nominating and Corporate Governance Committee held five meetings, and the Finance Committee held four meetings (and took action six times by unanimous written consent). No incumbent director attended fewer than 75% of the total number of meetings of the board of directors and committees on which such director served during 2023. We do not have a policy regarding attendance of directors at our annual meetings of stockholders. All of our directors attended our 2023 annual meeting of stockholders.

Board Leadership Structure

The Hyatt Hotels Corporation Corporate Governance Guidelines (the “Corporate Governance Guidelines”) provide that the offices of the Chairman of the Board of Directors and Chief Executive Officer may be either combined or separated at the discretion of the Board of Directors. Mr. Thomas J. Pritzker currently serves as our Executive Chairman and Mr. Hoplamazian currently serves as our President and Chief Executive Officer. Prior to Mr. Hoplamazian being named to this position in December 2006, Mr. Thomas J. Pritzker served as our Executive Chairman and Chief Executive Officer. Mr. Hoplamazian also serves on our Board of Directors. As President and Chief Executive Officer, Mr. Hoplamazian is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while Mr. Thomas J. Pritzker, as Executive Chairman, provides guidance to the President and Chief Executive Officer on a variety of key issues and sets, with input from Mr. Hoplamazian, the agenda for Board of Directors meetings and presides over meetings of the full Board of Directors. Our Board of Directors has determined that Mr. Thomas J. Pritzker’s active involvement as Executive Chairman while Mr. Hoplamazian serves as President and Chief Executive Officer and a member of the Company’s Board of Directors benefits the Company as a result of Mr. Thomas J. Pritzker’s previous service as our Chief Executive Officer and deep understanding of the Company’s operations, relationships with owners and developers, and extensive knowledge of the hospitality industry.

Our Corporate Governance Guidelines also provide that from time to time, the independent directors may determine that the Board of Directors should have a lead director. In the event that the independent directors make such a determination, the Chairman of the Nominating and Corporate Governance Committee shall become the lead director on an ex officio basis. In the event that a lead director is designated, his or her duties would include: assisting the Chairman of the board and Board of Directors in assuring compliance with, and implementation of, the Company’s Corporate Governance Guidelines, coordinating the agenda for and moderating sessions of the Board of Directors’ non-management directors, and acting as principal liaison between the non-management directors and the Chairman of the board on sensitive issues. The Company currently has nine independent directors and to date they have not determined that the Board of Directors should have a lead director.

At this time, given the effective interaction between Mr. Thomas J. Pritzker and Mr. Hoplamazian, the current composition of the Company’s Board of Directors, and the current state of our business and the hospitality industry, our Board of Directors believes that separating the offices of the Chairman of the Board of Directors and Chief Executive Officer provides the Company with the right foundation to pursue the Company’s strategic and operational objectives and is in the best interests of the Company and its stockholders. Our Corporate Governance Guidelines provide the flexibility for our Board of Directors to modify or continue our leadership structure in the future, as it deems appropriate.

Our non-management directors regularly meet in executive session without management present, and our independent directors meet in executive session at least once a year. The Chairman of the Nominating and Corporate Governance Committee presides at such sessions.

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Board Role in Risk Oversight

Management is responsible for the Company’s day-to-day risk management activities and processes, and our Board of Directors’ role is to engage in informed oversight of, and to provide direction with respect to, such risk management activities and processes. The Board of Directors considers our risk profile when reviewing our annual business plan and incorporates risk assessment into its decisions impacting the Company. In fulfilling this oversight role, our Board of Directors focuses on understanding the nature of our enterprise risks, including risk in our operations, finances, and strategic direction. The Board of Directors is supported in this area by our Risk Council, as described below, as well as our Chief Compliance Officer who leads the Company’s global compliance program and reports to our President and Chief Executive Officer. The Board of Directors performs its oversight function in a variety of ways, including the following:

•

the Company maintains a Risk Council that is led by our Senior Vice President of Internal Audit and is comprised of certain members of management from diverse functional areas and business units, including risk, finance, legal, accounting, tax, operations, cyber security and privacy, human resources, and environmental sustainability. The Risk Council is responsible for identifying, assessing, prioritizing, and monitoring critical risks of the Company. The Risk Council meets quarterly and assesses risks based on potential impact to the Company, both in terms of inherent risk, or the risk exposure without consideration for how the Company manages the risk, as well as residual risk, or the risk exposure remaining after consideration of the Company’s existing risk mitigation efforts. The Risk Council evaluates risk over various timeframes and categorizes priority or elevated risks as those most critical to the Company over the long-term and watchlist risks as those related more broadly to current events or trends. The Risk Council periodically reports to the Board of Directors and the Audit Committee regarding the Company’s risk management processes and procedures;

•

the Board of Directors receives regular management updates on our business operations, including cyber security, privacy, and human capital management; financial results; and strategy and, as appropriate, discusses and provides feedback with respect to risks related to such topics; and

•

while the full Board of Directors is responsible for monitoring enterprise risk management overall, the Board of Directors delegates to the individual committees certain elements of its oversight function:

•

the Audit Committee periodically discusses with management (including the finance, legal, internal audit, tax, compliance, and cyber security functions) and the independent auditors, the Company’s policies and procedures with respect to the processes governing risk assessment and risk management. To this end, the Audit Committee periodically reviews and discusses with management the Company’s accounting, financial, and reporting practices, and overall risk exposures and the steps management has taken to monitor and control such exposures.

•

the Talent and Compensation Committee oversees and evaluates risks related to the Company’s compensation structure, including with respect to the incentives and material risks arising from, or relating to, the Company’s compensation programs and arrangements. See “Corporate Governance — Committees of the Board of Directors — Talent and Compensation Committee — Compensation Risk Considerations.”

•	the Nominating and Corporate Governance Committee evaluates risks associated with board structure and membership, corporate governance, and our World of Care platform.

Each committee regularly reports to the Board of Directors on these oversight topics, and any coordination and input from external advisors, as appropriate.

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Communications with the Board of Directors

All interested parties who wish to communicate with any of our directors, including our non-management or independent directors, can address their communications as follows:

Mail:	Hyatt Hotels Corporation
Attention: Corporate Secretary
150 North Riverside Plaza
Chicago, Illinois 60606

E-mail:	shareholdercommunications@hyatt.com

Hyatt’s Corporate Secretary will maintain a record of all such communications and promptly forward to the Chairman of the Nominating and Corporate Governance Committee those that the Corporate Secretary believes require immediate attention. The Corporate Secretary will also periodically provide the Chairman of the Nominating and Corporate Governance Committee with a summary of all such communications. The Chairman of the Nominating and Corporate Governance Committee shall notify the Board of Directors or the Chairs of the relevant committees of the Board of Directors of those matters that he believes are appropriate for further action or discussion.

Code of Business Conduct and Ethics

The Company has adopted the Hyatt Hotels Corporation Code of Business Conduct and Ethics (the “Code of Ethics”), which is applicable to all of Hyatt’s directors, officers, and colleagues, including the Company’s President and Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer or Controller, and other senior financial officers performing similar functions. The Code of Ethics is posted on the Company’s website at www.hyatt.com under the headings “Investor Relations — Governance — Governance Documents — Business Ethics — Code of Business Conduct and Ethics.” The Company will furnish a copy of the Code of Ethics to any person, without charge, upon written request directed to: Senior Vice President, Investor Relations, Hyatt Hotels Corporation, 150 North Riverside Plaza, Chicago, Illinois 60606. In the event that the Company amends or waives any of the provisions of the Code of Ethics that applies to the Company’s Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer or Controller, and other senior financial officers performing similar functions, the Company intends to disclose the relevant information on its website.

Corporate Governance Guidelines

The Company has adopted the Corporate Governance Guidelines to assist the Board of Directors in the exercise of its responsibilities. The Corporate Governance Guidelines are posted on the Company’s website at www.hyatt.com under the headings “Investor Relations — Governance — Governance Documents — Corporate Governance Guidelines.” The Company will furnish a copy of the Corporate Governance Guidelines to any person, without charge, upon written request directed to: Senior Vice President, Investor Relations, Hyatt Hotels Corporation, 150 North Riverside Plaza, Chicago, Illinois 60606.

Director Independence

Under our Corporate Governance Guidelines, our Board of Directors will be comprised of a majority of directors who qualify as independent directors under the listing standards of the New York Stock Exchange (“NYSE”). Directors who do not meet the NYSE’s independence standards, including current and former members of management, also make valuable contributions to the Board of Directors and to Hyatt by reason of their experience and wisdom, and the Board of Directors expects that some minority of its members will not meet the NYSE’s independence standards.

Only those directors who the Board of Directors affirmatively determines have no direct or indirect material relationship with the Company will be considered independent directors, subject to any additional qualifications prescribed under the listing standards of the NYSE. A material relationship is one that would interfere with the director’s exercise of independent judgment in carrying out his or her duties and responsibilities as a director. The Nominating and Corporate Governance Committee and the Board of Directors annually review all relevant business relationships any director or nominee for director may have with Hyatt, including the relationships described in the section below titled “Certain Relationships and Related Party Transactions.” As a result of this review, the Board of Directors has determined that each of Messrs. Ballew, Bogliolo, McMillan, Rocca, Sanders, Tuttle, Wooten and Ms. Kronick and Ms. O’Neill is an “independent director” under applicable SEC rules and the listing standards of the NYSE.

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In making independence determinations, in addition to the relationships described below under “Certain Relationships and Related Party Transactions,” the Board of Directors considered that certain of these directors serve or previously served together on other boards of directors, not-for-profit boards of directors and charitable organizations, certain directors serve as non-management directors or executive officers of companies with which Hyatt does business, and certain directors are affiliated with charitable organizations that received contributions from Hyatt of amounts within the criteria set forth in our Corporate Governance Guidelines. The Board of Directors also took into account that certain entities affiliated with the directors paid amounts to Hyatt for room accommodations and meeting space in the ordinary course of business.

Stockholder Outreach

Hyatt believes that long-term stockholder value is supported by ongoing dialogue with the Company’s stockholders and the broader investment community. Our management team engages with the investment community to discuss business fundamentals, strategy, and financial results each year. These engagements consist of numerous in-person meetings, teleconferences, participation in investor conferences, and hosted visits at the Company’s headquarters in Chicago, and include a substantial number of our existing stockholders. We believe these meetings ensure that management and our Board of Directors are aware of our stockholders’ priorities and are able to address them as appropriate.

World of Care

Care is at the heart of everything that we do at Hyatt. As our world evolves and new challenges emerge, we have brought our global Environmental, Social, and Governance (“ESG”) strategy to life through World of Care. Deeply embedded across all areas of our business and grounded in our purpose to care for people so they can be their best, World of Care is our global approach to advancing care for the planet, people, and responsible business. Our World of Care goals and priorities, particularly in the areas of social and environmental sustainability, were defined by understanding what is important to our colleagues, guests, customers, owners, investors, and communities. Our ongoing engagement with these stakeholders and our broader supply chain enables us to continue to evolve our strategy to address emerging needs. We also understand the importance of our focus areas supporting key United Nations Sustainable Development Goals, helping us to further align with broader, long-term positive impact. We are committed to providing regular reporting on these topics to hold ourselves accountable and enhance meaningful stakeholder engagement. We publish reports containing further details and relevant policies and statements available at www.hyatt.com/worldofcare.

Management and Board of Directors Oversight

The integration of World of Care into our Board of Directors oversight solidifies our commitments and the initiatives that are critical to advancing our World of Care priorities. In addition to subject matter oversight that resides within various areas of the Company and which is guided by various committees of the Board of Directors, a team of Hyatt executives and subject matter experts from across our Company comprise Hyatt’s World of Care Committee. The members of the World of Care Committee facilitate organizational alignment across World of Care initiatives and support our reporting efforts. Hyatt’s Nominating and Corporate Governance Committee of the Board of Directors reviews our World of Care communications, strategy, policies, programs, progress, and reports into our Board of Directors on these matters.

Caring for the Planet

We are committed to advancing environmental action so that destinations around the world are vibrant for our colleagues, guests, customers, owners, investors, and communities.

Focus areas:

•

Climate Change and Water Conservation: We strive to accelerate climate action and water resource protection. Hyatt’s science-based target, approved by the Science Based Target initiative (SBTi), aims to make deep cuts in greenhouse gas emissions and builds on our previous goals to reduce emissions, which we achieved in 2018.

•

Waste and Circularity: We work to reduce waste generated at hotels, including food waste and single-use items, and increase recycling and composting. Hyatt contributed to the development of the Hotel Waste Measurement Methodology. With this new methodology, we are taking steps to enable reporting against our 2030 food waste reduction goal, which aligns with the United Nations Sustainable Development Goal 12.3.

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•

Responsible Sourcing: We collaborate with suppliers to increase responsible sourcing of products and services and strive to address impact areas such as climate change, deforestation, human rights, waste, public health, resource scarcity, biodiversity, and animal welfare. As part of this work, we communicate with key suppliers about the importance of setting science-based targets for carbon reduction.

•

Thriving Destinations: We recognize the need to prioritize the vitality of our global communities by respecting local natural resources and cultural heritage, helping to protect biodiversity and animal welfare, addressing water risks, minimizing pollution, and advancing climate resilience. We map hotels against the World Resources Institute Aqueduct database and other tools to help understand risk areas. At the local level, many Hyatt hotels are actively engaging with their local community’s environmental actions, from helping to protect coral reefs to park and beach cleanup initiatives.

Caring for People

We care for the wellbeing of our colleagues, guests, customers, owners, and communities and are committed to advancing a culture of opportunity.

Focus areas:

•

Diversity, Equity, and Inclusion (“DE&I”): We prioritize inclusion at all levels of our organization. We continuously reflect on our actions, policies and procedures, and our company culture to cultivate environments that celebrate integrity, respect, empathy, and inclusion. Our 2025 Change Starts Here commitments outline key DE&I goals around (i) who we employ, develop, and advance, (ii) who we support, and (iii) who we buy from and partner with.

•

Colleague Development: Hyatt is not only a place where jobs can start, it is also a place where careers are discovered and built. We are focused on providing employees with competitive benefits, including meaningful learning and development opportunities so they can build new capabilities and advance their careers. We encourage our colleagues to continuously learn and grow, both professionally and personally, helping colleagues open doors to discover new career opportunities and achieve their highest potential.

•

Wellbeing: We recognize that personal wellbeing is more important than ever. Our efforts toward colleagues’ wellbeing start with healthy and safe workplaces. We have a robust framework to provide relevant trainings, develop an informed security culture, and promote global emergency preparedness. To support our colleagues’ physical, mental, and emotional wellbeing, we prioritize offerings and opportunities for them to practice self-care. Our focus on wellbeing also comes to life in an array of offerings we provide our guests and customers across our portfolio.

•

Human Rights and Trafficking: Our zero-tolerance approach to human trafficking reflects our deep commitment to human rights and the dignity of people everywhere. We respect the fundamental human rights of all people and have taken an aggressive approach to prevent human trafficking both at Hyatt properties and more broadly in the hospitality industry. Our global human trafficking training is mandatory for all hotel and office colleagues, and one of the most comprehensive in the hospitality industry.

•

Community Engagement and Volunteerism: We want the many places around the world we call home to be vibrant communities where people have access to resources and opportunities to prosper. We maintain deep connections with the communities in which we operate and strive to use the full force of our business to make them healthier, thriving places to live, work, and gather. We manage a range of robust charitable giving and volunteerism programs in support of these communities.

Caring for Responsible Business

We embrace our responsibility to create fair, ethical, and transparent business practices, both within and beyond our Company and Hyatt properties.

Focus areas:

•

Fair and Ethical Business: As a purpose-led company, we are in the business of caring for people so they can be their best. That commitment to care for all our stakeholders — colleagues, guests, customers, owners, investors, and communities — drives all we do and how we work. It guides how we care for our people, communities, and our planet, how we protect our information and assets, how we demonstrate integrity in our business dealings, how we communicate honestly and transparently, and how we act as responsible professionals. Our Code of Ethics is the core of our compliance program and provides a framework for making ethical business decisions.

Hyatt Hotels Corporation | 2024 Proxy Statement	13

•

Risk Management: We are committed to identifying, evaluating, prioritizing, and controlling risks to our business, including those that impact the wellbeing of our guests and colleagues. Hyatt’s Risk Council is made up of certain members of management from diverse functions across the Company, including risk, finance, legal, accounting, tax, operations, cybersecurity and privacy, human resources, and environmental sustainability.

•

Reporting: We provide transparent reporting on our World of Care efforts and closely monitor the evolving needs of our stakeholders to adapt our disclosures to provide meaningful information relating to our business. Hyatt’s World of Care website provides access to a number of our reports, including our World of Care Highlights, Global Reporting Initiative (GRI) Index, DE&I Report, CDP, EEO-1 data, and Hyatt’s policies related to World of Care.

•

Data Privacy and Security: We care deeply about protecting the data of our guests and colleagues. We are committed to protecting the privacy and security of the data we collect by investing in industry-leading security technology that can be used to manage and mitigate cybersecurity risks. Our team of cybersecurity experts works diligently to lead the way in cyber security best practices within our industry in conjunction with training colleagues on data management and cybersecurity.

•

Working with Other Businesses: We embrace our responsibility to conduct business fairly and ethically and work with other businesses that are aligned with our company values. Additionally, we extend our values to the companies with whom we do business through our owner, operator, and supplier engagement, our Supplier Code of Conduct, and our supplier diversity program. Through collaboration with a North America purchasing company, we invite our suppliers of top World of Care priority product categories in the region to participate in EcoVadis, a program that screens suppliers on criteria such as environment, labor and human rights, ethics, and sustainable procurement.

Awards & Recognition

As a result of Hyatt’s World of Care efforts, we are proud to have received the following awards and recognition:

•	2023 Best Places to Work for LGBTQ+ Equality (Human Rights Campaign)

•	Recognized for the 19th consecutive year

•	100% Rating on the Corporate Equality Index

•	2023 World’s Most Admired Companies (Fortune)

•	Ranking has improved year-over-year from #3 to #2 in the Hotels, Casinos and Resorts category

•	2023 Best Large Workplaces for Women (Fortune)

•	2023 Great Places to Work x Fortune Best Companies to Work For

•	Recognized for the 10th consecutive year

•	2023 World’s Best Employers (Forbes)

•	2023 America’s Greatest Places For Diversity (Newsweek)

•	2023 America’s Best Employers for Women (Forbes)

•	2023 World’s Top Companies for Women (Forbes)

•	2023 World’s Greatest Workplaces for Women (Newsweek)

•	2023 Institutional Investor All-America Executive Team for Best ESG, Best Investor Relations Program, Best CEO, Best Analyst/Investor Event (Institutional Investor)

•	Top Three Ranking for Midcap Companies in the Gaming & Lodging category

Committees of the Board of Directors

Our Board of Directors has a Nominating and Corporate Governance Committee, an Audit Committee, a Talent and Compensation Committee, and a Finance Committee, each of which has the composition and responsibilities described below. Our Board of Directors may also establish from time to time any other committees that it deems necessary or desirable. The composition of each committee complies with the listing requirements and other rules of the NYSE.

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Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Messrs. Tuttle and McMillan and Ms. Kronick, with Mr. Tuttle serving as Chair. Our Board of Directors has determined that each member of our Nominating and Corporate Governance Committee is independent within the meaning of the listing standards of the NYSE. The Nominating and Corporate Governance Committee is established to:

•

assist the Board of Directors in identifying individuals qualified to be members of the Board of Directors consistent with criteria approved by the Board of Directors and set forth in the Corporate Governance Guidelines and to recommend director nominees to the Board of Directors;

•

take a leadership role in shaping Hyatt’s corporate governance, including developing and recommending to the Board of Directors, and reviewing, on at least an annual basis, the corporate governance guidelines and practices applicable to Hyatt, and periodically reviewing and recommending to the Board of Directors Hyatt’s World of Care oversight, strategy, policies, programs, and progress;

•	recommend board committee nominees to the Board of Directors; and

•	oversee the evaluation of the Board of Directors’ and management’s performance.

Our Board of Directors has adopted a written charter for our Nominating and Corporate Governance Committee, which is available on our website at www.hyatt.com under the headings “Investor Relations — Governance — Governance Documents — Committee Charters — Nominating and Corporate Governance Committee Charter.”

Selection of Director Nominees

At an appropriate time prior to each annual meeting of stockholders, or if applicable, a special meeting of stockholders at which directors are to be elected or re-elected, the Nominating and Corporate Governance Committee will recommend to the Board of Directors for nomination such candidates as the Nominating and Corporate Governance Committee has found to be well qualified and willing and available to serve, and in each case, providing the Nominating and Corporate Governance Committee’s assessment whether such candidate would satisfy the independence requirements of the NYSE.

Prior to making such recommendations to the Board of Directors, the Nominating and Corporate Governance Committee conducts inquiries into the background and qualifications of any potential candidates, including the following criteria set forth in our Corporate Governance Guidelines:

•	judgment, character, expertise, skills and knowledge useful to the oversight of Hyatt’s business;

•	diversity of viewpoints, backgrounds and experiences, including with respect to race, ethnicity, gender, age, or cultural background;

•	business or other relevant experience; and

•

the extent to which the integrity of the candidate’s expertise, skills, knowledge and experience with that of the other directors will build a Board of Directors that is effective, collegial and responsive to the needs of Hyatt.

The Nominating and Corporate Governance Committee also considers such other relevant factors as it deems appropriate, including requirements that the members of the Board of Directors as a group maintain the requisite qualifications under the applicable NYSE listing standards for independence for the Board of Directors as a whole and for populating the Audit, Talent and Compensation, and Nominating and Corporate Governance Committees. While there are no specific minimum qualifications that a director candidate must possess, the Nominating and Corporate Governance Committee recommends those candidates who possess the highest personal and professional integrity, have prior experience in corporate management or our industry, maintain academic or operational expertise in an area relating to our business, and demonstrate practical and mature business judgment. As described above, our Corporate Governance Guidelines specify that the value of diversity of viewpoints, backgrounds, and experiences on the Board of Directors should be considered by the Nominating and Corporate Governance Committee in the director identification and nomination process. The Nominating and Corporate Governance Committee seeks nominees with a broad diversity of experience, professions, skills, geographic representation, and backgrounds. The Nominating and Corporate Governance Committee does not assign specific weighting to particular criteria, and no particular criterion is necessarily applicable to all prospective nominees. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board of Directors to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability, or any other basis proscribed by law.

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The Nominating and Corporate Governance Committee will consider stockholder recommendations for candidates to be nominated by our Board of Directors for election at the 2025 annual meeting of stockholders. Stockholders who want to recommend a potential director candidate for consideration by the Nominating and Corporate Governance Committee should send a written notice, addressed to the corporate secretary at our principal executive offices at 150 North Riverside Plaza, Chicago, Illinois 60606. This notice must include the same information as would be required under our bylaws in a stockholder’s notice to nominate a director at the 2024 annual meeting of stockholders. These information requirements are set forth in Section 3.8(a)(2) of our bylaws. We also consider potential director candidates recommended by current directors, officers, employees, and others. We may also retain the services of search firms to provide us with candidates, especially when we are looking for a candidate with a particular expertise, quality, skill, or background.

The Nominating and Corporate Governance Committee screens all potential candidates in the same manner, regardless of the source of the recommendation. The review is typically based on any written materials provided with respect to potential candidates, and the Nominating and Corporate Governance Committee reviews the materials to determine the qualifications, experience, and background of the candidates. Final candidates are typically interviewed by one or more members of the Nominating and Corporate Governance Committee. In making its determinations, the Nominating and Corporate Governance Committee evaluates each individual in the context of our Board of Directors as a whole, with the objective of assembling a group that can best perpetuate the success of our company and represent stockholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, including input from our Executive Chairman and our President and Chief Executive Officer, the Nominating and Corporate Governance Committee makes a recommendation to the full Board of Directors regarding whom should be nominated by the Board of Directors.

The Nominating and Corporate Governance Committee did not receive any timely director recommendations from a stockholder for consideration at the 2024 Annual Meeting. December 1, 2024 is the deadline established by the Nominating and Corporate Governance Committee for submission of potential director nominees for consideration by the Nominating and Corporate Governance Committee for nomination at the 2025 annual meeting of stockholders.

Audit Committee

Our Audit Committee, which was established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), consists of Messrs. McMillan, Ballew, Rocca, Sanders, Tuttle and Wooten, with Mr. McMillan serving as Chair. Our Board of Directors determined that each member of our Audit Committee is independent within the meaning of applicable Securities and Exchange Commission (the “SEC”) rules and the listing standards of the NYSE applicable to the audit committee members and has determined that each of Messrs. McMillan and Rocca is an audit committee financial expert, as such term is defined in the rules and regulations of the SEC. The Audit Committee has oversight responsibilities regarding:

•	the integrity of our financial statements, financial reporting and disclosure practices;

•	the soundness of our system of internal controls regarding finance and accounting compliance;

•	the annual independent audit of our consolidated financial statements;

•	the independent registered public accounting firm’s qualifications and independence;

•	the engagement of our independent registered public accounting firm;

•	the performance of our independent registered public accounting firm;

•	the performance of our internal audit function and approval of the internal audit plan;

•	our compliance with legal and regulatory requirements in connection with the foregoing, including our disclosure controls and procedures;

•	compliance with our Code of Ethics;

•

assisting the Board of Directors in its oversight of risk management by discussing with management, the internal auditors, and the independent auditors the Company’s policies and procedures with respect to the process governing risk assessment and risk management, discussing with management the Company’s major financial, reporting and disclosure risk exposures and the steps management has taken to monitor and control such exposures, and reviewing the Company’s cyber security and other information technology risks, controls and procedures, including those related to data privacy and network security, and any specific cyber security issues that could affect the adequacy of the Company’s internal controls;

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•	reviewing and approving procedures with respect to employee submission of, and the Company’s response to, complaints received regarding accounting, internal accounting controls, or auditing matters;

•

addressing requests for waivers of conflict of interest situations as provided in our Code of Ethics and addressing certain concerns related to accounting, internal accounting controls, and auditing matters as provided in our Corporate Governance Guidelines; and

•	reviewing related party transactions pursuant to our written policy described below under “Certain Relationships and Related Party Transactions — Related Party Transaction Policy and Procedures.”

Our Board of Directors has adopted a written charter for our Audit Committee, which is available on our website at www.hyatt.com under the headings “Investor Relations — Governance — Governance Documents — Committee Charters — Audit Committee Charter.”

Finance Committee

Our Finance Committee consists of Messrs. Thomas J. Pritzker, McMillan, and Jason Pritzker, and Ms. Kronick, with Mr. Thomas J. Pritzker serving as Chair. The Finance Committee is responsible for reviewing with Company management strategies, plans, policies and significant actions relating to corporate finance matters, including, without limitation, the following matters (which are subject to the Finance Committee’s approval to the extent the amounts in question are greater than the minimum value thresholds set forth in the Finance Committee charter for such matters):

•	long and short-term financings, including, without limitation, borrowing of funds, issuance of debt securities and interest rate or foreign currency derivative contracts;

•	exemption elections regarding credit swaps that would otherwise be required to be cleared through the Commodities Future Trading Commission;

•

any development matters, including (i) initial investment in, (ii) initial management or licensing of, (iii) initial acquisition of, and/or (iv) the provision of any other financial commitments relating to, the chain of hotels, resorts, vacation ownership and residential properties that are to be wholly-owned, partially-owned, managed, leased, licensed or franchised by the Company;

•

asset management matters that impact the Company’s existing management agreements, license agreements, franchise agreements, joint venture agreements, contracts, financial instruments, and ownership interest of the Company’s full service and select service hotels and Hyatt-branded residential and vacation ownership properties licensed or managed by affiliates of the Company;

•	acquisitions and dispositions;

•	capital expenditures and leasing arrangements; and

•	over budget and unbudgeted managed costs and other commitments.

The above-listed items are subject to approval of the full Board of Directors in the event that the amounts in question exceed the maximum value thresholds set forth in the Finance Committee’s charter.

The Finance Committee is also responsible for reviewing and making recommendations to the full Board of Directors regarding the following matters, which require approval of the full Board of Directors:

•	designation and issuance of equity securities of the Company and matters related to the sale and marketing thereof; and

•

changes in the Company’s capital structure, including, but not limited to (i) cash and stock dividend policies; (ii) programs to repurchase the Company’s stock; (iii) issues relating to the redemption and/or issuance of any preferred stock of the Company; and (iv) stock splits.

Our Board of Directors has adopted a written charter for our Finance Committee, which is available on our website at www.hyatt.com under the headings “Investor Relations — Governance — Governance Documents — Committee Charters — Finance Committee Charter.”

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Talent and Compensation Committee

Our Talent and Compensation Committee consists of Ms. Kronick, Ms. O’Neill, and Mr. Wooten, with Ms. Kronick serving as Chair. Our Board of Directors has determined that each member of our Talent and Compensation Committee is independent within the meaning of the SEC rules and the listing standards of the NYSE applicable to compensation committee members. The Talent and Compensation Committee is authorized to discharge the responsibilities of the Board of Directors relating to:

•

the establishment, maintenance, and administration of compensation and benefit policies and programs designed to attract, motivate, and retain personnel with the requisite skills and abilities to enable the Company to achieve its business objectives;

•

the goals and objectives relating to the compensation of our Executive Chairman, President and Chief Executive Officer, and other executive officers, including evaluating the performance of the Executive Chairman, President and Chief Executive Officer, and the other executive officers in light of those goals and objectives;

•	the compensation of our President and Chief Executive Officer, our other executive officers, and non-management directors;

•	ensuring that succession planning takes place for the President and Chief Executive Officer and other senior management positions;

•	our compliance with the compensation rules, regulations, and guidelines promulgated by the NYSE, the SEC, and other law, as applicable; and

•	the issuance of an annual report on executive compensation for inclusion in our annual proxy statement, or Form 10-K, as applicable.

Our Board of Directors has adopted a written charter for our Talent and Compensation Committee, which is available on our website at www.hyatt.com under the headings “Investor Relations — Governance — Governance Documents — Committee Charters — Talent and Compensation Committee Charter.”

During 2023, the Talent and Compensation Committee relied upon information provided by Korn Ferry in setting compensation for our named executive officers, as more thoroughly discussed below under the section titled “Compensation Consultant Fees and Services.”

In making decisions about executive compensation, the Talent and Compensation Committee considered input from Korn Ferry, our Executive Chairman, our President and Chief Executive Officer, and our Chief Human Resources Officer. However, the Talent and Compensation Committee ultimately makes all compensation decisions regarding our executive officers.

The Talent and Compensation Committee may delegate its duties to a subcommittee under the terms of its charter. In addition, under the terms of our Fourth Amended and Restated Hyatt Hotels Corporation Long-Term Incentive Plan, as amended (the “LTIP”), the Talent and Compensation Committee may delegate to other members of the Board of Directors and to our officers the authority to make awards and to amend LTIP awards, except that it may not delegate to an officer the authority to make any awards to officers who are subject to Section 16 of the Exchange Act. As part of the grant process the Talent and Compensation Committee delegates its authority to Messrs. Thomas J. Pritzker, Hoplamazian, and certain other executive officers to amend or modify award agreements made under the LTIP and take other actions with respect to such awards as they deem necessary, appropriate or advisable to carry out the purposes and intent of the Talent and Compensation Committee’s grant.

Compensation Consultant Fees and Services

During 2023, Korn Ferry was engaged by the Talent and Compensation Committee to provide executive, director, and other compensation services, including the following:

•	provision of information and data so that we could assess the competitiveness of our executive compensation programs;

•	provision of advice about our current base salaries and incentive compensation;

•	provision of analysis regarding our total rewards program, equity awards, dilution, and burn-rate under the LTIP; and

•	assisting with the review and preparation of the Compensation Discussion and Analysis (“CD&A”) section of this proxy statement.

18	Hyatt Hotels Corporation | 2024 Proxy Statement

The Talent and Compensation Committee reviewed the nature and extent of the relationship among the Talent and Compensation Committee, Hyatt, Korn Ferry, and the individuals at Korn Ferry providing advice to the Talent and Compensation Committee with respect to any conflicts or potential conflicts of interest. This analysis covered the SEC’s “six factor test” including the provision of other services by Korn Ferry to Hyatt, the amount of fees received by Korn Ferry from Hyatt as a percentage of total revenue of Korn Ferry, the policies and procedures that are designed to prevent conflicts of interest, any business or personal relationship of the advisor with a member of the Talent and Compensation Committee, any Hyatt stock owned by the advisor, and any business or personal relationship of the advisor between Korn Ferry and any executive officer at Hyatt. Based on that review, the Talent and Compensation Committee believes that there are no conflicts of interest or potential conflicts of interest that would unduly influence Korn Ferry’s advice to the Talent and Compensation Committee. We note that Korn Ferry’s individual executive compensation consultants providing services to Hyatt:

•	receive no incentive or other compensation based on the fees charged to Hyatt for services from other lines of business provided by Korn Ferry;

•	are not responsible for selling other Korn Ferry services;

•	adopted and adhered to a Compensation Advisory Independence Policy intended to help assure independence; and

•	do not have business or personal relationships with any member of the Talent and Compensation Committee or other independent directors of Hyatt.

The Talent and Compensation Committee delegated to our President and Chief Executive Officer and Chief Human Resources Officer the authority to direct Korn Ferry with respect to matters which are of general applicability to broad groups of employees at varying levels, do not involve equity compensation, are not limited to executive officers, and do not exceed $200,000 in fees per individual statement of work. As such, management has the sole authority to engage Korn Ferry for any such additional services without further approval so long as such services remain within the scope of these established parameters.

During 2023, Korn Ferry performed executive search services and placed temporary colleagues, noted as non-executive compensation consulting in the table below. The following is a summary of the fees for professional services paid to Korn Ferry in 2023:

Fee Category	2023
Executive and Director Compensation Consulting	$221,686
Non-Executive Compensation Consulting	$265,231

Total	$486,917

Compensation Risk Considerations

The Talent and Compensation Committee reviews and evaluates, in conjunction with management, the incentives and material risks arising from, or relating to, the Company’s compensation programs and arrangements and determines whether such incentives and risks are appropriate. A team composed of members from our internal audit and human resources departments reviewed the Company’s incentive compensation plans and programs in order to assess whether or not any such plans or programs could create risks that are reasonably likely to have a material adverse effect on the Company. Management then reviewed this assessment with the Talent and Compensation Committee. In its assessment, the Company did not identify any material risks arising from, or relating to, the Company’s compensation programs and arrangements, and further determined that the following policies, among others, discourage unreasonable or excessive risk-taking by executives:

•

base salaries are set at levels that we believe are commensurate with an officer’s, including our named executive officers (“NEOs”), or other employee’s overall experience, time in role, and performance, and are further in line with the competitive market such that our NEOs and other employees are sufficiently compensated regardless of goal attainment, and thus are not motivated to take excessive risks to achieve a level of financial security;

•	annual incentive plans include a mix of corporate and individual performance metrics, including non-financial measures;

•	annual incentive payouts are capped to ensure that no payout exceeds a specified percentage of salary, thereby moderating any incentive to overstate short-term performance attainment;

•	the mix of short-term and long-term incentives is weighted such that a significant percentage of total opportunity is in the form of long-term equity awards linked to long-term stockholder return;

Hyatt Hotels Corporation | 2024 Proxy Statement	19

•

awards made under our LTIP to our NEOs are generally granted as a mix of time-vested stock appreciation rights (“SARs”), time-vested restricted stock units (“RSUs”), and performance-vested restricted stock units (“PSUs”), which, together, encourage NEOs to focus on earnings, returns, and creating long-term stockholder value while incentivizing continued employment;

•

annual audit process and activities, controls, and monitoring procedures are in place, including but not limited to Talent and Compensation Committee oversight, that mitigate risks associated with incentive compensation plans;

•

in addition to our Chief Executive Officer and Chief Financial Officer being subject to the claw-back provisions of the Sarbanes-Oxley Act of 2002, our executives are subject to a compensation recovery policy;

•	hedging of our stock by our NEOs, directors, officers, and certain other individuals is prohibited; and

•	share ownership requirements align the long-term interests of NEOs and directors with the interests of stockholders.

Based on these and other considerations, the Talent and Compensation Committee concluded that none of our compensation policies or practices create risks that are reasonably likely to have a material adverse effect on the Company.

Compensation of Non-Employee Directors

Pursuant to our Amended and Restated Summary of Non-Employee Director Compensation Policy (the “Non-Employee Director Compensation Policy”), we use a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on our Board of Directors. In setting non-employee director compensation, we consider the significant amount of time that directors expend in fulfilling their duties as well as the skill level required of members of our Board of Directors. The Talent and Compensation Committee reviews director compensation periodically and recommends to the Board of Directors changes to director compensation when it deems appropriate. The Talent and Compensation Committee has requested and considered analyses prepared by Korn Ferry of publicly-reported non-employee director compensation practices at our peer group companies. The Talent and Compensation Committee generally seeks to target non-employee directors’ total compensation (which includes cash compensation and equity compensation) at or near the median total compensation of the non-employee directors of such peers. In September 2023, at the request of our Talent and Compensation Committee, Korn Ferry performed and presented to the Talent and Compensation Committee a study of publicly-reported non-employee director compensation practices at our peer group companies. Based on its review of that study, and in order to more closely align the compensation of our non-employee directors with those of our peer companies, the Talent and Compensation Committee approved and recommended, and the Board of Directors approved, an increase in the Annual Equity Retainer (as defined and discussed below) and certain committee chair cash retainers (as discussed below), payable to non-employee directors, effective January 1, 2024.

Retainers and Committee Fees

Our directors, who are also our employees do not receive any additional compensation for their services as directors. Accordingly, Messrs. Thomas J. Pritzker and Mark S. Hoplamazian did not receive any compensation for their services as directors during 2023. For 2023, members of the Board of Directors who were not our employees were eligible to receive annual retainers in the form of (i) a cash retainer of $85,000 (the “Annual Fee”) and (ii) shares of Class A common stock with a grant date fair value of $170,000 (the “Annual Equity Retainer”). In 2024, the Annual Fee will increase to $100,000 and the Annual Equity Retainer will increase to cover shares of Class A common stock with a grant date fair value of $190,000.

Directors are permitted to elect to receive the Annual Fee, which is paid on a quarterly basis, in shares of Class A common stock. Directors who choose to receive shares in lieu of cash are granted such shares on the 15th day of the last month of the applicable quarter (or the next NYSE trading day if such day is not a trading day). The Annual Fee is pro-rated and paid in cash in the event that any director does not serve for a full fiscal quarter.

Directors receive their Annual Equity Retainer on the date of the Company’s annual meeting of stockholders, payable in arrears for service since the prior annual meeting. The Annual Equity Retainer is fully vested on the date of grant in respect of the prior years’ service and is pro-rated and paid in cash in the event the director terminates service prior to the annual meeting at which the grant is made.

The number of shares granted (i) for the Annual Equity Retainer and (ii) in the event a director elects to receive shares in lieu of cash as part of the Annual Fee, is calculated by dividing the value of the Annual Equity Retainer or Annual Fee (if and as applicable) by the Company’s closing stock price on the date of grant.

20	Hyatt Hotels Corporation | 2024 Proxy Statement

Committee members and the chair of each committee during 2023 were also eligible to receive additional annual cash retainers in the amounts set forth below:

	2023 Retainers
Committee Name	Committee Member	Committee Chair

Audit Committee	$15,000	$25,000

Talent and Compensation Committee	$10,000	$25,000

Nominating and Corporate Governance Committee	$10,000	$20,000

Finance Committee(1)	$10,000	$20,000

(1)	As an employee of the Company, Mr. Thomas J. Pritzker was not eligible to receive and did not receive a retainer for his service as chair of the Finance Committee in 2023.

In 2024, the Talent and Compensation Committee member retainer will increase to $12,500 and the Audit Committee chair retainer will increase to $30,000.

The chair of each committee receives only the committee chair retainer for such committee and does not also receive the committee member retainer. Committee retainers are paid in quarterly installments at the end of each fiscal quarter. All of our directors are reimbursed for reasonable expenses incurred in connection with attending Board of Director meetings and committee meetings and for attending corporate functions on our behalf. To encourage our directors to visit and personally evaluate our properties, our non-employee directors are eligible for complimentary and discounted rooms (as generally applicable to colleagues) at Hyatt-owned, operated, or franchised hotels.

New Directors

In addition to the cash and stock retainers discussed above, any new non-employee director receives an initial retainer, with a grant date fair value of $75,000 (the “Initial Equity Retainer”), paid in the form of fully vested shares of our Class A common stock. The Initial Equity Retainer is granted on the date the director is first elected or appointed to the Board of Directors. The number of shares granted is calculated by dividing the grant date fair value of the Initial Equity Retainer by the Company’s closing stock price on the date of grant.

Non-Employee Director Stock Ownership Guidelines and Insider Trading Compliance Policy

Our Corporate Governance Guidelines require that each non-employee director accumulate and own, directly or indirectly, shares (or share equivalents) under the Director Deferred Compensation Plan (as defined below) worth at least five times the Annual Fee (i.e., shares with a value of at least $425,000 in 2023, which will increase to $500,000 in 2024). Non-employee directors have up to five years to meet this ownership requirement. If, after the relevant accumulation period, the market value of such director’s stock should fall below the target level, the director will not be permitted to sell any of our common stock during his or her tenure until the market value again exceeds the target level. These sale limitations do not apply where the decline in value of the director’s holdings of our common stock occurs in connection with a change of control transaction. Each non-employee director currently meets these ownership guidelines or is expected to meet them within the five-year time period.

Additionally, our directors are subject to our Insider Trading Compliance Policy (the “Insider Trading Policy”), which includes anti-hedging and anti-pledging policies. For additional information regarding these policies, see the sections below in the CD&A section of this proxy statement titled “Share Ownership Requirement,” “Compensation Recovery Policy,” and “Anti-Hedging/Anti-Pledging Policies.”

Deferred Compensation Plan for Directors

Pursuant to the Hyatt Hotels Corporation Deferred Compensation Plan for Directors (the “Director Deferred Compensation Plan”), each non-employee director may elect to defer all or any portion of his or her Annual Fee and/or Annual Equity Retainer until the earlier of (i) either January 31st of the year following the director’s departure from the Board of Directors or the last business day of March of the fifth year following the year in which such retainer would have otherwise been paid (as elected by the director) or (ii) a change in control of the Company. Once an election to defer a retainer is made and becomes irrevocable it can generally be changed only for subsequent calendar year retainers. During 2023, a director who elected to defer any of his or her Annual Fee and/or Annual Equity Retainer had such amount denominated in RSUs representing the right to receive Class A common stock and credited to a notional RSU account. Any corresponding dividend equivalents that become payable on such RSUs are paid to the director in cash on or about the applicable dividend payment date.

Hyatt Hotels Corporation | 2024 Proxy Statement	21

2023 Director Compensation

The following table provides information related to the compensation paid to our non-employee directors for 2023:

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)(3)	Total

Paul D. Ballew	$100,063	$169,937	$270,000

Alessandro Bogliolo(4)	$4,195	$74,963	$79,158

Susan D. Kronick	$126,272	$169,937	$296,209

Mackey J. McDonald(5)	$39,871	$169,937	$209,808

Cary D. McMillan	$130,063	$169,937	$300,000

Heidi O’Neill(6)	$85,037	$121,171	$206,208

Jason Pritzker	$95,063	$169,937	$265,000

Michael A. Rocca	$100,085	$169,937	$270,022

Dion Camp Sanders	$100,063	$169,937	$270,000

Richard C. Tuttle	$120,063	$169,937	$290,000

James H. Wooten, Jr.	$110,063	$169,937	$280,000

(1)

Pursuant to the Director Deferred Compensation Plan, Ms. O’Neill, Mr. Jason Pritzker, and Mr. Wooten elected to defer their Annual Fees in the form of RSUs, and Messrs. Tuttle and McDonald elected to receive their Annual Fees in shares of Class A common stock. Mr. Jason Pritzker and Mr. Wooten each had 747 RSUs credited to their respective deferred compensation accounts under the Director Deferred Compensation Plan. Ms. O’Neill had 662 RSUs credited to her deferred compensation account under the Director Deferred Compensation Plan. Mr. Tuttle received 747 shares of Class A common stock and Mr. McDonald received 200 shares of Class A common stock. The Annual Fee calculation of the number of shares or RSUs received or credited to the accounts of the directors, respectively, was based on the fair market value of our Class A common stock on the date the retainers were payable. RSUs are reflected in the table contained in footnote (3) below. Other amounts shown in this column reflect cash delivered to the director, including delivery of any fractional shares or RSUs, as applicable.

(2)

Amounts shown represent the grant date fair value of stock or RSUs in payment of the Annual Equity Retainers in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“ASC Topic 718”). Messrs. Ballew, McMillan, Jason Pritzker, Sanders, Wooten, and Ms. O’Neill elected to defer their Annual Equity Retainers into the Director Deferred Compensation Plan.

(3)

As described above under “Deferred Compensation Plan for Directors,” directors are able to elect to defer their Annual Equity Retainers and/or Annual Fees into RSUs that carry divided equivalent rights. Prior to January 1, 2019, these dividend equivalents were credited as additional RSUs when paid. Effective January 1, 2019, dividend equivalent rights began being credited as cash and paid to the director on the date of the corresponding dividend payment. The table below sets forth the aggregate number of outstanding RSUs (including the dividend equivalent rights credited as RSUs) prior to January 1, 2019 held by directors under the Director Deferred Compensation Plan during 2023:

Name	RSUs Beginning of Year Balance	RSUs Credited during the Year	RSUs Settled during the Year	RSUs End of Year Balance

Paul D. Ballew	5,989	1,508	—	7,497

Mackey J. McDonald	6,107	—	—	6,107

Cary D. McMillan	18,860	1,508	—	20,368

Heidi O’Neill	—	1,072	—	1,072

Jason Pritzker	25,475	2,255	—	27,730

Michael A. Rocca(a)	5,821	—	1,857	3,964

Dion Camp Sanders	1,409	1,508	—	2,917

Richard C. Tuttle	21,327	—	—	21,327

James H. Wooten, Jr.	28,166	2,255	—	30,421

(a)

Mr. Rocca’s May 16, 2018 deferred RSUs in respect of 1,857 shares of our Class A common stock and associated dividend equivalents were settled in March 2023. The total fair market value of the stock and associated dividend equivalents upon settlement was $207,594 (based upon the closing price of our Class A common stock on the date of settlement).

(4)

Mr. Bogliolo joined the Board of Directors on December 14, 2023 and his Annual Fee for the fourth quarter was pro-rated and paid in cash. His Initial Equity Retainer was issued in the form of 575 shares of Class A common stock.

(5)	Mr. McDonald did not stand for re-election in 2023 and departed from the Board of Directors on May 17, 2023 and his Annual Fee for the second quarter was pro-rated and paid in cash.

(6)

Ms. O’Neill joined the Board of Directors on February 8, 2023 and her Annual Fee for the first quarter was pro-rated and RSUs were credited to her deferred compensation account. Her Annual Equity Retainer was also pro-rated. Her Initial Equity Retainer was issued in the form of 672 shares of Class A common stock.

22	Hyatt Hotels Corporation | 2024 Proxy Statement

Talent and Compensation Committee Report1

The Talent and Compensation Committee has reviewed the Compensation Discussion and Analysis set forth below and discussed its contents with the Company’s management. Based on this review and discussion, the Talent and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Talent and Compensation Committee of the Board of Directors
Susan D. Kronick, Chair
Heidi O’Neill
James H. Wooten, Jr.

Talent and Compensation Committee Interlocks and Insider Participation

During 2023, each of Mses. Kronick and O’Neill, and Messrs. Mackey J. McDonald and Wooten served on our Talent and Compensation Committee, with Ms. Kronick serving as Chair. Ms. O’Neill became a member of the Talent and Compensation Committee on February 8, 2023 and Mr. McDonald was a member until May 17, 2023. None of these members of our Talent and Compensation Committee has at any time been one of our executive officers or employees. None of our executive officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of our Talent and Compensation Committee or Board of Directors.

[1]

This report is not “soliciting material,” is not deemed filed with the SEC, and is not to be incorporated by reference into any Hyatt filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

Hyatt Hotels Corporation | 2024 Proxy Statement	23

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following discussion describes the compensation elements of our total rewards program for our NEOs, consisting of our Principal Executive Officer (“PEO”), Principal Financial Officer (“PFO”), and our three other most highly compensated executive officers.

Our NEOs for 2023 were:

Name	Position

Thomas J. Pritzker	Executive Chairman of the Board

Mark S. Hoplamazian (PEO)	President and Chief Executive Officer

Joan Bottarini (PFO)	Executive Vice President, Chief Financial Officer

H. Charles Floyd(1)	Executive Vice President, Global President of Operations

Mark R. Vondrasek	Executive Vice President, Chief Commercial Officer

(1)	Effective December 31, 2023, Mr. Floyd stepped down from his role as Executive Vice President — Global President of Operations.

Our Talent and Compensation Committee is responsible for establishing, maintaining, and administering our compensation programs for our NEOs and other executives.

Executive Compensation Practices and Alignment with Stockholder Interests and Good Governance

What We Do:	What We Don’t Do:

•   we do emphasize pay for performance by focusing on variable pay over fixed pay

•   we do utilize the services of an independent compensation consultant to assist our Talent and Compensation Committee

•   we do align executive officer and stockholder interests by providing equity-based compensation in the form of SARs (which will only deliver value if our stock price increases), RSUs (which create baseline equity value and deliver additional value if our stock price increases), and PSUs (which are only earned based on performance against specified goals, and which generally have a performance period of at least three years)

•   we do require executive officers and non-employee directors to maintain specific market-competitive stock ownership levels to align their interests with stockholders

•   we do have policies in place that (i) require recovery of incentive-based compensation in the event of a financial restatement, to the extent such compensation would not have been received based on any restated financial measure(s), regardless of whether an applicable executive officer engaged in misconduct or otherwise caused or contributed to the requirement for the restatement, and (ii) permit recovery of any cash bonus, equity compensation or proceeds received from the sale of equity compensation in the event that an executive officer (including any NEO) violates certain restrictive covenants or engages in fraudulent or willful misconduct that results in a restatement of Hyatt’s financial statements

•   we do annually conduct risk assessments with respect to our compensation practices

•   we do generally provide limited severance protections for NEOs to enable our NEOs to focus on Company priorities in all circumstances (see the section below titled “Potential Payments on Termination or Change in Control”)

•   we don’t allow repricing of stock options or SARs without stockholder approval

•   we don’t provide tax reimbursement payments or gross-ups for our employees (including our NEOs) to cover any “golden parachute” excise taxes or otherwise (except in limited cases for employees experiencing increased taxes due to temporary expatriate assignments and/or Company-requested relocations)

•   we don’t provide for “single trigger” severance or equity acceleration upon a change in control

•   we don’t allow hedging or, except in very limited circumstances, pledging of our securities by our executive officers or non-employee directors as stated in our Insider Trading Policy

•   we don’t provide supplemental defined benefit pensions to executives

•   we don’t provide excessive executive perquisites

•   we don’t pay dividend equivalents with respect to unvested equity awards unless and until the underlying award subsequently vests

24	Hyatt Hotels Corporation | 2024 Proxy Statement

Impact of Advisory Vote Approving Executive Compensation

At the Company’s 2023 annual meeting of stockholders, stockholders were provided the opportunity to cast an advisory vote approving the compensation programs for our NEOs (“say-on-pay”). That say-on-pay proposal received support from approximately 99.7% of the shares present and entitled to vote at the annual meeting, indicating strong stockholder approval of the compensation paid to our NEOs. This proxy statement includes a say-on-pay advisory vote regarding the compensation paid to our NEOs for 2023 as disclosed pursuant to the SEC’s compensation disclosure rules. See the section below titled “Proposal 4 —Advisory Vote to Approve Executive Compensation.” The Talent and Compensation Committee will continue to consider the outcome of the Company’s say-on-pay advisory votes when making future compensation decisions for our NEOs.

Philosophy and Goals of Our Executive Compensation Program

Our Purpose

We care for people so they can be their best.

Our Vision

A world of understanding and care.

Our Mission

We deliver distinctive experiences for our guests.

Our Values

Empathy, experimentation, inclusion, integrity, respect, and wellbeing.

We believe that our purpose, vision, mission, and values promote long-term value creation for our stockholders.

Our business strategy to drive long-term sustainable growth and create value is focused on three areas: (i) maximizing our core business; (ii) integrating new growth platforms; and (iii) optimizing capital deployment. Our compensation philosophy is to provide an appropriate base salary and to align our annual incentive and long-term components of compensation to support the achievement of business objectives and promote long-term value creation for our stockholders.

In furtherance of the broader goals of attracting, recruiting, developing, engaging, and retaining the talent needed to deliver on our business strategy, our compensation programs are designed to:

•	align total rewards with the achievement of key Company performance goals, including financial performance, net rooms growth and total shareholder return, and focus on variable pay over fixed pay;

•	appropriately motivate colleagues to perform their duties in ways that will help the Company achieve and exceed its short-term and long-term objectives;

•	weigh the total mix of compensation towards long-term incentives linked to stockholder return;

•

be competitive, recognizing the ever-changing dynamics of the labor market and acknowledging that, in attracting, retaining, and developing talent globally, we need to offer compelling career and development opportunities;

•	address the needs and preferences of colleagues as individuals and as members of high-performing teams;

•	retain and engage colleagues with the capabilities required to execute our business strategy; and

•	be cost effective and financially sustainable over time under varying business conditions.

To accomplish these goals, our executive compensation program provides:

•	compensation, including cash (salary and short-term incentive compensation), as well as long-term stock-based compensation;

•	benefits, including retirement-related, healthcare and other welfare programs;

•	work/lifestyle programs, including paid-time off (“PTO”), a specified number of free hotel stays, and other programs that promote wellbeing; and

•	individual development.

Hyatt Hotels Corporation | 2024 Proxy Statement	25

Market Data

Korn Ferry helps us assess the market competitiveness of our NEOs’ annual cash compensation and long-term incentives. In doing so, Korn Ferry uses several sources of information:

•	data on the amounts and types of compensation provided by a peer group of publicly traded companies in the hospitality industry; and

•

general industry survey data for the Talent and Compensation Committee’s consideration that includes companies with which we compete for management talent, have a similar business profile to ours, have global operations and scope, and are in a consumer-facing and customer-oriented service business.

In 2023, the Talent and Compensation Committee reviewed the competitiveness of our NEO compensation against our peer group. Our peer group for 2023 was the same as the peer group used to assess compensation in 2022.

The peer group was selected based on several factors, including business mix and model, revenues, global presence, and brand strength. In 2023, the peer group included:

• Boyd Gaming Corporation	• Marriott International, Inc.

• Brinker International, Inc.	• MGM Resorts International

• Caesars Entertainment, Inc.	• Royal Caribbean Cruises, Ltd.

• Carnival Corporation & PLC	• Starbucks Corporation

• Darden Restaurants, Inc.	• Wyndham Hotels & Resorts, Inc.

• Hilton Worldwide Holdings Inc.	• Wynn Resorts, Ltd.

• Host Hotels & Resorts, Inc.	• Yum! Brands, Inc.

• Las Vegas Sands Corporation

For 2023, the Talent and Compensation Committee set our NEOs’ base salaries, annual incentive targets, and long-term incentives so that total compensation references the 50th percentile of the peer group with the opportunity for upside based on superior performance. The Talent and Compensation Committee believes that our pay mix is generally consistent with market practice.

Role of Outside Consultant

Korn Ferry provides consulting services to our Talent and Compensation Committee to help:

•	assess the competitiveness of our executive compensation programs;

•	advise on current base salaries, incentive compensation, and long-term stock-based compensation;

•	provide analysis regarding our equity awards and dilution and burn-rate under the LTIP;

•	review our incentive plan design, including the performance share unit program; and

•	assist with the preparation of this CD&A.

See the section above titled “Corporate Governance — Committees of the Board of Directors — Talent and Compensation Committee — Compensation Consultant Fees and Services” for further information regarding services performed by Korn Ferry in 2023.

26	Hyatt Hotels Corporation | 2024 Proxy Statement

Role of Executive Officers

In making decisions about executive compensation, the Talent and Compensation Committee invites our Executive Chairman, our President and Chief Executive Officer, and our Chief Human Resources Officer to present various compensation proposals at committee meetings and to answer any questions the committee may have. The Talent and Compensation Committee meets in executive session to determine the compensation of our Executive Chairman. With respect to the compensation of our President and Chief Executive Officer, the Talent and Compensation Committee meets in executive session with our Executive Chairman and, from time to time, our Chief Human Resources Officer is present at such meetings. Mr. Hoplamazian provides input and recommendations to the Talent and Compensation Committee for each NEO (other than himself) with respect to the achievement of their individual goals under our annual incentive plan.

Key Elements of Total Rewards in 2023

Our total rewards program includes fixed and variable compensation as well as other benefits. We provide the following compensation elements to our NEOs:

Compensation Element	Purpose	Description

Base Salary	Fixed component of pay that fairly compensates the individual with stable income based upon level of responsibilities	Fixed cash payments

Annual Incentive	Aligns short-term compensation with performance at the enterprise and regional or functional level	Variable annual cash award based on achievement of performance objectives as outlined in this CD&A

Long-Term Incentive	Reward for creating long-term stockholder value, provides alignment with stockholder interests	Target value delivered as 30% SARs, 30% time-vested RSUs and 40% PSUs, with the exception of Mr. Thomas J. Pritzker who receives 100% of his long-term incentives in the form of SARs and Mr. Hoplamazian who receives 25% SARs, 25% RSUs, and 50% PSUs

Employee Benefits	Retirement, health, and other benefits that support comprehensive long-term financial security to a globally mobile workforce, enables us to maintain a healthy and productive workforce and attract and retain employees	401(k) plan and deferred compensation programs with matching and retirement contributions, PTO, health, life and disability insurance, and limited perquisites

Severance Benefits	Severance benefits provided to NEOs upon an involuntary termination of employment without cause and, within the three months prior to (for NEOs other than our Chairman or our CEO) or the twenty-four months following (for all NEOs), a change in control, upon termination of employment for good reason

Severance facilitates recruitment and retention of NEOs by providing income security in the event of involuntary job loss, as outlined in this CD&A, and further enables NEOs to focus on our best interests and those of our stockholders in the event of a potential transaction that could result in the NEO’s termination

Salary

Salaries for our NEOs are reviewed annually. Our NEOs’ salaries for 2023 were set to reflect several factors, including overall experience, time in the role, performance, market levels, and the desire to provide an appropriate base compensation as part of their overall total rewards. During 2023, the Talent and Compensation Committee increased salaries in connection with our annual salary review based on the factors above resulting in year-over-year increases set forth in the following table:

Name	Year-End 2022 Salary	Salary Effective March 1, 2023	Salary Increase %

Thomas J. Pritzker	$619,500	$635,000	2.5%

Mark S. Hoplamazian	$1,325,000	$1,360,000	2.6%

Joan Bottarini	$750,000	$769,000	2.5%

H. Charles Floyd	$865,500	$887,000	2.5%

Mark R. Vondrasek	$732,000	$750,000	2.5%

Hyatt Hotels Corporation | 2024 Proxy Statement	27

Annual Incentive

The Hyatt Hotels Corporation Amended and Restated Executive Incentive Plan (the “EIP”) provides variable at-risk compensation designed to reward executives for achievement of operating results over a one-year performance period. Incentives are based on both financial and non-financial metrics that are intended to balance overall focus on enterprise performance, regional division/commercial division performance, and other near-term strategic priorities that are designed to strengthen our competitive position.

Under the terms of his letter agreement with us, Mr. Thomas J. Pritzker is not eligible for annual incentives under the EIP as his role is to focus on Hyatt’s long-term growth and strategy. As such, he is eligible to receive only long-term incentive awards under the LTIP. The target and maximum annual incentive opportunities under the EIP for our other NEOs are determined annually by the Talent and Compensation Committee based on references to market data and the individual’s role in the organization, overall experience, and time in the role. In particular, the Talent and Compensation Committee considered the total compensation market data for these positions to design compensation packages that would attract high level talent while weighting more of the NEOs’ total compensation potential on variable and long-term incentives, thereby aligning their interests with those of our stockholders. For 2023 performance, the target and maximum annual incentive opportunities as a percentage of base salary for each NEO who participated in the EIP were set as follows:

Name	Target	Maximum

Mark S. Hoplamazian	175%	350%

Joan Bottarini	100%	200%

H. Charles Floyd	100%	200%

Mark R. Vondrasek	100%	200%

For 2023, the Talent and Compensation Committee applied the following incentive goals to determine our NEOs’ annual incentives:

•

Financial Performance (60% of overall target award): In 2023, the Talent and Compensation Committee used Adjusted Compensation EBITDA (as defined below) for purposes of determining the payout of this component.

	Threshold	Target	Maximum

Adjusted Compensation EBITDA Goal	$957 million	$1,197 million	$1,436 million

Payout	50%	100%	200%

No payouts would be earned if Adjusted Compensation EBITDA was below $957 million. The payout scale was set in 2023 taking into consideration the continued global economic recovery following the COVID-19 pandemic. In 2023, we achieved Adjusted Compensation EBITDA of $1,251 milion1. Applying the payout scale above (with results interpolated for performance results falling between any of the goal levels listed above), the Talent and Compensation Committee awarded the NEOs 123% of their respective target annual incentives related to this component.

•

Strategic Priorities (20% of overall target award): In 2023, four strategic priorities were identified: (i) cultivate the best talent and evolve the culture, (ii) drive guest and customer personalization, (iii) operate with excellence, and (iv) grow with intent. In support of these priorities, a dashboard was developed with various metrics under each priority to help the Talent and Compensation Committee assess achievement of the applicable priority. The goals set for each metric are designed to be challenging yet attainable such that achievement would reflect success with regard to strategic initiatives for the year. Metrics included financial and non-financial items such as colleague engagement and representation, market share, World of Hyatt loyalty room night penetration, direct channel growth, hotel-level gross operating profit flow-through, guest experience metrics, net rooms growth, and pipeline expansion. Our efforts to connect more fully with our guests helped us improve our loyalty room night penetration and we continued to deliver on the high-quality experiences our guests expect, improving on all of our guest experience metrics. The preference for our brands continues as our hotels drove market share improvements yielding top-line revenue

[1]

Adjusted Compensation EBITDA is not a measure recognized in accordance with accounting principles generally accepted in the United States of America (“GAAP”). “Adjusted Compensation EBITDA” means our Adjusted EBITDA as described in Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Key Business Metrics Evaluated by Management — Adjusted Earnings Before Interest Expense, Taxes, Depreciation, and Amortization,” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, plus “Net Financed Contracts” which represent Unlimited Vacation Club membership contracts signed during the period for which an initial cash down payment has been received and the remaining balance is contractually due in monthly installments over an average term of less than 4 years, plus “Net Deferrals” which represent the change in contract liabilities associated with the Unlimited Vacation Club membership contracts less the change in deferred cost assets associated with the contracts, plus $63.9M in variable compensation expense included in Adjusted EBITDA.

28	Hyatt Hotels Corporation | 2024 Proxy Statement

growth and, together with cost mitigation efforts, improved gross operation profit flow-through. Our efforts led to another year of industry-leading net rooms growth and continued expansion of our pipeline. We did not meet our direct channel metrics. Based on an assessment of the progress made towards the four strategic priorities in 2023, the Talent and Compensation Committee awarded each of the NEOs 75% of their respective target annual incentives related to this component.

•

Individual Business Goals (“IBGs”) and Discretion (20% of overall target award): In 2023, each of our NEOs was subject to certain IBGs (described in additional detail below) designed to incentivize the applicable NEO in his or her area of responsibility, as well as build brand value over time. The IBGs for each NEO are designed to be challenging yet attainable, consistent with our expectations for delivering on the Company’s operating plan and strategic priorities. Each NEO’s specific IBGs are described below:

Hoplamazian’s 2023 IBGs:

Mr. Hoplamazian’s IBGs for 2023 included:

•	Oversee delivery of strategic areas of focus;

•	Evolve the organization to drive efficiency, effectiveness, and speed as well as drive succession planning for key leadership positions; and

•	Develop framework for screening opportunities and resource allocation.

Based on input from our Executive Chairman and the review of performance during 2023, the Talent and Compensation Committee awarded Mr. Hoplamazian 100% of his IBG and discretion component.

Bottarini’s 2023 IBGs:

Ms. Bottarini’s IBGs for 2023 included:

•	Drive capital and growth strategy by supporting organic and inorganic growth and maximize liquidity through optimizing tax and treasuring structures;

•	Guide enterprise operational strategy with collaboration across cross-functional teams, including Finance, Operations, and Commercial Services; and

•	Accelerate growth opportunities to advance leadership development and succession planning.

Based on input from our President and Chief Executive Officer and the review of performance during 2023, the Talent and Compensation Committee awarded Ms. Bottarini 100% of her IBG and discretion component.

Floyd’s 2023 IBGs:

Mr. Floyd’s IBGs for 2023 included:

•	Ensure launch of midscale segment entry, including onboarding of leadership;

•	Drive operational and growth objectives globally; and

•	Execute succession plans and evolve the regional divisions.

Based on input from our President and Chief Executive Officer and the review of performance during 2023, the Talent and Compensation Committee awarded Mr. Floyd 100% of his IBG and discretion component.

Vondrasek’s 2023 IBGs:

Mr. Vondrasek’s IBGs for 2023 included:

•	Drive commercial business through Hyatt distribution channels, World of Hyatt preference and engagement, and market share;

•	Strengthen strategic alignment and support owner and development areas of focus; and

•	Focus on leadership development plans, talent retention, and enhanced hiring.

Based on input from our President and Chief Executive Officer and the review of performance during 2023, the Talent and Compensation Committee awarded Mr. Vondrasek 100% of his IBG and discretion component.

Hyatt Hotels Corporation | 2024 Proxy Statement	29

Accordingly, based on Hyatt’s 2023 financial performance and the factors and considerations discussed above, the Talent and Compensation Committee awarded the following amounts to each NEO, expressed as a percentage of salary effective at year-end and the resulting percentage of target incentive:

	Financial Performance Payout (60%)		Strategic Priorities Payout (20%)		IBGs and Discretion Payout (20%)		Total Payout(1)
Name	(% of Target)	$	(% of Target)	$	(% of Target)	$	(% of Target)	$

Mark S. Hoplamazian	123%	$1,752,156	75%	$357,000	100%	$476,000	109%	$2,585,200 (190.1% of year-end salary)

Joan Bottarini	123%	$566,138	75%	$115,350	100%	$153,800	109%	$835,300 (108.6% of year-end salary)

H. Charles Floyd	123%	$653,009	75%	$133,050	100%	$177,400	109%	$963,500 (108.6% of year-end salary)

Mark R. Vondrasek	123%	$552,150	75%	$112,500	100%	$150,000	109%	$814,700 (108.6% of year-end salary)

(1)	The total payout is rounded to the nearest hundredth.

Long-Term Incentive

Annual Long-Term Incentive Grants

In 2023, we granted our NEOs equity incentive awards in the form of SARs, RSUs, and PSUs under our LTIP. These grants were designed to:

•	drive and reward performance over an extended period of time to promote creation of long-term value for our stockholders;

•	create strong alignment with the long-term interests of our stockholders;

•	assist in retaining highly qualified executives; and

•	contribute to competitive total rewards.

In determining the value of long-term incentive grants, the Talent and Compensation Committee considered market data, the individual’s potential contribution to our success, and the relationship between each NEO’s short-term and long-term compensation. For 2023, the Talent and Compensation Committee determined to deliver the value of long-term incentive awards to NEOs, other than Messrs. Thomas J. Pritzker and Hoplamazian, 30% in SARs, 30% in RSUs, and 40% (at target performance) in PSUs. Mr. Hoplamazian received his 2023 long-term incentive award 25% in SARs, 25% in RSUs, and 50% (at target performance) in PSUs. The Talent and Compensation Committee believes that awarding a mix of SARs, RSUs, and PSUs achieves a balance in linking NEO long-term rewards to Company performance in that SARs do not provide any value unless the stock price appreciates, the value of RSUs increases or decreases in the same way stockholders’ stock value increases or decreases, and PSUs focus NEOs on the attainment of specified long-term Company objectives. In addition to these performance drivers, each of these awards provides a significant retention incentive through service-based vesting. Mr. Pritzker received his 2023 long-term incentive award entirely in the form of SARs to further focus Mr. Pritzker on long-term stockholder value creation.

The total 2023 target long-term incentive grant values (excluding special long-term incentive awards) determined by the Talent and Compensation Committee for awards of PSUs, SARs, and RSUs are shown below for each NEO.

	2023 Target LTIP Values

Name(1)	PSUs(1)	SARs	RSUs

Thomas J. Pritzker	—	$6,000,000	—

Mix	—	100%	—

Mark S. Hoplamazian	$5,000,000	$2,500,000	$2,500,000

Mix	50%	25%	25%

Joan Bottarini	$960,000	$720,000	$720,000

Mix	40%	30%	30%

H. Charles Floyd	$1,000,000	$750,000	$750,000

Mix	40%	30%	30%

Mark R. Vondrasek	$700,000	$525,000	$525,000

Mix	40%	30%	30%

(1)

Values set forth in this table represent the grant amounts determined by the Talent and Compensation Committee. The PSU value was converted into a number of shares underlying the awards on March 21, 2023 based on our then-current closing stock price of $111.71. The values of the PSUs set forth in the Summary Compensation Table and Grants of Plan-Based Awards Table are different than the values shown here because PSUs are valued according to ASC Topic 718 for purposes of the Summary Compensation Table and the Grants of Plan-Based Awards Table.

30	Hyatt Hotels Corporation | 2024 Proxy Statement

SARs

SARs are designed to deliver value to the NEOs only if our stock price increases over the grant date value. Each vested SAR gives the holder the right to receive the appreciation in the value of one share of our Class A common stock at the exercise date over the value of one share of our Class A common stock at the date of grant. Generally, SARs vest in substantially equal annual increments over four years based on continued service and are settled by delivery of shares of our Class A common stock (but may be subject to accelerated vesting upon certain qualifying terminations of employment, as discussed in more detail in “Potential Payments on Termination or Change in Control” below).

RSUs

RSUs are designed to align the interests of our NEOs with the interests of our stockholders, to reward performance, and to promote retention of our executives by providing equity-based compensation that fluctuates with our stock price. RSUs also help reduce the volatility of our overall long-term incentive package that arises in part due to the cyclical nature of the lodging industry since the volatility of the value of an RSU is lower than the volatility of the value of a SAR.

RSUs, accordingly, are intended to create a sense of ownership and to better align executives’ interests with our stockholders’ interests. Generally, RSUs vest in substantially equal annual increments over four years (but may be subject to accelerated vesting upon certain qualifying terminations of employment, as discussed in more detail in “Potential Payments on Termination or Change in Control” below) and are settled by delivery of shares of our Class A common stock. RSUs granted to employees carry dividend equivalent rights, which entitle RSU holders to the same dividend value per share as our stockholders. Dividend equivalents are subject to the same vesting and other terms and conditions as the corresponding RSUs. Dividend equivalents are accumulated and paid in cash when the underlying RSUs vest.

PSUs

PSUs are designed to align the interests of our NEOs with the interests of our stockholders and to reward the cumulative attainment of longer-term Company objectives.

In addition to the PSUs granted in 2023 that are further described below, performance periods remain open for PSUs granted by the Talent and Compensation Committee (i) in 2020 that vest based on achievement of colleague representation goals over a five-and-a-half-year performance period, subject to adjustment based on a relative total shareholder return (“TSR”) modifier (the “2020-2025 PSUs”), which are described in additional detail in our proxy statement filed in 2021, (ii) in 2022 that vest based on a three-year relative net rooms growth rank (weighted 50% of the award) and a three-year “fee-based earnings mix” goal (weighted 50% of the award), subject to adjustment based on a relative TSR modifier (the “2022-2024 PSUs”), which are described in additional detail in our proxy statement filed in 2023, and (iii) in 2022 to Mr. Vondrasek that vest based on a three-year direct distribution channel growth goal (weighted 50% of the award) and a three-year loyalty room night penetration growth goal (weighted 50% of the award), which are described in additional detail in our proxy statement filed in 2023.

2023-2025 PSUs

In 2023, the Talent and Compensation Committee determined to grant PSUs that will vest based on (i) a three-year Company “Net Rooms Growth Rank” as compared to the “Net Rooms Growth Peer Group Companies” (weighted 50% of the award), which may include an additional payout in certain circumstances and (ii) a three-year “Adjusted Compensation EBITDA” goal (weighted 50% of the award), which, taken together, are subject to adjustment based on a relative TSR modifier.

•

“Net Rooms Growth Rank” means the rank order of the Net Rooms Growth Peer Group Companies and the Company from the highest positive percentage change to the lowest percentage (or greatest negative percentage) change, based on each company’s Total Managed & Franchised Rooms calculated over the performance period, excluding brand and portfolio acquisitions.

•	“Net Rooms Growth Peer Group Companies” means Accor S.A., InterContinental Hotels Group PLC, Hilton Worldwide Holdings Inc., Marriott International, Inc., and Wyndham Hotels & Resorts, Inc.

•

“Total Managed & Franchised Rooms” means the number of managed and franchised rooms disclosed in a company’s publicly issued press release or report filed with the SEC or similar regulatory authority to report quarterly and/or annual results.

•	“Adjusted Compensation EBITDA” for the three-year performance period, is determined as described in “Compensation Discussion and Analysis—Key Elements of Total Rewards in 2023—Annual Incentive.”

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An additional payout with respect to Net Rooms Growth Rank may be earned if the Company’s Net Rooms Growth Rank is first and the Company is sufficiently above the next highest-ranked peer.

The relative TSR modifier for the 2023-2025 PSUs ranks our TSR over the three-year performance period against each of the following: Hilton Worldwide Holdings Inc., Marriott International, Inc., InterContinental Hotels Group PLC, Host Hotels & Resorts, Inc., Sunstone Hotel Investors, Inc., and Park Hotels & Resorts Inc. Hyatt’s ranking among the foregoing results in the number of vesting PSUs being increased or decreased by a TSR modifier.

Net Rooms Growth (NRG) Rank	NRG Payout Percentage	Spread Above the Peer Company with 2nd NRG Rank	NRG Additional Payout	Relative TSR Rank	Relative TSR Modifier
1st	100%	100 bps or above 50 bps - 100 bps	+ 50% + 25%	1st	133.3%
2nd	75%			2nd	120%
3rd	50%			3rd	100%
4th	0%			4th	100%
5th	0%			5th	100%
6th	0%			6th	90%
				7th	80%

Earned PSUs =

(((Relative Net Rooms Growth Payout Percentage + Net Rooms Growth Additional Payout) x 50% of Target Number of PSUs)

+

(Adjusted Compensation EBITDA Payout Percentage x 50% of Target Number of PSUs))

x

Relative TSR Modifier

Vesting is also generally subject to continued employment through the three-year performance period (except in the case of certain qualifying terminations of employment due to death or disability, retirement, or in the case of a change in control of the Company, as discussed in more detail in “Potential Payments on Termination or Change in Control” below).

We believe that disclosure of information regarding the specific performance goals used in determining PSU vesting will cause substantial competitive harm to Hyatt, both directly and indirectly. Therefore, in accordance with applicable SEC rules, the specific performance goals used in determining PSU vesting have been omitted from this proxy statement; however, we expect to disclose these goals in accordance with applicable SEC rules, following the conclusion of the applicable performance period.

Dividend equivalents for PSUs are subject to the same vesting and other terms and conditions as the corresponding PSUs. Dividend equivalents are accumulated and paid in cash if and when the underlying PSUs vest.

Determination of Performance for 2021-2023 PSUs

In 2021, the Talent and Compensation Committee determined to grant PSUs that vest based on a three-year relative net rooms growth rank, subject to adjustment based on a relative TSR modifier, as described in our proxy statement filed in 2022 (the “2021-2023 PSUs”). Hyatt ranked number one in net rooms growth as compared to the Net Rooms Growth Peer Group Companies, resulting in a payout percentage of 166.7%. The ranking of the relative TSR modifier was number one out of seven for the same three-year period, which ranking increased the payout percentage by 20%, such that in March 2024, the Talent and Compensation Committee determined that a payout of 200% was earned.

Additional Long-Term Incentive Grants

Additional PSUs and RSUs

On May 15, 2019, we agreed to grant Mr. Hoplamazian 140,000 PSUs (the “CEO PSUs”) in five annual tranches in order to retain him and ensure he remained focused on fulfilling the Company’s strategic objectives through 2023. In 2023, Mr. Hoplamazian received Tranche V of the CEO PSUs, consisting of 56,000 PSUs. The CEO PSUs were eligible to vest based upon both (i) Mr. Hoplamazian’s continued employment requirement through March 16, 2024 (the “Service Component”) and (ii) the attainment of specified performance-vesting conditions (the “Performance

32	Hyatt Hotels Corporation | 2024 Proxy Statement

Component”) during each of calendar years 2019 through 2023. The CEO PSUs were eligible to satisfy the CEO Performance Component during each of the calendar years 2019 through 2023 as follows:

Tranche	Performance Period	Number of PSUs
Tranche I CEO PSUs	January 1, 2019 — December 31, 2019	14,000
Tranche II CEO PSUs	January 1, 2020 — December 31, 2020	21,000
Tranche III CEO PSUs	January 1, 2021 — December 31, 2021	21,000
Tranche IV CEO PSUs	January 1, 2022 — December 31, 2022	28,000
Tranche V CEO PSUs	January 1, 2023 — December 31, 2023	56,000

The Talent and Compensation Committee has annually set performance goals that are part of the Performance Component for the CEO PSUs for the tranche eligible to performance-vest during the relevant performance period (as set forth in the table above), and has determined at the end of each annual performance period whether those goals have been attained. If the applicable performance goals were attained for the relevant performance period at or above target level, that tranche was earned for purposes of the Performance Component (but remained subject to vesting based on satisfaction of the Service Component and assuming he did not engage in certain “detrimental conduct”). However, Mr. Hoplamazian was eligible for accelerated vesting of some or all of the tranches of the PSUs in the case of death, disability, qualifying retirement, or qualifying termination (whether in connection with a change in control of the Company or otherwise) as discussed in more detail under “Potential Payments on Termination or Change in Control” below.

In March 2023, the Talent and Compensation Committee determined that the Tranche V CEO PSUs would attain their applicable performance goal if Hyatt ranked in the top three of net rooms growth as compared to Marriott, Hilton, Accor, IHG, and Wyndham (excluding brand and portfolio acquisitions). In March 2024, the Talent and Compensation Committee determined that the goal was achieved for 2023. In years prior, the Talent and Compensation Committee determined that the goals with respect to each other tranche of Mr. Hoplamazian’s CEO PSUs (Tranches I, II, III, and IV) had been achieved, and they remained subject to the Service Component. On March 16, 2024, Mr. Hoplamazian’s CEO PSUs (Tranches I, II, III, IV, and V) vested, having satisfied both the Performance Component and the Service Component, and were settled in shares of our Class A common stock.

Equity Practices

The Company typically makes equity grants pursuant to our Non-Employee Director Compensation Policy and the LTIP during regularly scheduled board meetings or during periods when we are not in possession of material non-public information. Pursuant to our Insider Trading Policy, neither the Company, nor executive officers, directors, or “blackout covered employees” (as defined in the Insider Trading Policy) may trade in any securities of the Company during the period beginning seven calendar days before the end of any fiscal quarter of the Company and ending one full trading day after the public release of earnings data for such quarter, whether or not the Company or its executive officers, directors, or blackout covered employees are in possession of material, non-public information.

Employee Benefits

Our NEOs receive employee benefits similar to other salaried colleagues, such as participation in our 401(k) plan, and our health, life and disability plans and severance benefits, as described in more detail below and in the section in the CD&A section of this proxy statement titled “Potential Payments on Termination or Change in Control.” In addition, we provide certain retirement and deferred compensation benefits to our NEOs, including participation in our Deferred Compensation Plan (“DCP”), as well as limited perquisites. These additional employee benefits and perquisites make up the benefits and work/lifestyle portion of our total rewards package and help enable us to compete in attracting and retaining executives.

Termination and Severance Benefits

In the event of certain qualifying terminations of employment, NEOs are entitled to severance payments and benefits under the Hyatt Hotels Corporation Executive Officer Severance and Change in Control Plan (the “Severance and Change in Control Plan”). All severance payments and benefits under the Severance and Change in Control Plan that are payable in connection with a change in control are “double trigger,” meaning the NEO will not receive severance benefits in connection with a change in control unless the NEO also experiences a qualifying termination of employment. For a description of the material terms of the Severance and Change in Control Plan, see the section below in the CD&A section of this proxy statement titled “Potential Payments on Termination or Change in Control.”

We do not provide for tax reimbursement payments or tax gross-ups related to any payments received in connection with a change in control.

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Retirement Programs

401(k) Plan

Our 401(k) plan is an ongoing, tax-qualified 401(k) plan under which we match 100% on the first 3% of compensation that an employee contributes and 50% on the next 2% of compensation that an employee contributes, up to a total match of 4% of an employee’s compensation, (subject to Internal Revenue Service (“IRS”) limits for tax qualified plans).

Deferred Compensation Plan

The DCP allows executives to defer up to 75% of their base salaries and all or a portion of their annual incentives. We also make an employer contribution to the plan based on a designated contribution schedule. For 2023, each of Messrs. Thomas J. Pritzker, Hoplamazian, and Floyd received a dollar for dollar match on deferrals up to $12,000 and each of Ms. Bottarini and Mr. Vondrasek received a 3% employer contribution for their respective base salaries up to a maximum employer contribution of $19,000. Executives who participate in the DCP can select among various market-based investment options and are eligible to receive their account balances when they terminate employment.

Perquisites

We offer limited perquisites to our executives which we believe are reasonable and consistent with our total rewards program and our goal of attracting and retaining key executives. Perquisites that are provided include:

•	limited use of Hyatt properties per the policy that is applicable to all Hyatt colleagues;

•	complimentary parking; and

•	relocation for new executives as necessary.

Messrs. Thomas J. Pritzker and Hoplamazian are permitted to use our leased corporate aircraft for personal travel. Under our aircraft usage policy, Mr. Hoplamazian may use up to $200,000 per year with Mr. Thomas J. Pritzker’s prior approval, and the Talent and Compensation Committee’s approval for personal travel over $200,000. Mr. Hoplamazian used the corporate aircraft for one personal round trip and two personal one-way trips in 2023 such that the aggregate incremental cost of his personal use of the corporate aircraft was $16,758. We determined the incremental cost of his personal use of our corporate aircraft based on the variable operating costs to us, which include items such as (i) aircraft fuel and oil expenses per hour of flight; (ii) landing, ramp, and parking fees and expenses; (iii) crew travel expenses; (iv) supplies and catering; (v) customs, foreign permit, and similar fees; (vi) crew travel; and (vii) passenger ground transportation. Because the aircraft is used primarily for business travel, this methodology excludes fixed costs that do not change based on usage, such as the salaries of pilots and crew, purchase or lease costs of aircraft, and costs of maintenance and upkeep. Mr. Hoplamazian incurs taxable income, calculated using the non-commercial flight valuation method, for all personal use of our corporate aircraft. We do not grant bonuses or otherwise pay to cover, reimburse, or otherwise “gross-up” any income tax owed for personal travel on our corporate aircraft.

Share Ownership Requirement

Pursuant to our share ownership guidelines, each of our NEOs (other than Mr. Thomas J. Pritzker) is required to hold vested in-the-money SARs, vested or unvested RSUs, or restricted or unrestricted shares of common stock with a value equal to no less than the following amounts (as applicable):

NEO	Multiple of Salary
Mr. Hoplamazian (CEO)	6 times base salary
Ms. Bottarini, Mr. Floyd, and Mr. Vondrasek (EVPs)	3 times base salary

Once a NEO reaches age 55, his or her ownership guideline reduces by 10% per year until age 60. Our NEOs have five years to meet these goals from when they become executive officers. We adopted these share ownership guidelines as a means of requiring executives to hold equity and tie their interests to the interests of our stockholders. As of December 31, 2023, all of our NEOs met the guidelines.

In addition, the stock ownership guidelines include holding requirements so that executives are required to hold 20% of net shares received until achieving the guidelines. Once the guidelines are achieved, it is expected that at least 20% of the value required will be comprised of owned shares. As of December 31, 2023, all of our NEOs met the guidelines.

34	Hyatt Hotels Corporation | 2024 Proxy Statement

Compensation Recovery Policy

Effective as of October 2, 2023, we adopted the Policy for Recovery of Erroneously Awarded Compensation (the “Clawback Policy”), which is intended to comply with the NYSE listing standards adopted pursuant to Rule 10D-1 under the Exchange Act. Under the Clawback Policy, if the Company is required to prepare an accounting restatement due to any material noncompliance with financial reporting requirements under applicable securities laws, we will be required to recover from current and former executive officers any incentive-based compensation that was erroneously paid or provided to the executive officers during the three years preceding the date that the Company is required to prepare such restatement, unless the Talent and Compensation Committee determines that recovery would be impracticable. Incentive-based compensation includes compensation that is granted, earned, or vested based wholly or in part on any financial reporting measure(s).

If recovery is triggered under the Clawback Policy due to an accounting restatement, we are required to recover the excess of the amount of incentive-based compensation actually received by the executive officer over the amount of incentive-based compensation that he or she would have received had payment been determined based on the restated financial measure. The Clawback Policy also permits recovery of compensation earned based on performance goals that do not relate to any financial reporting measure(s) and/or earned based solely on service, with the application of any such recovery to be determined by the Talent and Compensation Committee.

In addition to the Clawback Policy, we continue to maintain our compensation recovery policy as in effect prior to the implementation of the Clawback Policy, and this policy applies both to executive officers and to the corporate controller, the treasurer, the senior tax executive, and any other executives who from time to time are designated by the Board of Directors, and similarly provides for the recovery of incentive-based compensation in the event of a restatement if any covered executives erroneously received compensation. In addition, if the Board of Directors determines that any covered executive has engaged in fraudulent or willful misconduct that resulted in a restatement of our financial results, this compensation recovery policy allows the Board of Directors (or a committee thereof) in its discretion to recover from such executive any bonus, equity compensation, or proceeds received from the sale of equity compensation by such executive.

Anti-Hedging/Anti-Pledging Policies

Pursuant to our Insider Trading Policy, our NEOs, directors, officers, and “colleagues” (as defined in the Insider Trading Policy) are prohibited from “hedging” their ownership in shares of our common stock or other equity-based interests in the Company (including by engaging in short sales relating to our common stock), and are generally prohibited from pledging shares of our common stock as collateral for loans, except in limited, pre-approved circumstances where the individual clearly demonstrates the financial capacity to repay the loan without resorting to the pledged securities.

Regulatory Considerations

ASC Topic 718

Grants of stock-based compensation are accounted for under ASC Topic 718. The Talent and Compensation Committee regularly considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to equity-based compensation awards. As accounting standards change, we may revise certain programs to appropriately align the cost of our equity-based compensation awards with our overall executive compensation philosophy and objectives.

Our incentive compensation programs have been designed and administered in a manner generally intended to preserve federal income tax deductions. However, the Talent and Compensation Committee considers the tax and accounting consequences of utilizing various forms of compensation and retains the discretion to pay compensation that is not tax deductible or could have adverse accounting consequences.

Hyatt Hotels Corporation | 2024 Proxy Statement	35

Summary Compensation Table

Name and Principal Position	Year		Salary	Stock Awards (1)(2)	Option Awards (1)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total
Thomas J. Pritzker	2023		$632,417	—	$5,999,981	—	$17,873	$6,650,271
Executive Chairman of the Board	2022		$617,000	—	$5,499,966	—	$18,631	$6,135,597
	2021		$598,500	—	$4,999,985	—	$18,283	$5,616,768
Mark S. Hoplamazian	2023	(5)	$1,354,167	$14,307,053	$2,499,956	$2,585,200	$43,891	$20,790,267
President and Chief Executive Officer (Principal Executive Officer)	2022	(5)	$1,319,917	$9,125,041	$2,374,976	$3,756,400	$84,308	$16,660,642
	2021	(5)	$1,281,750	$16,856,248	$2,374,991	$3,472,600	$84,464	$24,070,053

Joan Bottarini	2023		$765,833	$1,785,761	$719,994	$835,300	$39,594	$4,146,482
Executive Vice President, Chief Financial Officer (Principal Financial Officer)	2022		$744,000	$1,567,224	$659,963	$1,252,500	$36,778	$4,260,465
	2021		$707,000	$1,967,837	$569,986	$1,094,500	$35,141	$4,374,465
H. Charles Floyd	2023		$883,417	$1,860,102	$749,992	$963,500	$33,509	$4,490,520
Executive Vice President, Global President of Operations	2022		$862,000	$5,030,852	$749,976	$1,402,100	$34,494	$8,079,422
	2021		$836,250	$3,945,921	$749,982	$1,281,900	$29,380	$6,843,433
Mark R. Vondrasek	2023		$747,000	$1,302,097	$524,960	$814,700	$26,390	$3,415,147
Executive Vice President, Chief Commercial Officer	2022		$729,000	$3,027,220	$524,999	$1,185,800	$24,565	$5,491,584
	2021		$707,000	$3,672,584	$524,987	$1,083,800	$23,558	$6,011,929

(1)

Amounts shown in the “Stock Awards” column represent the aggregate grant date fair value of RSUs and PSUs and the amounts shown in the “Option Awards” column represent the aggregate grant date fair value of SARs, in each case, granted in the year indicated, with such grant date fair values prepared in accordance with ASC Topic 718. For a discussion of the assumptions made in the valuation reflected in these columns, see Note 17 to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2023. The actual value, if any, which an executive may realize from a SAR, RSU, or PSU award is contingent upon the satisfaction of the conditions to vesting applicable to that award, and is determined by reference to stock price, which may fluctuate. Thus, there is no assurance that the value, if any, eventually realized by the executive will correspond to the amount shown in the table.

(2)

The amounts shown for the 2023-2025 PSUs reflect the grant date fair value of the awards at target payout. The grant date fair value of the 2023-2025 PSUs assuming the highest level of performance (i.e., 200% of target) are as follows: Mr. Hoplamazian $11,102,669, Ms. Bottarini $2,131,580, Mr. Floyd $2,220,385, and Mr. Vondrasek $1,554,344.

(3)	See the section in the CD&A section of this proxy statement titled “Annual Incentive” for a more detailed description of the EIP.

(4)	All Other Compensation for 2023 includes that shown in the table below:

Name	401(k) Match	Contributions to DCP	Life Insurance and Long-Term Disability Premiums	Perquisites and Other Personal Benefits(a)	Total
Thomas J. Pritzker	$5,001	$12,000	$872	—	$17,873
Mark S. Hoplamazian	$4,417	$12,000	$1,212	$26,262	$43,891
Joan Bottarini	$13,200	$19,000	$1,154	$6,240	$39,594
H. Charles Floyd	$13,200	$12,000	$1,181	$7,128	$33,509
Mark R. Vondrasek	—	$19,000	$1,150	$6,240	$26,390

(a)

Amounts shown reflect: the aggregate incremental cost of personal use of the corporate aircraft ($16,758 for Mr. Hoplamazian), and the cost of parking benefits ($9,504 for Mr. Hoplamazian, $7,128 for Mr. Floyd, $6,240 for each of Ms. Bottarini and Mr. Vondrasek).

(5)

As described in the CD&A section of this proxy statement titled “Additional Long-Term Incentive Grants,” we entered into an agreement on May 15, 2019 to grant Mr. Hoplamazian 140,000 CEO PSUs in five annual tranches, which were eligible to performance-vest in tranches. Tranche I CEO PSUs (included in 2019 compensation) consisted of 14,000 shares, Tranche II CEO PSUs (included in 2020 compensation) consisted of 21,000 shares, Tranche III CEO PSUs (included in 2021 compensation) consisted of 21,000 shares, Tranche IV CEO PSUs (included in 2022 compensation) consisted of 28,000 shares, and Tranche V CEO PSUs (included in 2023 compensation) consisted of 56,000 shares.

36	Hyatt Hotels Corporation | 2024 Proxy Statement

Grants of Plan-Based Awards — 2023

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(#)(3)	All Other Option Awards: Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards ($)(4)	Grant Date Fair Value of Stock and Options Awards(5)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Thomas J. Pritzker
SARs	3/21/2023								123,609	$111.71	$5,999,981

Mark S. Hoplamazian
		$1,190,000	$2,380,000	$4,760,000
PSUs	5/17/2023				8,952	44,758	89,516				$5,551,335
PSUs(6)	3/21/2023					56,000					$6,255,760
SARs	3/21/2023								51,503	$111.71	$2,499,956
RSUs	3/21/2023							22,379			$2,499,958

Joan Bottarini
		$384,500	$769,000	$1,538,000
PSUs	5/17/2023				1,719	8,593	17,186				$1,065,790
SARs	3/21/2023								14,833	$111.71	$719,994
RSUs	3/21/2023							6,445			$719,971

H. Charles Floyd
		$443,500	$887,000	$1,774,000
PSUs	5/17/2023				1,790	8,951	17,902				$1,110,193
SARs	3/21/2023								15,451	$111.71	$749,992
RSUs	3/21/2023							6,713			$749,909

Mark R. Vondrasek
		$375,000	$750,000	$1,500,000
PSUs	5/17/2023				1,253	6,266	12,532				$777,172
SARs	3/21/2023								10,815	$111.71	$524,960
RSUs	3/21/2023							4,699			$524,925

(1)

The amounts shown represent the threshold, target, and maximum potential payments under the EIP based on multiples of the NEO’s base salary as of December 31, 2023. See “Annual Incentive” in the CD&A section of this proxy statement for a detailed description of the EIP.

(2)

Except with respect to the CEO PSUs granted to Mr. Hoplamazian (but inclusive of Mr. Hoplamazian’s 2023-2025 PSUs), the amounts shown represent the potential 2023-2025 PSUs that may be earned at each of the threshold, target, and maximum performance levels. Each NEO was granted PSUs at target, but the number of PSUs that will vest and be retained by the NEO will be determined at the conclusion of the relevant performance period based on performance goal attainment.

The 2023-2025 PSUs will vest based on achievement of three-year relative net rooms growth and three-year Adjusted Compensation EBITDA, which, taken together, are subject to adjustment based on a relative TSR modifier for the three-year period ending on December 31, 2025. Threshold payout with respect to the 2023-2025 PSUs assumes that either the relative net rooms growth metric or the Adjusted Compensation EBITDA metric is achieved at threshold, applying the lowest TSR modifier of 80%. Vesting is generally subject to continued employment through the performance period (except in the case of certain qualifying terminations of employment or in the case of a change in control of the Company, as discussed in more detail in “Potential Payments on Termination or Change in Control” below).

(3)

These RSUs vest pro rata in annual increments over a four-year period beginning on March 16, 2024 (but may be subject to accelerated vesting upon certain qualifying terminations of employment, as discussed in more detail in “Potential Payments on Termination or Change in Control” below).

(4)	The exercise price of the SARs is the closing price of the Company’s Class A common stock on the date of grant.

(5)

Amounts shown represent the grant date fair value of SARs, RSUs, and PSUs granted in the year indicated computed in accordance with ASC Topic 718. For a discussion of the assumptions made in the valuation reflected in these columns, see Note 17 to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2023. With regard to the valuation of PSU awards granted in May 2023, the grant date fair values set forth above reflect the vesting of PSUs based upon the probable outcome at target levels, and were determined based on a Monte Carlo simulation model as of May 17, 2023, the grant date of the PSUs. For a discussion of the assumptions made in the valuations reflected in this column, see Note 17 to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2023.

(6)

On May 15, 2019, the Talent and Compensation Committee agreed to grant Mr. Hoplamazian an award of 140,000 CEO PSUs, which are eligible to performance-vest in annual tranches over five years (as described in more detail under “Additional Long-Term Incentive Grants” above). The amount shown represents the grant date fair value of the target number Tranche V CEO PSUs under this award that were eligible to performance-vest in respect of 2023 performance if annual performance goals, set by the Talent and Compensation Committee, were attained at “target performance” during 2023. Neither threshold nor maximum performance measurements apply to the Tranche V CEO PSUs. On March 7, 2024, the Talent and Compensation Committee determined the performance goal had been achieved and therefore the Tranche V CEO PSUs were “banked” and eligible to vest. The CEO PSUs subsequently vested in full on March 16, 2024.

Hyatt Hotels Corporation | 2024 Proxy Statement	37

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table

Thomas J. Pritzker and Hoplamazian Employment Letter

Messrs. Thomas J. Pritzker and Hoplamazian are parties to employment letter agreements with us, each of which became effective as of January 1, 2013. Each letter agreement has a current term that continues through December 31, 2024, subject to automatic one-year renewals unless either party provides 180 days’ prior notice to the other not to renew.

Under their respective letter agreements, Messrs. Thomas J. Pritzker and Hoplamazian are entitled, respectively, to (i) base salaries subject to adjustment by the Talent and Compensation Committee (currently equal to $635,000 and $1,360,000, respectively), (ii) annual equity awards under the LTIP (which, for grants made during 2023, had a target grant date fair values equal to $6,000,000 and $10,000,000, respectively, in each case, subject to adjustment by the Talent and Compensation Committee), and (iii) in the case of Mr. Hoplamazian, an annual incentive payment under our EIP, with a current target annual incentive payment in an amount equal to 175% of Mr. Hoplamazian’s base salary and a maximum annual incentive payment in an amount equal to 350% of his base salary, in each case, subject to adjustment by the Talent and Compensation Committee.

Each letter agreement provides that, upon the executive’s termination of employment, he will be eligible to receive severance payments and benefits in accordance with the terms of the Severance and Change in Control Plan. In addition, pursuant to their respective letter agreements, we will use commercially reasonable efforts to (i) appoint Mr. Thomas J. Pritzker as Executive Chairman for so long as he is a member of our Board of Directors and as long as he is willing and able to serve in that office, and (ii) nominate Mr. Hoplamazian for re-election as a member of our Board of Directors for so long as he is our President and Chief Executive Officer. If he is not so appointed (Mr. Thomas J. Pritzker) or re-elected (Mr. Hoplamazian), the applicable executive will be entitled to terminate his employment and to the rights and entitlements under the Severance and Change in Control Plan as if his employment were terminated by us without cause. For additional information regarding the Severance and Change in Control Plan, please see the section below in the CD&A section of this proxy statement titled “Potential Payments on Termination or Change in Control.”

Bottarini Employment Letter

Ms. Bottarini is party to an employment letter agreement with us, which became effective as of November 2, 2018. This letter agreement does not have a fixed term. Under her letter agreement, Ms. Bottarini is entitled to receive (i) a base salary subject to periodic increase (currently equal to $769,000), (ii) a current target annual incentive award of 100% of base salary under our EIP, (iii) annual grants under our LTIP (which, for grants made during 2023, had a target value equal to $2,400,000), (iv) employee benefits and perquisites available to our senior executive officers from time to time, and (v) severance in accordance with our Severance and Change in Control Plan. For additional information regarding our Severance and Change in Control Plan, please see the section below in the CD&A section of this proxy statement titled “Potential Payments on Termination or Change in Control.”

Vondrasek Employment Letter

Mr. Vondrasek is party to a letter agreement with us, which became effective as of August 28, 2017. This letter agreement does not have a fixed term. Under his letter agreement, Mr. Vondrasek is entitled to receive (i) a base salary subject to periodic increase (currently equal to $750,000), (ii) a current target annua incentive award of 100% of base salary under our EIP, (iii) annual grants under our LTIP (which, for grants made during 2023, had a target value equal to $1,750,000), (iv) employee benefits and perquisites available to our senior executive officers from time to time, and (v) severance in accordance with our Severance and Change in Control Plan. For additional information regarding our Severance and Change in Control Plan, please see the section below in the CD&A section of this proxy statement titled “Potential Payments on Termination or Change in Control.”

38	Hyatt Hotels Corporation | 2024 Proxy Statement

Outstanding Equity Awards at Fiscal Year-End — 2023

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)(5)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)(5)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)(5)	Market Value of Shares or Units of Stock That Have Not Vested (4)(5)	Equity Incentive Plan Awards: Number of Unearned Shares or Units of Stock That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market Value of Unearned Shares or Units of Stock That Have Not Vested (4)
Thomas J. Pritzker
SARs	3/21/2023	—	123,609	$111.71	3/21/2033
SARs	3/24/2022	36,462	109,387	$95.06	3/24/2032
SARs	3/24/2021	87,168	87,169	$80.46	3/24/2031
SARs	3/24/2020	422,295	140,768	$48.66	3/24/2030
SARs	3/20/2019	292,226	—	$71.67	3/20/2029
SARs	3/21/2018	212,967	—	$80.02	3/21/2028
SARs	3/22/2017	244,648	—	$52.65	3/22/2027
Mark S. Hoplamazian
PSUs	5/17/2023							44,758	$5,836,891
PSUs(5a)	3/21/2023					56,000	$7,302,960
SARs	3/21/2023	—	51,503	$111.71	3/21/2033
RSUs	3/21/2023					22,379	$2,918,445
PSUs	5/18/2022							99,936	$13,032,654
PSUs(5a)	3/24/2022					28,000	$3,651,480
SARs	3/24/2022	15,745	47,235	$95.06	3/24/2032
RSUs	3/24/2022					18,738	$2,443,623
PSUs(5a)	3/24/2021					21,000	$2,738,610
SARs	3/24/2021	41,404	41,406	$80.46	3/24/2031
RSUs	3/24/2021					14,759	$1,924,721
RSUs	3/24/2021					11,047	$1,440,639
PSUs	12/9/2020							77,162	$10,062,696
SARs	3/24/2020	200,589	66,865	$48.66	3/24/2030
RSUs	3/24/2020					12,202	$1,591,263
RSUs	3/24/2020					1,798	$234,477
PSUs(5a)	9/16/2020					21,000	$2,738,610
SARs	3/20/2019	138,807	—	$71.67	3/20/2029
PSUs(5a)	5/15/2019					14,000	$1,825,740
SARs	3/21/2018	94,652	—	$80.02	3/21/2028
SARs	3/22/2017	122,324	—	$52.65	3/22/2027
SARs	3/23/2016	103,163	—	$47.36	3/23/2026
SARs	3/23/2016	137,551	—	$47.36	3/23/2026
SARs	3/25/2015	72,674	—	$56.27	3/25/2025
Joan Bottarini
PSUs	5/17/2023							8,593	$1,120,613
SARs	3/21/2023	—	14,833	$111.71	3/21/2033
RSUs	3/21/2023					6,445	$840,492
PSUs	5/18/2022							18,514	$2,414,411
SARs	3/24/2022	4,375	13,126	$95.06	3/24/2032
RSUs	3/24/2022					5,207	$679,045
RSUs	3/24/2022					1,183	$154,275
SARs	3/24/2021	9,936	9,938	$80.46	3/24/2031
RSUs	3/24/2021					1,303	$169,924
RSUs	3/24/2021					3,542	$461,912
PSUs	12/9/2020							10,829	$1,412,210
SARs	3/24/2020	40,539	13,515	$48.66	3/24/2030
RSUs	3/24/2020					2,466	$321,591
SARs	3/20/2019	24,547	—	$71.67	3/20/2029

Hyatt Hotels Corporation | 2024 Proxy Statement	39

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)(5)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)(5)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)(5)	Market Value of Shares or Units of Stock That Have Not Vested (4)(5)	Equity Incentive Plan Awards: Number of Unearned Shares or Units of Stock That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market Value of Unearned Shares or Units of Stock That Have Not Vested (4)
H. Charles Floyd
PSUs	5/17/2023							8,951	$1,167,300
SARs	3/21/2023	—	15,451	$111.71	3/21/2033
RSUs	3/21/2023					6,713	$875,442
PSUs	5/18/2022							21,038	$2,743,566
SARs	3/24/2022	4,972	14,916	$95.06	3/24/2032
RSUs	3/24/2022					5,917	$771,636
SARs	3/24/2021	13,074	13,076	$80.46	3/24/2031
RSUs	3/24/2021					4,661	$607,841
RSUs	3/24/2021					2,326	$303,334
PSUs	12/9/2020							18,106	$2,361,203
RSUs	3/24/2020					4,125	$537,941
SARs	3/24/2020	67,776	22,595	$48.66	3/24/2030
SARs	3/20/2019	43,834	—	$71.67	3/20/2029
SARs	3/21/2018	31,550	—	$80.02	3/21/2028
SARs	3/22/2017	10,195	—	$52.65	3/22/2027
Mark R. Vondrasek
PSUs	5/17/2023							6,266	$817,149
SARs	3/21/2023	—	10,815	$111.71	3/21/2033
RSUs	3/21/2023					4,699	$612,797
PSUs	12/8/2022							18,011	$2,348,815
SARs	3/24/2022	—	10,442	$95.06	3/24/2032
RSUs	3/24/2022					4,142	$540,158
RSUs	3/24/2022					1,183	$154,275
PSUs	5/18/2022							14,726	$1,920,418
SARs	3/24/2021	—	9,153	$80.46	3/24/2031
RSUs	3/24/2021					3,262	$425,397
RSUs	3/24/2021					13,050	$1,701,851
RSUs	3/24/2021					1,397	$182,183
PSUs	12/9/2020							11,845	$1,544,706
SARs	3/24/2020	—	14,781	$48.66	3/24/2030
RSUs	3/24/2020					2,698	$351,846

(1)

Represents outstanding SARs held by the NEOs as of December 31, 2023. The SARs vest and become exercisable based on continued service through the applicable vesting date (but may be subject to accelerated vesting upon certain qualifying terminations of employment), as discussed in more detail in “Potential Payments on Termination or Change in Control” below).

(2)

Other than the CEO PSUs referenced in footnote (5) below, the awards in this column represents RSUs held by the NEOs as of December 31, 2023. The RSUs vest and settle upon the applicable vesting dates based on continued service unless otherwise noted (subject to accelerated vesting upon certain qualifying terminations of employment).

(3)

Represents the target value and number of PSUs granted in May 2023, December 2022, and December 2020 and 200% of target value and number of PSUs granted in May 2022; actual performance for the applicable performance period may result in more or less PSUs becoming earned for such award. The PSUs vest based on performance and continued service through the last day of the performance period, which is December 31, 2025 for all PSUs other than the PSUs granted in May 2022 for which the performance period ends on December 31, 2024 (except in the case of certain qualifying terminations of employment due to death or disability, retirement, or in the case of a change in control of the Company).

(4)	Based on $130.41 per share, which was the closing price of our Class A common stock on December 31, 2023.

(5)	Unless otherwise indicated, all RSU and SAR awards vest in four substantially equal annual installments commencing on March 16th of the year following the applicable grant date.

(5a)

On March 7, 2024, the Talent and Compensation Committee determined Mr. Hoplamazian’s Tranche V CEO PSUs goal had been achieved and therefore the Tranche V CEO PSUs were “banked” and remained eligible to vest on March 16, 2024. In years prior, the Talent and Compensation Committee determined that the goals with respect to each of the other tranches of Mr. Hoplamazian’s CEO PSUs (Tranches I, II, III, and IV) had been achieved and they were similarly banked and remained eligible to vest on March 16, 2024, subject to continued employment. On March 16, 2024, Mr. Hoplamazian’s CEO PSUs (Tranches I, II, III, IV, and V) vested in full based on his continued employment through such date.

40	Hyatt Hotels Corporation | 2024 Proxy Statement

Under our Amended and Restated Policy Regarding Equity Vesting and Exercise (“Retirement Policy Regarding Equity Vesting and Exercise”) and unless otherwise specified in the award agreement, RSUs and SARs under the LTIP will continue to become exercisable (if applicable) and payable following an employee’s retirement, as long as the retiree continues to comply with the policy. “Retirement” for this purpose means a voluntary termination of employment after the sum of the individual’s age and continuous service with us equals or exceeds 65, provided that they are at least age 55. Messrs. Pritzker, Hoplamazian, and Floyd are currently retirement eligible.

Option Exercises and Stock Vested

	SAR Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)(1)	Value Realized on Exercise($)(1)	Number of Shares Acquired on Vesting(#)(1)	Value Realized on Vesting($)(1)(2)
Thomas J. Pritzker	455,456	$31,495,495	—	—
Mark S. Hoplamazian	56,490	$3,533,386	159,503	$22,955,099
Joan Bottarini	—	—	27,372	$3,872,036
H. Charles Floyd	—	—	37,059	$5,207,101
Mark R. Vondrasek	29,411	$1,287,954	30,302	$4,114,254

(1)	For each NEO listed above, shares of Class A common stock underlying exercised SAR awards, vested RSUs, or vested PSUs, as applicable, were delivered upon vesting.

(2)

Includes 200% of the target 2021-2023 PSUs. In March 2024, the Talent and Compensation Committee determined to pay 200% pursuant to the terms of the plan. See “Determination of Performance for 2021-2023 PSUs” in the CD&A section of this proxy statement for more information.

Non-Qualified Deferred Compensation Table

The table below sets forth certain information as of December 31, 2023, with respect to the non-qualified deferred compensation plans in which our NEOs participate.

Name	Executive Contributions in Last Fiscal Year(1)	Registrant Contributions in Last Fiscal Year(2)	Aggregate Earnings (Losses) in Last Fiscal Year	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year End(3)
Thomas J. Pritzker	$473,828	$12,000	$25,874,968	($5,606)	$117,572,267
Mark S. Hoplamazian	$952,902	$12,000	$1,874,778	($69)	$11,534,263
Joan Bottarini	$643	$19,000	$147,673	($26)	$986,940
H. Charles Floyd	$127,523	$12,000	$1,720,514	($1,220)	$18,640,076
Mark R. Vondrasek	—	$19,000	$14,847	—	$100,200

(1)

Includes amounts reflected under “Salary” in the Summary Compensation Table for 2023 for Messrs. Pritzker and Floyd and amounts reflected under “Non-Equity Incentive Plan Compensation” for Mr. Hoplamazian.

(2)

Registrant contributions are paid in February following the plan year. Registrant contributions in respect of 2023 were paid in February 2024 and are not reflected in the Aggregate Balance at Last Fiscal Year End column.

(3)

Of the total amounts shown in each NEO’s Aggregate Balance at Last Fiscal Year End, the following amounts have been reported as “Salary,” “Bonus,” “Non-Equity Incentive Plan Compensation,” or “All Other Compensation” in the Summary Compensation Table (in 2023 and in previous years) for Mr. Pritzker: $9,029,801; Mr. Hoplamazian: $6,315,949; and Mr. Floyd: $2,237,414. For Mr. Vondrasek and Ms. Bottarini, $101,000 and $124,275, respectively, have been reported as “All Other Compensation” (in 2023 and in previous years).

Hyatt Hotels Corporation | 2024 Proxy Statement	41

Narrative to Non-Qualified Deferred Compensation Table

See description of the Deferred Compensation Plan in the section above in the CD&A section of this proxy statement titled “Employee Benefits — Retirement Programs — Deferred Compensation Plan.”

Potential Payments on Termination or Change in Control

Severance

The Severance and Change in Control Plan provides each of the Company’s NEOs with payments and benefits upon a termination of employment without “cause” (other than due to death or disability) or upon the NEO’s resignation from employment for “good reason” (as defined in the Severance and Change in Control Plan). All severance payments and benefits under the Severance and Change in Control Plan that are payable in connection with a change in control are “double trigger,” meaning that a NEO will not receive severance benefits in connection with a change in control unless the NEO also experiences a qualifying termination of service. We do not provide “single trigger” severance payments, equity acceleration, or benefits (i.e., “walk-away rights”) to our NEOs in connection with a change in control.

In the event of a termination of employment without cause (other than due to death or disability) which occurs outside of the 3-month period (for NEOs other than our Chairman or President and CEO) preceding a change in control, or the 24-month period (for all NEOs) following a change in control, the NEO is entitled to the following payments and benefits:

•

if the NEO is (i) the Chairman or the President and Chief Executive Officer, cash severance equal to two times the sum of annual base salary and average annual cash bonus for the three fiscal years prior to the termination of employment (the “three-year average bonus”), or (ii) not the Chairman or the President and Chief Executive Officer, cash severance equal to one times the sum of annual base salary and three-year average bonus, subject to increase to two times the sum of annual base salary and three-year average bonus if a change in control occurs within the 3 months prior to (for NEOs other than our Chairman or President and CEO) or the 24 months following (for all NEOs) the NEO’s termination of employment, in each case, payable in equal installments over the applicable severance period; and

•

a cash amount equal to the difference between the COBRA premiums that would be applicable to the NEO and the amount the NEO would have paid as an active employee of the Company for the same coverage (the “COBRA benefit”), payable in equal installments over the applicable severance period.

In the event of a NEO’s termination of employment without cause (other than due to death or disability) or for good reason, in each case, within the 3 months prior to (for NEOs other than our Chairman or President and CEO) or the 24 months following (for all NEOs) a change in control, the NEO is entitled to the following payments and benefits:

•

cash severance equal to two times the sum of annual base salary and target annual cash bonus, generally payable in equal installments over the severance period (however, if the change in control constitutes a change in control under applicable tax regulations, such cash severance will be paid in a lump sum);

•	a cash payment equal to the NEO’s target annual cash bonus, pro-rated based on the number of days elapsed during the applicable calendar year prior to the termination of employment; and

•	the COBRA benefit, payable in equal installments over the severance period.

Receipt of severance payments and benefits under the Severance and Change in Control Plan is contingent on the NEO’s timely execution and delivery to the Company of an effective release of claims.

We do not provide for tax reimbursement payments or gross-ups to our NEOs related to any payments received in connection with a change in control.

Equity Awards

Unless otherwise set forth in an applicable award agreement, outstanding SAR and RSU awards under our LTIP will fully vest if a participant’s employment is terminated by us without cause or by the participant with good reason, in either case, within 12 months following a change in control, provided such awards are assumed by a successor in the change in control. If awards are not assumed by a successor, the Talent and Compensation Committee may in its discretion fully vest the awards upon the change in control.

In addition, upon a change in control, if the successor in the change in control declines to assume or to provide a replacement award, outstanding 2023-2025 PSUs vest, with the number of PSUs vested and earned determined based on actual performance through the most recent fiscal quarter end, subject to adjustment based on the relative TSR

42	Hyatt Hotels Corporation | 2024 Proxy Statement

modifier. Outstanding 2020-2025 PSUs will vest and, if the successor in the change in control declines to assume or to provide a replacement award, outstanding 2022-2024 PSUs will vest, in each case with the number of PSUs vested and earned determined based on the greater of actual performance through the date of the change in control or threshold performance, subject to adjustment based on the relative TSR modifier. Upon a change in control, if the administrator determines measuring performance will no longer be feasible or if the successor in the change in control declines to assume or to provide a replacement award, outstanding 2023-2025 Special PSUs vest, with the number of PSUs vested and earned determined based on actual performance through the date of the change in control, provided that the threshold level of Adjusted Compensation EBITDA was achieved in the annual incentive plan for the calendar years in the performance period prior to the date of the change in control.

Outstanding SAR and RSU awards will fully vest if a participant’s employment is terminated by reason of death or disability. If a participant’s employment is terminated by reason of death or disability, outstanding PSUs will vest based on actual performance through the end of the performance period pro-rated based on the number of months elapsed through the date of disability or death. If Messrs. Thomas J. Pritzker or Hoplamazian are terminated other than for cause, provided they execute a general release of claims and do not compete with us, following termination they will continue to earn their SARs and RSUs on the vesting dates set forth in their respective award agreements.

Messrs. Thomas J. Pritzker, Hoplamazian and Floyd are retirement eligible under our Retirement Policy Regarding Equity Vesting and Exercise, and as a result, their annual RSU and SAR awards under the LTIP will continue to become exercisable and payable following retirement, subject only to forfeiture for violating the retirement policy. Additionally, their PSUs will remain outstanding and eligible to vest based on actual performance through the end of the performance period, pro-rated based on the number of months in the performance period elapsed through the date of retirement (except that pro-rating will not apply if the executive provides at least one year’s advance notice of retirement).

Mr. Hoplamazian was eligible for accelerated vesting of some or all of the tranches of CEO PSUs upon certain terminations of service. If his employment was terminated (i) due to death or disability, (ii) by us without cause or by him for good reason, or (iii) due to his “qualifying retirement,” then (A) with respect to each tranche of CEO PSUs relating to performance periods for which the attainment of performance goals was finally determined on or prior to the date of such termination (each, a “Completed Tranche”), all of the CEO PSUs for each such Completed Tranche for which the Performance Component was satisfied would immediately become fully vested and (B) with respect to each tranche that is not yet a Completed Tranche, all of the CEO PSUs for such tranche would immediately become fully vested (without regard to the satisfaction of the Performance Component). The CEO PSU fully vested as of March 16, 2024.

For purposes of the CEO PSUs, “qualifying retirement” means Mr. Hoplamazian’s termination of service within 30 days after the Talent and Compensation Committee has certified that an approved succession plan has been developed, is satisfactorily implemented, and is in the Company’s best interest.

The following table summarizes the severance, the value of SARs, RSUs, PSUs (based on actual performance as of December 31, 2023), that would vest, and the value of other benefits that our NEOs would receive upon (i) retirement/voluntary termination; (ii) termination of employment by the Company without cause not in connection with a change in control; or (iii) termination of employment without cause or for good reason in connection with a change in control. The following assumptions were used in creating the table:

•	a stock price of $130.41 per share, which was the closing price of our Class A common stock on December 31, 2023; and

•	termination of employment as of December 31, 2023 (for the scenarios that include a termination of employment).

Hyatt Hotels Corporation | 2024 Proxy Statement	43

The amounts shown do not include payments of vested benefits under our tax qualified and non-qualified retirement and deferred compensation plans or the value of vested SARs, RSUs, and PSUs that vested on or prior to December 31, 2023.

Item	Name	Retirement/ Voluntary Termination	Termination of Employment by Company Without Cause	Change in Control Termination of Employment Without Cause or for Good Reason
Cash Severance	Thomas J. Pritzker		$1,270,000	$1,270,000
	Mark S. Hoplamazian		$9,262,800	$7,480,000
	Joan Bottarini		$1,829,767	$3,076,000
	H. Charles Floyd		$2,102,833	$3,548,000
	Mark R. Vondrasek		$1,778,100	$3,000,000

Annual Incentive (Year of Termination)	Thomas J. Pritzker
	Mark S. Hoplamazian	$2,585,200		$2,380,000
	Joan Bottarini			$769,000
	H. Charles Floyd	$963,500		$887,000
	Mark R. Vondrasek			$750,000

Equity Vesting	Thomas J. Pritzker	$22,040,194	$22,040,194	$22,040,194
	Mark S. Hoplamazian	$65,978,078	$38,977,875	$65,978,078
	Joan Bottarini			$9,149,562
	H. Charles Floyd	$12,231,414		$12,231,414
	Mark R. Vondrasek			$12,539,915

Medical Benefits	Thomas J. Pritzker		$23,657	$23,657
	Mark S. Hoplamazian		$35,169	$35,169
	Joan Bottarini		$17,585	$35,169
	H. Charles Floyd		$17,618	$35,236
	Mark R. Vondrasek		$11,782	$23,564

Total	Thomas J. Pritzker	$22,040,194	$23,333,851	$23,333,851
	Mark S. Hoplamazian	$68,563,278	$48,275,844	$75,873,247
	Joan Bottarini	$—	$1,847,352	$13,029,731
	H. Charles Floyd	$13,194,914	$2,120,451	$16,701,650
	Mark R. Vondrasek	$—	$1,789,882	$16,313,479

As described, the amounts shown in the table above under “Equity Vesting” in the “Change in Control Termination of Employment Without Cause or for Good Reason” column would be pro-rated based on the executive’s actual service period in the event of the executive’s death or disability. The CEO PSUs are included in the table as they fully vested on March 16, 2024 and would have been outstanding on December 31, 2023 and, as such, a qualifying termination on that date would have accelerated those awards. For Mr. Hoplamazian’s CEO PSUs, we have assumed for purposes of this disclosure that his retirement constitutes a “qualifying retirement.” For PSUs, we have assumed for purposes of this disclosure that amounts are not pro-rated assuming that each executive provided at least one year’s advance notice of their retirement (noting that pro-rating would apply if advance notice had not been provided).

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information regarding the ratio of the annual total compensation of our median employee to the annual total compensation of Mark S. Hoplamazian, our President and Chief Executive Officer (our “CEO”). We consider the pay ratio specified below to be a reasonable estimate, calculated in a manner that is intended to be consistent with the requirements Item 402(u) of Regulation S-K.

For 2023, our last completed fiscal year:

•	the annual total compensation of the employee who represents our median compensated employee (other than our CEO) was $45,161; and

•	the annual total compensation of our CEO, as reported in the Summary Compensation Table included above in the CD&A section of this proxy statement, was $20,790,267.

Based on this information, for 2023, the annual total compensation of our CEO was approximately 460 times the median of the annual total compensation of all of our employees (other than the CEO).

44	Hyatt Hotels Corporation | 2024 Proxy Statement

Determining the Median Employee

Employee Population

We used our employee population data as of December 31, 2023 as the reference date for identifying our median employee. As of such date, approximately 85% of these individuals were located in the United States, approximately 5% of these individuals were located in the Asia Pacific (ASPAC) region, and approximately 10% were located in the Europe-Africa-Middle East (EAME) and Latin America, Caribbean, and Canada regions. For purposes of the pay ratio calculation, our employee population consists of (i) in the United States, all full and part-time employees at all owned, managed, leased, and hospitality venture locations, offices, and service centers and (ii) outside of the United States, all colleagues who serve at the leadership committee level or above at all managed locations, and all other full- and part-time employees at all owned locations, offices, and service centers. Seasonal and temporary employees employed as of that date were also included in that sample.

Methodology for Determining Our Median Employee

In 2023, to identify the median employee from our employee population in the United States (owned, managed, leased and hospitality venture locations, offices, and service centers), we used gross earnings as reflected in local payroll records. For other locations outside the United States for the employees in the owned locations, offices, service centers and employees who serve at the leadership committee level or above, we grouped employees as above or below median based on their location and historical ranking. In identifying the median employee, we annualized the compensation of all full-time permanent employees who were new-hires in 2023. We did not make any cost-of-living adjustments.

Earnings of our employees outside the U.S. were converted to U.S. dollars using the applicable average December 2023 exchange rates.

Compensation Measure and Annual Total Compensation of Median Employee

With respect to the annual total compensation of the median employee, we calculated such employee’s compensation for 2023 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.

Annual Total Compensation of CEO

With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our Summary Compensation Table included above in the CD&A section of this proxy statement.

Hyatt Hotels Corporation | 2024 Proxy Statement	45

Pay Versus Performance

The following table sets forth information concerning the compensation of our NEOs for each of the fiscal years ended December 31, 2023, 2022, 2021 and 2020, and our financial performance for each such fiscal year:

					Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(1)(2)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(1)	Average Compensation Actually Paid to Non-PEO NEOs ($)(1)(2)	Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(3)	Net Income ($)	Adjusted Compensation EBITDA(4)

2023	$20,790,267	$56,444,245	$4,675,605	$13,712,268	$146.29	$137.70	$220,000,000	$1,251,000,000

2022	$16,660,642	$16,629,914	$5,991,767	$5,913,035	$101.06	$103.07	$455,000,000	$1,135,000,000

2021	$24,070,053	$36,922,378	$7,066,577	$9,717,383	$107.15	$124.59	$(222,000,000)	$277,100,000

2020	$13,006,023	$13,609,704	$3,604,660	$5,922,049	$82.96	$94.71	$(703,000,000)	$(177,000,000)

(1)
Amounts represent compensation actually paid to our PEO and the average compensation actually paid to our remaining NEOs for the relevant fiscal year, as determined under SEC rules, which includes the individuals indicated in the table below for each fiscal year:

Year	PEO	Non-PEO NEOs

2023	Mark S. Hoplamazian	Thomas J. Pritzker, Joan Bottarini, H. Charles Floyd, and Mark R. Vondrasek

2022	Mark S. Hoplamazian	Thomas J. Pritzker, Joan Bottarini, H. Charles Floyd, and Mark R. Vondrasek

2021	Mark S. Hoplamazian	Joan Bottarini, Alejandro Reynal, H. Charles Floyd, and Mark R. Vondrasek

2020	Mark S. Hoplamazian	Thomas J. Pritzker, Joan Bottarini, H. Charles Floyd, and Mark R. Vondrasek

(2)	Compensation actually paid to our NEOs represents the “Total” compensation reported in the Summary Compensation Table (“SCT”) for the applicable fiscal year, adjusted as follows:

	2023
Adjustments	PEO	Average Non-PEO NEOs

Total Compensation in the SCT	$20,790,267	$4,675,605

Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the SCT	$(16,807,009)	$(3,235,722)

Increase for Fair Value of Awards Granted During Year that Remain Unvested as of Year End	$19,534,732	$3,898,631

Increase for Fair Value of Awards Granted During Year that Vest During Year	—	—

Change in Fair Value from Prior Year-End to Current Year-End of Awards Granted Prior to Year that were Outstanding and Unvested as of Year-End	$24,533,039	$5,535,916

Change in Fair Value from Prior Year-End to Vesting Date of Awards Granted Prior to Year that Vested During Year	$8,303,669	$2,822,598

Increase based on Dividends or Other Earnings Paid during Year prior to Vesting Date	$89,547	$15,240

Total Adjustments	$35,653,978	$9,036,663

Total Compensation Actually Paid	$56,444,245	$13,712,268

(3)	For the relevant fiscal year, represents the cumulative TSR (the “Peer Group TSR” ) of the Russell 1000 Hotel/Motel Index.

(4)
Adjusted Compensation EBITDA is not a measure recognized in accordance with accounting principles generally accepted in the United States of America (“GAAP). “Adjusted Compensation EBITDA” means our Adjusted EBITDA as described in Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Key Business Metrics Evaluated by Management — Adjusted Earnings Before Interest Expense, Taxes, Depreciation, and Amortization,” of our Annual Report on Form
10-K
for the fiscal year ended December 31, 2023, plus “Net Financed Contracts” which represent Unlimited Vacation Club contracts signed during the period for which an initial cash down payment has been received and the remaining balance is contractually due in monthly installments over an average term of less than 4 years, plus “Net Deferrals” which represent the change in contract liabilities associated with the Unlimited Vacation Club membership contracts less the change in deferred cost assets associated with the contracts, plus $63.9M in variable compensation expense included in Adjusted EBITDA.

46	Hyatt Hotels Corporation | 2024 Proxy Statement

Table of Contents
Narrative Disclosure to Pay Versus Performance Table
Relationship Between Financial Performance Measures
The graphs below illustrate the relationship between compensation actually paid to our PEO and the average of the compensation actually paid to our remaining NEOs, with (i) our cumulative TSR, (ii) our Peer Group TSR, (iii) our net income, and (iv) our Adjusted Compensation EBITDA, in each case, for the fiscal years ended December 31, 2023, 2022, 2021 and 2020.
TSR amounts reported in the graph assume an initial fixed investment of $100, and that all dividends, if any, were reinvested.

Pay Versus Performance Tabular List
We believe the following performance measures represent the most important performance measures used to link compensation actually paid to our NEOs for the fiscal year ended December 31, 2023:

•	Adjusted Compensation EBITDA;

•	TSR; and

•	Net Rooms Growth
For additional details regarding certain of our most important performance measures, please see the sections titled “Annual Incentive” and “Annual Incentive — Long-Term Incentive — Annual Long-Term Incentive Grants — PSUs” in the CD&A section of this proxy statement, as applicable.

Hyatt Hotels Corporation | 2024 Proxy Statement	47

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal 2 — Ratification of Appointment of the Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP (“D&T”) as our independent registered public accounting firm for the fiscal year ending December 31, 2024. D&T also served as Hyatt’s independent registered accounting firm for fiscal year 2023, and the services provided to us by D&T in fiscal year 2023 are described under “Independent Registered Public Accounting Firm’s Fees” below. Representatives of D&T will be present virtually at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.

Stockholder ratification of the selection of D&T as our independent registered public accounting firm is not required by our bylaws or otherwise. However, the Board of Directors is submitting the selection of D&T to the stockholders for ratification as a matter of good corporate governance practice. Furthermore, the Audit Committee will take the results of the stockholder vote regarding D&T’s appointment into consideration in future deliberations. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Hyatt and our stockholders. Ratification of the appointment of D&T as our independent registered public accounting firm for fiscal year 2024 will require the affirmative vote of a majority of the voting power of the shares present virtually or represented by proxy at the Annual Meeting and entitled to vote on the proposal.

The Board of Directors unanimously recommends that the stockholders vote “FOR” Proposal No. 2 to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of Hyatt Hotels Corporation for the fiscal year ended December 31, 2024.

Independent Registered Public Accounting Firm’s Fees

In addition to retaining D&T to audit the Company’s consolidated financial statements, the Audit Committee retained D&T to provide various other services in fiscal years 2023 and 2022. The following table presents fees for professional services rendered by D&T for fiscal years 2023 and 2022. The Audit Committee approved all of the fees presented in the table below.

Type of Fees (in millions)	FY 2023	FY 2022
Audit Fees(1)	$8,796,173	$7,934,059
Audit-Related Fees(2)	$636,700	$611,800
Tax Fees(3)	$2,915,677	$2,636,014
All Other Fees(4)	$143,075	$965,275

Total	$12,491,625	$12,147,148

The following are footnotes to the above table, in accordance with SEC definitions:

(1)

Audit fees represent D&T fees for professional services for the audit of the Company’s consolidated financial statements included in our Annual Reports on Form 10-K for the fiscal years ended December 31, 2023 and December 31, 2022 filed with the SEC, review of quarterly financial statements, accounting consultation and other attest services that are typically performed by the independent public accountant, and services that are provided by D&T in connection with statutory and regulatory filings.

(2)	Audit-related fees consist principally of fees for audits required under agreements with our hotels owners.

(3)	Tax fees are fees for tax compliance, tax advice and tax planning.

(4)	All other fees are fees billed by D&T to Hyatt for any services not included in the first three categories. The 2023 and 2022 fees were for permitted advisory services.

48	Hyatt Hotels Corporation | 2024 Proxy Statement

Policy on Audit Committee Preapproval of Audit and Permissible Nonaudit Services of the Independent Registered Public Accounting Firm

The audit committee has adopted a policy requiring that all audit, audit-related and non-audit services provided by the independent auditor be pre-approved by the audit committee. The policy also requires additional approval of any engagements that were previously approved but are anticipated to exceed pre-approved fee levels. The policy permits the audit committee chair to pre-approve principal independent auditor services where the Company deems it necessary or advisable that such services commence prior to the next regularly scheduled meeting (provided that the audit committee chair must report to the full audit committee on any pre-approval determinations). All services provided to us by D&T for fiscal years 2023 and 2022 were pre-approved by the audit committee. D&T may only perform non-prohibited non-audit services that have been specifically approved in advance by the audit committee. In addition, before the audit committee will consider granting its approval, the Company’s management must have determined that such specific non-prohibited non-audit services can be best performed by D&T based on its in-depth knowledge of our business, processes and policies. The audit committee, as part of its approval process, considers the potential impact of any proposed work on the auditors’ independence.

The audit committee has adopted a policy that prohibits our independent auditors from providing:

•	bookkeeping or other services related to the accounting records or financial statements of the Company;

•	financial information systems design and implementation services;

•	appraisal or valuation services, fairness opinions or contribution-in-kind reports;

•	actuarial services;

•	internal audit outsourcing services;

•	management functions or human resources services;

•	broker or dealer, investment adviser or investment banking services;

•	legal services and expert services unrelated to the audit; and

•	any other service that the Public Company Accounting Oversight Board (the “PCAOB”) or the SEC determines, by regulation, is impermissible.

Hyatt Hotels Corporation | 2024 Proxy Statement	49

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS1

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements, the reporting process and maintaining an effective system of internal controls over financial reporting. The Company’s independent auditors are engaged to audit and express opinions on the conformity of the Company’s financial statements to United States generally accepted accounting principles.

In addition to fulfilling its oversight responsibilities as set forth in its charter and further described above in the section titled “Corporate Governance — Committees of the Board of Directors — Audit Committee,” the Audit Committee has done the following things:

•

Prior to the filing of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, reviewed and discussed with management and D&T the Company’s audited consolidated financial statements.

•

Discussed with D&T the matters required to be discussed by Auditing Standard No. 1301 (Communications with Audit Committees), Auditing Standard 3101 related to the requirement for auditors to communicate critical audit matters in auditor reports, and any other matters required to be communicated to the committee by D&T under auditing standards established from time to time by the PCAOB or SEC rules and regulations.

•

Evaluated D&T’s qualifications, performance and independence (consistent with SEC requirements), which included the receipt and review of the written disclosures and the letter from D&T required by applicable requirements of the PCAOB regarding D&T’s communications with the Audit Committee concerning independence and discussions with D&T regarding its independence.

Based on the reviews and discussions with management and D&T cited above, including the review of D&T’s disclosures and letter to the Audit Committee and review of the representations of management and the reports of D&T, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC.

Audit Committee of the Board of Directors

Cary D. McMillan, Chair

Paul D. Ballew

Michael A. Rocca

Dion Camp Sanders

Richard C. Tuttle

James H. Wooten, Jr.

[1]

This report is not “soliciting material,” is not deemed filed with the SEC, and is not to be incorporated by reference into any Hyatt filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

50	Hyatt Hotels Corporation | 2024 Proxy Statement

FIFTH AMENDED AND RESTATED HYATT HOTELS CORPORATION LONG-TERM INCENTIVE PLAN

Proposal 3 — Approval of Fifth Amended and Restated Hyatt Hotels Corporation Long-Term Incentive Plan

We originally adopted the Hyatt Hotels Corporation Long-Term Incentive Plan (the “Original LTIP”) as a means of attracting and retaining qualified non-employee directors, executives, and other key employees and to promote the success of the Company by providing certain non-employee directors, executives, and other key employees of the Company with a shared interest in increasing the value of the Company and sustaining its growth. The Original LTIP was most recently amended and restated effective May 20, 2020 in the form of the Fourth Amended and Restated Hyatt Hotels Corporation Long-Term Incentive Plan (the “Existing LTIP”).

We are now requesting that our stockholders vote in favor of approving the Fifth Amended and Restated Hyatt Hotels Corporation Long-Term Incentive Plan (the “2024 LTIP”) to increase the number of shares available under the 2024 LTIP for awards, to clarify certain existing provisions of the Existing LTIP and make certain updates to reflect current best practices and applicable law. The 2024 LTIP was approved by our Board of Directors on March 20, 2024, subject to and effective upon stockholder approval. If the stockholders do not approve the 2024 LTIP, then the 2024 LTIP will not become effective and the Existing LTIP will continue in effect on its existing terms with the current share limit set forth in the Existing LTIP. Because certain of our directors and executive officers may be eligible to receive awards under the 2024 LTIP, such directors and executive officers may be considered to have an interest in this proposal.

Approval of the 2024 LTIP will require the affirmative vote of a majority of the voting power of the shares present virtually or represented by proxy at the Annual Meeting and entitled to vote on the proposal.

A summary of the 2024 LTIP appears below. This summary is qualified in its entirety by the text of the 2024 LTIP, which is included as Appendix A to this proxy statement. The following is an overview of the key changes and clarifications to the Existing LTIP contained in the 2024 LTIP:

•	Increase the 2024 LTIP’s share limit by 5,650,000 shares;

•	Update to reflect market practices with respect to: (i) broker-assisted sales and (ii) data privacy; and

•	Extend the term of the 2024 LTIP by 10 years until the 10th anniversary of the date on which the 2024 LTIP is approved by our stockholders

As of March 20, 2024, the Existing LTIP had approximately 2,465,816 shares available for future awards. Absent the share increase contemplated by the 2024 LTIP, we estimate at the time of the 2024 Annual Meeting that we will have enough shares remaining under the Existing LTIP to continue making awards for approximately two years from the date of the 2024 Annual Meeting based on our historical usage and expected practices at such time. We estimate that by increasing our share reserve, we will be able to continue to use equity awards to attract, retain, and motivate employees for approximately the next five years from the date of the 2024 Annual Meeting.

Significant Historical Award Information

Historically, we have granted predominantly SARs, RSUs, PSUs, and performance-vested restricted shares. The table below presents the number of shares that were subject to the various outstanding equity awards as of March 20, 2024:

Number of SARs	3,862,925

Weighted-average base price	$ 73.36

Weighted-average remaining term (years)	5.9

Number of RSUs(1)	855,360

Number of PSUs	811,690

(1)	Excludes 23,042 RSUs that are settled in cash.

Hyatt Hotels Corporation | 2024 Proxy Statement	51

As of March 20, 2024, we had 101,870,576 shares of common stock issued and outstanding. The closing price of a share of our Class A common stock on the NYSE on March 20, 2024 was $158.30.

The following table shows how we have used equity compensation over the last three years:

Key Equity Metrics	2023	2022	2021

Percentage of equity awards granted to NEOs	42.3%	41.2%	42.7%

Equity Burn Rate	0.9%	1.0%	1.1%

Dilution	8.6%	9.9%	11.1%

Overhang	5.4%	5.5%	5.4%

All full-time employees are eligible to receive equity awards. At present, approximately 600 employees, 0 consultants and 10 non-employee directors are eligible to receive awards under the Existing LTIP. If approved, the same number of employees, consultants and non-employee directors would be eligible for grants under the 2024 LTIP. Currently 815 current and former employees, 0 consultants and 10 non-employee directors hold awards granted under the Original and Existing LTIPs.

The 2024 LTIP contains a fungible share reserve feature. Under this feature, a distinction is made between the number of shares in the reserve attributable to “full value” awards (i.e., restricted stock, RSUs and other share-denominated awards for which no payment is required) and “non-full value” awards (i.e., stock options, SARs and similar awards). Currently, full value awards count as two fungible units for every one share of common stock subject to the award, while non-full value awards count as one fungible unit for every one share of common stock subject to the award. Inclusion of a fungible share counting mechanic enables us to use our share reserve more efficiently.

Under fungible share counting, based on an aggregate of 8,115,816 shares available for grant of new awards under the 2024 LTIP if the proposed share increase is approved by our stockholders, a maximum of 4,057,908 shares could be issued pursuant to awards under the 2024 LTIP following the effective date if all new awards were full value awards, while awards covering 8,115,816 shares (i.e., the entire share limit that remains available) could be issued if all new awards were non-full value awards. Based on the closing price of the Company’s common shares as reported by the NYSE on March 20, 2024 of $158.30, the maximum aggregate market value of those 8,115,816 common shares was $1,284,733,673. Though the award types count differently against the share limit, in no event will the actual number of shares issued under the 2024 LTIP exceed the share limit.

In light of the factors described above, the Board of Directors believes the share limit represents reasonable potential equity dilution and provides a significant incentive for officers, employees, non-employee directors and consultants to increase the value of the Company for all stockholders.

Summary of the 2024 LTIP

A summary of the principal provisions of the 2024 LTIP is set forth below. The summary is qualified by reference to the full text of the 2024 LTIP, which is attached as Appendix A to this proxy statement to definitive proxy statement.

The 2024 LTIP was approved by our Board of Directors on the recommendation of our Talent and Compensation Committee on March 20, 2024, subject to and effective upon approval by our stockholders. The 2024 LTIP provides for the grant of options (both nonqualified and incentive stock options), SARs, restricted stock, RSUs, performance awards, dividend equivalents, stock payments and deferred stock (collectively, “Awards”).

Share Limit; Award Limits

Under the 2024 LTIP, the Company may issue up to a total of 8,115,816 shares in respect of awards (including incentive stock options (“ISOs”)) (representing 2,465,816 shares that remain available for issuance under the Existing LTIP plus the increase from the Existing LTIP’s share limit of 5,650,000 shares). The 2024 LTIP includes a fungible share counting mechanic pursuant to which full value awards count against a fungible unit limit of two fungible units per share subject to the award, while non-full value awards count against the fungible unit limit as one fungible unit per share subject to the award. Accordingly, if all new awards were to be issued as full value awards, the shares that remain available under the increased share limit would be exhausted after issuance of awards covering only 4,057,908 actual shares (i.e., the point at which the fungible unit limit is reached by these new awards due to the fact that full value awards debit the fungible unit limit at a higher rate). By contrast, if all new awards were issued as non-full value awards, the fungible unit limit would be reached by such awards at the same time as the specified share limit was reached by the shares underlying such awards, meaning that all shares subject to the share limit could be used for new awards.

52	Hyatt Hotels Corporation | 2024 Proxy Statement

The 2024 LTIP also contains specific limits on the level of awards that may be issued to certain participants, as follows:

•	no more than 1,000,000 shares of our Class A common stock may be granted in any calendar year to any one employee;

•	no employee may receive cash-based Awards with a value exceeding $5,000,000 in any one calendar year; and

•	no non-employee director may receive compensation for any calendar year in excess of $750,000.

The shares of our Class A common stock available under the 2024 LTIP may be either previously authorized and unissued shares or treasury shares. The 2024 LTIP provides for appropriate adjustments in the number and kind of shares subject to the 2024 LTIP and to outstanding Awards thereunder in the event of a corporate event or transaction, including any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of our assets to stockholders, or any other change affecting the shares or the share price of our stock.

If any shares subject to an Award under the 2024 LTIP terminate, expire, are settled in cash in lieu of shares or lapse for any reason without the delivery of shares, then the shares subject to such Award under the 2024 LTIP shall be available again for grant under the plan and shall be added back to the fungible unit limit in the same manner as such Award was (or would have been if granted after the effective date of the 2024 LTIP) debited from the fungible unit limit upon grant. In addition, shares repurchased by the Company at the same price paid by the participant so that such shares are returned to the Company will be available for future grants under the 2024 LTIP. To the extent permitted by applicable law or any exchange rule, shares issued in assumption of, or in substitution for, any outstanding awards or an entity acquired by the Company or any of its subsidiaries will not be counted against the shares available for grant under the 2024 LTIP. Shares tendered or withheld to satisfy the exercise price of an option granted under the 2024 LTIP and any shares tendered or withheld to satisfy any tax withholding obligation with respect to Awards granted under the 2024 LTIP will not again be available for grant under the 2024 LTIP.

Administration

The 2024 LTIP is generally administered by our Talent and Compensation Committee or any subcommittee thereof; provided that a subcommittee of our Board of Directors may also function as the Talent and Compensation Committee (the “Administrator”). The Administrator is authorized to determine the individuals who will receive Awards (the “participants”), the terms and conditions of such Awards, the types of Awards to be granted, the number of shares to be subject to each Award, the price of the Awards granted, any performance criteria, payment terms, payment method, and the expiration date applicable to each Award. The Administrator is also authorized to establish, adopt or revise rules relating to the administration of the 2024 LTIP. The Administrator may delegate its authority to grant or amend Awards or take other administrative actions with respect to participants other than senior executive officers subject to Section 16 of the Exchange Act or the officers to whom the authority to grant or amend Awards has been delegated.

Amendment and Termination

The Administrator or the Board of Directors may terminate, amend, suspend or modify the 2024 LTIP at any time, except that stockholder approval will be required for any amendment to increase the number of shares available under the 2024 LTIP or to decrease the exercise price or any outstanding option or SAR granted under the 2024 LTIP (or as otherwise required by law or applicable exchange rule). In no event may an Award be granted or awarded during any period of suspension or termination of the 2024 LTIP. The 2024 LTIP will expire and no further Awards may be granted after May 15, 2034, the 10th anniversary of its approval by our stockholders.

Eligibility

Awards under the 2024 LTIP may be granted to individuals who are our employees, consultants or our non-employee directors. However, options which are intended to qualify as ISOs may only be granted to employees.

Awards

The following briefly describes the principal features of the various Awards that may be granted under the 2024 LTIP.

Options – Options provide for the right to purchase our Class A common stock at a specified price, and usually will become exercisable in the discretion of the Administrator in one or more installments after the grant date. The option exercise price may be paid in:

•	cash;

•	check;

Hyatt Hotels Corporation | 2024 Proxy Statement	53

•

shares of our Class A common stock (including shares issuable pursuant to the exercise of an Award or shares which have been held by the participant for such period required by the Administrator to avoid any adverse accounting consequences);

•	broker assisted cash-less exercise; or

•	such other property as may be acceptable to the Administrator

Options may take two forms, non-statutory options (“NSOs”) and ISOs. NSOs may be granted for any term specified by the Administrator, but shall not exceed ten years. ISOs will be designed to comply with the provisions of the Code and will be subject to certain restrictions contained in the Code in order to qualify as ISOs. Among such restrictions, ISOs must:

•

have an exercise price not less than the fair market value of our Class A common stock on the date of grant, or if granted to certain individuals who own or are deemed to own at least 10% of the total combined voting power of all of our classes of stock (“10% stockholders”), then such exercise price may not be less than 110% of the fair market value of our Class A common stock on the date of grant;

•	be granted only to our employees;

•	expire within a specified time following the option holder’s termination of employment;

•	be exercised within ten years after the date of grant, or with respect to 10% stockholders, no more than five years after the date of grant; and

•	not be exercisable for the first time for shares of our Class A common stock with an aggregate fair market value in excess of $100,000, determined based on the exercise price.

No ISO may be granted under the 2024 LTIP after ten years from the date the 2024 LTIP is approved by our stockholders.

Restricted Stock – A restricted stock award is the grant of shares of our Class A common stock that is nontransferable and, unless otherwise determined by the Administrator at the time of award, may be forfeited upon termination of employment or service during a restricted period. Participants will have all rights as stockholders, including the right to vote the shares of restricted stock and receive dividends on such shares, unless otherwise provided by the Administrator, in its sole discretion. Dividends on shares of unvested restricted stock will only be paid to a participant if and at such time as the underlying restricted stock vests. Restricted stock granted to employees will vest according to the terms of each individual Award agreement, as determined by the Administrator and set forth in the applicable Award agreement.

Stock Appreciation Rights – SARs provide for the payment to the holder based upon increases in the price of our Class A common stock over a set base price. SARs may be granted in connection with stock options or other Awards or separately. The term and conditions of each SAR, including the period during which a vested SAR may be exercised, is set by the Administrator in the applicable Award agreement. Payment for SARs will be made in shares of our Class A common stock unless, due to the occurrence of unusual events, the Administrator determines that such payment should be made in cash.

Restricted Stock Units – Restricted stock units represent the right to receive shares of our Class A common stock at a specified date in the future, subject to forfeiture of such right. If the restricted stock unit has not been forfeited, then on the date specified in the Award agreement we shall deliver to the holder of the restricted stock unit, unrestricted shares of our Class A common stock which will be freely transferable. The Administrator will specify the vesting requirements, and other terms and conditions of such restricted stock units, in the applicable Award agreement. Recipients of restricted stock units will have no voting or dividend rights prior to the time when the vesting conditions are met and the underlying Class A common stock is delivered.

Dividend Equivalents – Dividend equivalents represent the value of the dividends per share of our Class A common stock we pay, calculated with reference to the number of shares covered by an Award (other than a dividend equivalent award) held by the participant. These may be paid in cash or stock. Dividend Equivalents paid in cash do not count against the share and award limits under the 2024 LTIP. Payments in respect of dividend equivalents linked to another Award will only be paid to a participant if and at such time as the underlying Award vests.

Performance Awards – Performance awards may be denominated in cash, shares of our Class A common stock, or both, and are linked to the satisfaction of performance criteria established by the Administrator, as set forth in the applicable Award agreement. Performance criteria on which the awards will be based may include, but are not limited to, the following: earnings (either before or after one or more of interest, taxes, depreciation and amortization), economic value-added (as determined by the Talent and Compensation Committee), sales or revenue, net income

54	Hyatt Hotels Corporation | 2024 Proxy Statement

(either before or after taxes), cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, return on invested capital, return on assets, return on stockholders’ equity, stockholder return, return on sales, gross or net profit, costs, funds from operations, expenses, productivity, operating margin, operating efficiency, customer satisfaction, working capital, earnings per share, price per share of common stock, market share, chain results, gross operating profit, capital development, implementation or completion of critical projects, branding, organizational or succession planning, management or licensing fee growth, guest satisfaction top box scores, Net Promoter Score, net rooms growth, RevPAR (revenue per available room), management fees, and growth in hotels, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

Stock Payments – Payments to participants of bonuses or other compensation under the 2024 LTIP may be made in the form of our Class A common stock.

Deferred Stock – Deferred stock typically is awarded without payment of consideration and is subject to vesting conditions, including satisfaction of performance criteria. Like restricted stock, deferred stock may not be sold, or otherwise transferred until the vesting conditions are removed or expire. Unlike restricted stock, deferred stock is not actually issued until the deferred stock award has vested. Recipients of deferred stock also will have no voting or dividend rights prior to the time when the vesting conditions are met and the underlying Class A common stock is delivered.

Change in Control

In connection with a change in control, all outstanding Awards will be assumed or an equivalent award substituted by the successor corporation. If an Award is assumed or substituted for an equivalent Award and a participant’s service is terminated upon or within 12 months following the change in control, then such participant will become fully vested in such assumed or substituted Award. In the event the outstanding Awards are not assumed or substituted, then the Administrator may cause all such Awards to become fully exercisable immediately prior to the change in control and all forfeiture restrictions on such Awards to lapse.

Adjustments upon Certain Events

In the event of a stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or other similar changes affecting the shares or share price of Company stock, the Administrator shall make equitable adjustments to reflect changes with respect to (i) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria), (ii) the number and kind of shares of Class A common stock (or other securities or property) subject to an Award, (iii) the aggregate number and kind of shares that may be issued under the 2024 LTIP (including the maximum number of shares of Class A common stock and the limits on the amount of awards to employees and non-employee directors), and (iv) the grant or exercise price per share for any outstanding Awards.

In addition, upon such events the Administrator may provide for (i) the termination of any Awards in exchange for cash equal to the amount the participant would otherwise be entitled to receive if he or she had exercised the Award, (ii) the full vesting, exercisability or payment of any Award, (iii) the assumption of such Award by any successor, (iv) the replacement of such Award with other rights or property, (v) the adjustment of the number and type of shares and/or the terms and conditions of the Awards which may be granted in the future, or (vi) the result that Awards cannot vest, be exercised or become payable after such event.

Awards Not Transferable

Generally the Awards may not be sold, pledged, assigned or otherwise transferred other than by will or by laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a domestic relations order, as defined in the Code. The Administrator may allow Awards other than ISOs to be transferred for estate or tax planning purposes to members of the holder’s family, charitable institutions or trusts for the benefit of family members.

Prohibition on Repricing

The 2024 LTIP prohibits the Administrator from repricing options and SARs without the approval of stockholders, including a repricing accomplished through the cancellation of an option or SAR in exchange for cash or another award when the exercise price of the option or the base measurement price of the SAR exceeds the current fair market value of the Class A common stock subject to such option or SAR.

Hyatt Hotels Corporation | 2024 Proxy Statement	55

Clawback

The 2024 LTIP allows the Administrator to subject Awards under the 2024 LTIP to rights of forfeiture and recovery in the event that the participant has a termination of service prior to a specified date or within a specified period following receipt or exercise of an Award, competes with the Company or acts in a manner inimical, contrary or harmful to the interests of the Company, or is otherwise terminated for cause. In addition, all Awards (including any proceeds, gains or other economic benefit actually or constructively received) are subject to the provisions of any clawback policy implemented by the Company, including the Company’s compensation recovery policy and the Company’s Policy for Recovery of Erroneously Awarded Compensation.

Miscellaneous

As a condition to the issuance or delivery of shares of Class A common stock or payment of other compensation pursuant to the exercise or lapse of restrictions on any Award, the Company has the authority to require participants to discharge all applicable withholding tax obligations. Shares held by or to be issued to a participant may also be used to discharge tax withholding obligations, subject to the discretion of the Administrator to disapprove of such use.

U.S. Federal Income Tax Consequences

The tax consequences of the 2024 LTIP under current U.S. federal law are summarized in the following discussion. This discussion is limited to the general tax principles applicable to the 2024 LTIP for U.S. taxpayers, and is intended for general information only. State, local or foreign taxes are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The tax information summarized is not tax advice.

Nonqualified Stock Options – For U.S. federal income tax purposes, an optionee generally will not recognize taxable income at the time a non-qualified stock option is granted under the 2024 LTIP. The optionee will recognize ordinary income, and the Company will be entitled to a deduction, upon the exercise of a non-qualified stock option. The amount of income recognized (and the amount generally deductible by the Company) generally will be equal to the excess, if any, of the fair market value of the shares at the time of exercise over the aggregate exercise price paid for the shares, regardless of whether the exercise price is paid in cash, shares or other property. An optionee’s basis for the stock for purposes of determining his or her gain or loss upon a subsequent disposition of the shares generally will be the fair market value of the stock on the date of exercise of the non-qualified stock option, and any subsequent gain or loss will generally be taxable as capital gain or loss.

Incentive Stock Options – An optionee generally will not recognize taxable income either at the time an incentive stock option is granted or when it is exercised. However, the amount by which the fair market value of the shares at the time of exercise exceeds the exercise price will be an item of tax preference to the optionee for purposes of alternative minimum tax. Generally, upon the sale or other taxable disposition of the shares acquired upon exercise of an incentive stock option, the optionee will recognize taxable income. If shares acquired upon the exercise of an incentive stock option are held for the longer of two years from the date of grant or one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction. If this holding period is not met and the stock is sold for a gain, then the difference between the option price and the fair market value of the stock on the date of exercise will be taxed as ordinary income and any gain over that will be eligible for long or short term capital gain treatment. If the holding period is not met and the shares are disposed of for less than the fair market value on the date of exercise, then the amount of ordinary income is limited to the excess, if any, of the amount realized over the exercise price paid. The Company generally will be entitled to a deduction in the amount of any ordinary income recognized by the optionee.

Stock Appreciation Rights – No taxable income is generally recognized upon the receipt of a SAR. Upon exercise of a SAR, the cash or the fair market value of the shares received generally will be taxable as ordinary income in the year of such exercise. The Company generally will be entitled to a compensation deduction for the same amount which the recipient recognizes as ordinary income.

Restricted Stock – A participant to whom restricted stock is issued generally will not recognize taxable income upon such issuance and the Company generally will not then be entitled to a deduction, unless an election is made by the participant under Section 83(b) of the Code. However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to a substantial risk of forfeiture, the participant generally will recognize ordinary income and the Company generally will be entitled to a deduction for an amount equal to the excess of the fair market value of the shares on the date such restrictions lapse over the purchase price thereof. If an election is made under Section 83(b) of the Code, then the participant generally will recognize ordinary income on the date of issuance equal

56	Hyatt Hotels Corporation | 2024 Proxy Statement

to the excess, if any, of the fair market value of the shares on that date over the purchase price therefor and the Company will be entitled to a deduction for the same amount.

Restricted Stock Unit – A participant will generally not recognize taxable income upon the grant of a restricted stock unit. However, when the shares are delivered to the participant, the value of such shares at that time will be taxable to the participant as ordinary income. Generally, the Company will be entitled to a deduction for an amount equal to the amount of ordinary income recognized by the participant.

Deferred Stock – A participant will generally not recognize taxable income upon the grant of deferred stock. However, when the shares are delivered to the participant, the value of such shares at that time will be taxable to the participant as ordinary income. Generally, the Company will be entitled to a deduction for an amount equal to the amount of ordinary income recognized by the participant.

Stock Payments – A participant will recognize taxable ordinary income on the fair market value of the stock delivered as payment of bonuses or other compensation under the Plan and generally the Company will be entitled to a corresponding deduction.

Performance Awards – A participant who has been granted a performance award (either performance unit or stock) generally will not recognize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time. When an award is paid, whether in cash or shares, the participant generally will recognize ordinary income, and the Company will be entitled to a corresponding deduction.

Code Section 409A – Certain Awards under the 2024 LTIP, depending in part on particular Award terms and conditions, may be considered non-qualified deferred compensation subject to the requirements of Code Section 409A. If the terms of such Awards do not meet the requirements of Code Section 409A, then the violation may result in an additional 20% tax obligation, plus penalties and interest for such participant.

New Plan Benefits

Except with respect to equity awards that may be granted to our non-employee directors pursuant to our non-employee director compensation program described above under “Compensation of Non-Employee Directors” in this proxy statement, including the equity awards that will be awarded to each non-employee director serving on our Board of Directors on the date of our Annual Meeting, the number of Awards that our named executive officers, directors, other executive officers and other employees may receive under the 2024 LTIP is in the discretion of the Administrator. Therefore, it is not possible to determine the future benefits that will be received by these participants under the 2024 LTIP.

In accordance with applicable disclosure rules, the following table sets forth the benefits that would have been received by or allocated (and were in fact received by or allocated) to the following individuals and groups under the 2024 LTIP during the fiscal year ended December 31, 2023.

Name and Position	Number of SARs	Number of RSUs(1)	Number of PSUs(1)(2)	Number of Common Shares (1)(3)

Thomas J. Pritzker, Executive Chairman of the Board	123,609	—	—	—

Mark S. Hoplamazian, President and Chief Executive Officer	51,503	22,379	100,758	—

Joan Bottarini, Executive Vice President, Chief Financial Officer	14,833	6,445	8,593	—

H. Charles Floyd, Executive Vice President, Global President of Operations	15,451	6,713	8,951	—

Mark R. Vondrasek, Executive Vice President, Chief Commercial Officer	10,815	4,699	6,266	—

Executive Group	249,892	57,902	144,080	—

Non-Executive Director Group	—	10,106	—	6,518

Non-Executive Officer Employee Group	35,020	339,231	45,303	—

(1)	Does not reflect fungible share counting system.

(2)	Reflects target PSUs granted.

(3)	Represents common shares issued to directors that have elected to receive such shares as annual equity retainers and in lieu of cash retainer(s).

Hyatt Hotels Corporation | 2024 Proxy Statement	57

Plan Benefits

The following table shows the number of shares of our Class A common stock subject to equity awards under the 2024 LTIP since its inception through March 20, 2024 for certain individuals:

Name and Position	Number of SARs	Number of RSUs(1)	Number of PSUs(1)(2)	Number of Performance Restricted Shares(1)(2)	Number of Common Shares (1)(3)

Thomas J. Pritzker, Executive Chairman of the Board	3,037,522	—	—	—	—

Mark S. Hoplamazian, President and Chief Executive Officer	2,036,846	578,193	625,974	40,324	—

Joan Bottarini, Executive Vice President, Chief Financial Officer	141,705	71,812	54,383	—	—

H. Charles Floyd, Executive Vice President, Global President of Operations	773,210	366,379	162,216	17,025	—

Mark R. Vondrasek, Executive Vice President, Chief Commercial Officer	175,813	91,029	71,333	—	—

All current executive officers as a group	6,028,077	1,071,854	913,912	40,324	—

All current non-executive directors as a group	—	127,736	—	—	104,813

Nominees for election as directors	N/A	N/A	N/A	N/A	N/A

Associates of any such directors, executive officers or nominees	N/A	N/A	N/A	N/A	N/A

Each other person who received or is to receive 5% of such options, warrant or rights	N/A	N/A	N/A	N/A	N/A

Employees other than executive officers as a group	4,468,583	6,436,976	312,434	60,650	—

(1)	Does not reflect fungible share counting system.

(2)	With respect to completed performance periods, reflects shares earned. With respect to ongoing performance periods, reflects target PSUs granted.

(3)	Represents common shares issued to directors that have elected to receive such shares as annual equity retainers and in lieu of cash retainer(s).

Equity Compensation Plan Information

We have two compensation plans approved by our stockholders under which our equity securities are authorized for issuance to employees and directors for goods or services, the Existing LTIP and the Hyatt Hotels Corporation Second Amended and Restated Employee Stock Purchase Plan (“ESPP”). For information regarding these equity compensation plans as of December 31, 2023, see “Stock Ownership Information — Equity Compensation Plan Information — Securities Authorized for Issuance Under Equity Compensation Plans.”

The Board of Directors unanimously recommends that the stockholders vote “FOR” Proposal No. 3 to approve the Fifth Amended and Restated Hyatt Hotels Corporation Long-Term Incentive Plan.

58	Hyatt Hotels Corporation | 2024 Proxy Statement

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Proposal 4 — Advisory Vote to Approve Executive Compensation

As required pursuant to Section 14A of the Exchange Act, the Company requests stockholder approval, on an advisory basis, of the compensation paid to our named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis and the accompanying compensation tables and related narrative in this proxy statement).

As described under “Executive Compensation — Compensation Discussion and Analysis,” our executive compensation program is designed to promote long-term brand value for the Company, a goal which we believe, in turn, is central to the creation of long-term economic value for our stockholders. Our compensation program is designed to attract, recruit, develop, engage, and retain the talent needed to achieve long-term brand value and to appropriately motivate our executive officers. As such, we believe that our executive compensation program and the corresponding executive compensation detailed in the compensation tables and related narrative set forth in this proxy statement are strongly aligned with the long-term interests of our stockholders.

As an advisory vote, this proposal is not binding upon the Company. However, our Talent and Compensation Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by stockholders in their vote on this proposal, and will carefully consider the outcome of the vote when making future compensation decisions for named executive officers. Approval, on an advisory basis, of the compensation paid to our named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules will require the affirmative vote of a majority of the voting power of the shares present virtually or represented by proxy at the Annual Meeting and entitled to vote on the proposal.

The Board of Directors strongly endorses the Company’s executive compensation program and unanimously recommends that stockholders vote in favor of the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.

The next say-on-pay vote will be held at the annual meeting of stockholders in 2025.

The Board of Directors unanimously recommends that the stockholders vote “FOR” Proposal No. 4 to approve, on an advisory basis, the compensation paid to our named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules.

Hyatt Hotels Corporation | 2024 Proxy Statement	59

STOCK OWNERSHIP INFORMATION

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth as of March 21, 2024 information regarding:

•	each person known to us to be the beneficial owner of more than 5% of our outstanding shares of Class A common stock or Class B common stock;

•	each of our NEOs;

•	each of our directors and nominees for the Board of Directors; and

•	all of our directors and executive officers as a group.

The information shown in the table with respect to the percentage of shares of Class A common stock beneficially owned is based on 45,162,749 shares of Class A common stock outstanding as of March 21, 2024 (and does not assume the conversion of any outstanding shares of Class B common stock). The information shown in the table with respect to the percentage of shares of Class B common stock beneficially owned is based on 56,707,827 shares of Class B common stock outstanding as of March 21, 2024. Each share of Class B common stock is convertible at any time into one share of Class A common stock. The information shown in the table with respect to the percentage of total common stock beneficially owned is based on 101,870,576 shares of common stock outstanding as of March 21, 2024. The information shown in the table with respect to the percentage of total voting power is based on 101,870,576 shares of common stock outstanding as of March 21, 2024, and assumes that no shares of Class B common stock outstanding as of March 21, 2024 have been converted into shares of Class A common stock.

Information with respect to beneficial ownership is based on our records, information filed with the SEC or information furnished to us by each director, director nominee, executive officer or beneficial owner of more than 5% of our Class A common stock or Class B common stock. Beneficial ownership rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and investment power with respect to those securities. Unless otherwise indicated by footnote, and subject to applicable community property laws, we believe, based on the information furnished to us, that the persons and entities named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Unless otherwise provided, the address of each individual listed below is c/o Hyatt Hotels Corporation, 150 North Riverside Plaza, Chicago, Illinois 60606.

	Class A Common Stock		Class B Common Stock
Name of Beneficial Owner	Shares	% of Class A	Shares	% of Class B	% of Total Common Stock	% of Total Voting Power(1)

5% or greater stockholders:

Pritzker Family Group(2)

CIBC Trust Company (Bahamas) Limited in its capacity as trustee and Other Reporting Persons(3)	—	—	673,350	1.2%	*	1.1%

Trustees of the Thomas J. Pritzker Family Trusts and Other Reporting Persons(4)	588,693	1.3%	22,520,767	39.7%	22.7%	36.9%

Trustees of the Nicholas J. Pritzker Family Trusts and Other Reporting Persons(5)	—	—	70,000	*	*	*

Trustees of the Jennifer N. Pritzker Family Trusts and Other Reporting Persons(6)	—	—	1,964,376	3.5%	1.9%	3.2%

Trustees of the Karen L. Pritzker Family Trusts(7)	—	—	4,436,584	7.8%	4.4%	7.2%

Trustees of the Penny Pritzker Family Trusts and Other Reporting Persons(8)	14,650	*	7,215,797	12.7%	7.1%	11.8%

Trustees of the Daniel F. Pritzker Family Trusts and Other Reporting Persons(9)	—	—	1,922	*	*	*

Trustees of the Gigi Pritzker Pucker Family Trusts and Other Reporting Persons(10)	—	—	17,554,636	31.0%	17.2%	28.7%

60	Hyatt Hotels Corporation | 2024 Proxy Statement

	Class A Common Stock		Class B Common Stock
Name of Beneficial Owner	Shares	% of Class A	Shares	% of Class B	% of Total Common Stock	% of Total Voting Power(1)

Baron Capital Group, Inc. and affiliated entities(11)	5,405,089	12.0%	—	—	5.3%	*

BlackRock, Inc(12)	4,074,421	9.0%	—	—	4.0%	*

Massachusetts Financial Services Company(13)	3,046,430	6.8%	—	—	3.0%	*

Principal Global Investors, LLC(14)	2,312,220	5.1%	—	—	2.3%	*

The Vanguard Group, Inc. and affiliated entities(15)	4,221,373	9.4%	—	—	4.1%	*

Wellington Management Group LLP and affiliated entities(16)	2,546,984	5.6%	—	—	2.5%	*

Named Executive Officers and Directors:

Thomas J. Pritzker(17)	586,105	1.3%	22,520,767	39.7%	22.4%	36.4%

Mark S. Hoplamazian(18)	625,231	1.4%	—	—	*	*

Joan Bottarini(19)	26,798	*	—	—	*	*

H. Charles Floyd(20)	55,231	*	—	—	*	*

Mark R. Vondrasek(21)	12,652	*	—	—	*	*

Alessandro Bogliolo	575	*	—	—	*	*

Paul D. Ballew	5,589	*	—	—	*	*

Susan D. Kronick	39,527	*	—	—	*	*

Cary D. McMillan	—	*	—	—	*	*

Heidi O’Neill	672	*	—	—	*	*

Jason Pritzker(22)	2,588	*	—	—	*	*

Michael A. Rocca	18,285	*	—	—	*	*

Dion Camp Sanders	1,039	*	—	—	*	*

Richard C. Tuttle	36,120	*	—	—	*	*

James H. Wooten, Jr.	7,649	*	—	—	*	*

All directors and executive officers as a group (20 persons)(23)	1,450,335	3.2%	22,520,767	39.7%	23.5%	37.2%

*	Less than 1%.

(1)

Holders of our Class A common stock and our Class B common stock vote together as a single class on all matters submitted to a vote of our stockholders. The holders of Class A common stock are entitled to one vote per share and the holders of Class B common stock are entitled to ten votes per share. However, if on any record date for determining the stockholders entitled to vote at an annual or special meeting of stockholders, the aggregate number of shares of our Class A common stock and Class B common stock owned, directly or indirectly, by the holders of our Class B common stock is less than 15% of the aggregate number of shares of Class A common stock and Class B common stock then outstanding, then at such time all shares of Class B common stock will automatically convert into shares of Class A common stock and all outstanding common stock will be entitled to one vote per share on all matters submitted to a vote of our stockholders. The information shown in the table with respect to the percentage of total voting power is based on 101,870,576 shares of common stock outstanding as of March 21, 2024, and assumes that no shares of Class B common stock outstanding as of March 21, 2024 have been converted into shares of Class A common stock.

(2)

See footnotes (3) through (10) below. CIBC Trust Company (Bahamas) Limited in its capacity as trustee of Pritzker family non-U.S. situs trusts and the trustees of the Thomas J. Pritzker Family Trusts, the Nicholas J. Pritzker Family Trusts, the Jennifer N. Pritzker Family Trusts, the Karen L. Pritzker Family Trusts, the Penny Pritzker Family Trusts, the Daniel F. Pritzker Family Trusts, the Anthony N. Pritzker Family Foundation, the Gigi Pritzker Pucker Family Trusts and certain other reporting persons described in footnotes (3) through (10) below (collectively, the “Pritzker Family Group”) are party to those certain agreements described in footnotes (3) through (10) below, which agreements contain, among other things, certain voting agreements and limitations on the sale of their shares of common stock. As a result, the members of the Pritzker Family Group may be deemed to be members of a “group” within the meaning of Section 13(d)(3) of the Exchange Act.

(3)

Based in part on information contained in a Schedule 13D filed on August 26, 2010, as amended (SEC Accession No 0001193125-10-198223), represents (i) 538,681 shares of Class B common stock held of record by Bombay Hotel Corporation (“Bombay”), and (ii) 134,669 shares of Class B common stock held of record by CPC, Inc. (“CPC”). The voting and investment decisions of Bombay are made by its three directors, all of whom are employees of FirstCaribbean International Bank and Trust Company (Cayman) Limited. In such capacity, FirstCaribbean International Bank and Trust Company (Cayman) Limited may be deemed to beneficially own such shares of Class B common stock directly held by Bombay. The voting and investment decisions of CPC are made by its two directors, Corporate Associates Limited and Commerce Services Limited, both of which are wholly-owned subsidiaries of FirstCaribbean International Trust Company (Bahamas) Limited. In such capacity, FirstCaribbean

Hyatt Hotels Corporation | 2024 Proxy Statement	61

International Trust Company (Bahamas) Limited may be deemed to beneficially own such shares of Class B common stock directly held by CPC. J.P. Morgan Trust Company (Bahamas) Limited, as trustee of 2010 N3 Purpose Trust, Bank of Nova Scotia Trust Company (Bahamas) Limited, as trustee of Settlement T-551-7, and Ter Trust Company LTA, as trustee of Namchak Charitable Trust, each own approximately 30% of each of Bombay and CPC and disclaim beneficial ownership of the shares directly held by Bombay and CPC. Bombay, CPC and the trustees and adult beneficiaries of all of these non-U.S. situs trusts have agreed to certain voting agreements and to certain limitations with respect to the sale of shares of our common stock, which are contained in the Amended and Restated Foreign Global Hyatt Agreement, and the shares of common stock listed in the table may not be sold other than in accordance with such agreements. See Part I, Item 1, “Business — Stockholder Agreements” and Item 1A, “Risk Factors — Risks Related to Share Ownership and Other Stockholder Matters” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for additional information. The address of the principal business and principal office for Bombay is c/o FirstCaribbean International Bank & Trust Company (Cayman) Limited, 25 Main Street, P.O. Box 694, Grand Cayman KY1-1107, Cayman Islands. The address of the principal business and principal office for CPC is c/o FirstCaribbean International Trust Company (Bahamas) Limited, Goodman’s Bay Corporate Centre, West Bay Street, Ground Floor, P.O. Box N-3933, Nassau, Bahamas.

(4)

Represents (i) 20,723,351 shares of Class B common stock held of record by THHC, L.L.C., a member-managed limited liability company controlled by another member-managed limited liability company whose sole member is a trust for the benefit of Thomas J. Pritzker, of which Maroon Private Trust Company, LLC, a manager-managed limited liability company, serves as trustee and in such capacity may be deemed to beneficially own such shares under Rule 13d-3 of the Exchange Act (“Rule 13d-3”); (ii) 1,746,453 shares of Class B common stock held of record by trusts for the benefit of Thomas J. Pritzker and certain of his lineal descendants, of which Maroon Private Trust Company, LLC serves as trustee and in such capacity may be deemed to beneficially own such shares under Rule 13d-3; (iii) 50,963 shares of Class B common stock held of record by TJP Revocable Trust, a trust for the benefit of Thomas J. Pritzker, of which Marshall E. Eisenberg and Thomas J. Pritzker serve as co-trustees and share voting and investment power over such shares; (iv) 586,105 shares of Class A common stock held by Mr. Thomas J. Pritzker; and (v) 2,588 shares of Class A common stock held by Jason Pritzker, who is the son of Mr. Thomas Pritzker and one of our directors. Maroon Trust is the sole member of Maroon Private Trust Company, LLC and in such capacity may be deemed to beneficially own such shares under Rule 13d-3. Mr. Thomas J. Pritzker is the trustee of Maroon Trust and in such capacity may be deemed to beneficially own such shares under Rule 13d-3. The investment decisions of Maroon Private Trust Company, LLC are made by the Trust Committee of its board of managers, consisting of Mr. Thomas J. Pritzker and certain other individuals. The voting decisions of Maroon Private Trust Company, LLC are made by the independent members of the Trust Committee, which does not include Mr. Thomas J. Pritzker. Mr. Thomas J. Pritzker and the other members of the Trust Committee disclaim beneficial ownership as a result of serving on the Trust Committee. Mr. Thomas J. Pritzker is also the grantor and beneficiary of the trust represented by clause (iii) and has the right to revoke such trust at any time without the consent of any other person. As a result, Mr. Thomas J. Pritzker could be deemed to be the sole beneficial owner of the shares owned by such trust. Mr. Thomas J. Pritzker, Mr. Jason Pritzker, THHC, L.L.C., and the trustees and the adult beneficiaries of all of these trusts have agreed to certain voting agreements and to certain limitations with respect to the sale of shares of our common stock, which are contained in the Amended and Restated Global Hyatt Agreement and the Amended and Restated Foreign Global Hyatt Agreement, and the shares of common stock listed in the table may not be sold other than in accordance with such agreements. See Part I, Item 1, “Business—Stockholder Agreements” and Item 1A, “Risk Factors—Risks Related to Share Ownership and Other Stockholder Matters” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for additional information. The share numbers included in the table do not include the following SARs held by Mr. Thomas J. Pritzker that are currently exercisable or that will become exercisable within sixty days after March 21, 2024: (a) 244,648 SARs at an exercise price of $52.65; (b) 212,967 SARs at an exercise price of $80.02; (c) 292,226 SARs at an exercise price of $71.67; (d) 563,063 SARs at an exercise price of $48.66; (e) 130,752 SARs at an exercise price of $80.46; (f) 72,924 SARs at an exercise price of $95.06; and (g) 30,902 SARs at an exercise price of $111.71. The number of shares that Mr. Thomas J. Pritzker will receive upon exercise of such SARs is not currently determinable and therefore not included in the table above because each SAR gives the holder the right to receive the excess of the value of one share of our Class A common stock at the exercise date, which is not determinable until the date of exercise, over the exercise price. The address of the principal business and principal office for Maroon Private Trust Company, LLC, solely in the capacity as trustee of the trusts represented by clauses (i) and (ii), is 350 South Main Avenue, Suite 401, Sioux Falls, South Dakota 57104. The address of the principal business and principal office for Marshall E. Eisenberg and Thomas J. Pritzker, not individually, but solely in the capacity as co-trustees of the trust represented by clause (iii) and for Mr. Jason Pritzker, is 150 North Riverside Plaza, Suite 3300, Chicago, Illinois 60606.

(5)

Based in part on information contained in a Schedule 13D filed on August 26, 2010, as amended (SEC Accession No. 0001193125-10-198283), represents 70,000 shares of Class B common stock held of record by Tao Invest LLC, a limited liability company owned by trusts for the benefit of Nicholas J. Pritzker and/or his lineal descendants, of which Paul. A. Bible serves as trustee and has sole voting and investment power over such shares. The trustees and the adult beneficiaries of all of these trusts have agreed to certain voting agreements and to certain limitations with respect to the sale of shares of our common stock which are contained in the Amended and Restated Global Hyatt Agreement and the Amended and Restated Foreign Global Hyatt Agreement, and the shares of common stock listed in the table may not be sold other than in accordance with such agreements. See Part I, Item 1, “Business — Stockholder Agreements” and Item 1A, “Risk Factors — Risks Related to Share Ownership and Other Stockholder Matters” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for additional information. The address of the principal business and principal office for Tao Invest LLC is 1 Letterman Drive, Suite C4-420, San Francisco, California 94129; and for Paul Bible, not individually, but solely in the capacity as trustee, is 165 West Liberty Street, Suite 110, Reno, Nevada 89501.

(6)

Based in part on information contained in a Schedule 13D filed on August 26, 2010, as amended (SEC Accession No. 0001193125-10-198421), represents (i) 1,823,098 shares of Class B common stock held of record by trusts for the benefit of

62	Hyatt Hotels Corporation | 2024 Proxy Statement

Jennifer N. Pritzker and certain of her lineal descendants, of which Robin Road Trust Company LLC serve as trustee and has sole voting and investment power over such shares; (ii) 21,128 shares of Class B common stock held of record by trusts for the benefit of Jennifer N. Pritzker and certain of her lineal descendants, of which Mary Falcon serves as trustee and has sole voting and investment power over such shares, (iii) 101,149 shares of Class B common stock held of record by trusts for the benefit of Jennifer N. Pritzker and/or certain of her lineal descendants, of which J.P. Morgan Trust Company (Bahamas) Limited serves as trustee and has sole voting and investment power over such shares, and (iv) 19,001 shares of Class B common stock held of record by trusts for the benefit of Jennifer N. Pritzker and certain of her lineal descendants, of which FirstCaribbean International Trust Company (Bahamas) Limited serves as trustee and has sole voting and investment power over such shares. Robin Road Trust is the sole member of Robin Road Trust Company LLC, and in such capacity may be deemed to beneficially own such shares under Rule 13d-3. Robin Road Trust Company LLC is the trustee of Robin Road Trust, and in such capacity may be deemed to beneficially own such shares under Rule 13d-3. Robin Road Trust Company LLC is a manager-managed limited liability company, managed by three managing directors. The voting and investment decisions of Robin Road Trust Company LLC are made by the Trust and Investment Committee of its board of managers. The managing directors and members of the Trust and Investment Committee disclaim beneficial ownership as result of serving as a managing director and/or a member of the Trust and Investment Committee. Robin Road Trust Company LLC has also authorized Tawani Enterprises, Inc. to make certain investment decisions on behalf of Robin Road Trust Company LLC, and in such capacity Tawani Enterprises, Inc. may be deemed to beneficially own such shares under Rule 13d-3. Tawani Enterprises, Inc. is a corporation whose sole director is Jennifer N. Pritzker and whose sole stockholder is a revocable trust for which Jennifer N. Pritzker serves as sole trustee. In such capacity, Jennifer N. Pritzker may be deemed to beneficially own such shares under Rule 13d-3. The trustees and the adult beneficiaries of all of these trusts have agreed to certain voting agreements and to certain limitations with respect to the sale of shares of our common stock which are contained in the Amended and Restated Global Hyatt Agreement and the Amended and Restated Foreign Global Hyatt Agreement, and the shares of common stock listed in the table may not be sold other than in accordance with such agreements. See Part I, Item 1, “Business — Stockholder Agreements” and Item 1A, “Risk Factors — Risks Related to Share Ownership and Other Stockholder Matters” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for additional information. The address of the principal business and principal office for Robin Road Trust Company, not individually, but solely in its capacity as trustee of the trusts represented by clause (i), is 551 Union Street, Suite 735, Nashville, TN 37219; for Mary Falcon, not individually, but solely in her capacity as trustee of the trusts represented by clause (ii), is c/o Tawani Enterprises, Inc., 104 South Michigan Avenue, Suite 1025, Chicago, Illinois 60603; for J.P. Morgan Trust Company (Bahamas) Limited, not individually, but solely in its capacity as trustee of the trusts represented by clause (iii) is Bahamas Financial Centre, Shirley & Charlotte Streets, P.O. Box N-4899, Nassau, Bahamas; and for FirstCaribbean International Trust Company (Bahamas) Limited, not individually, but solely in its capacity as trustee of the trusts represented by clause (iv), is Goodman’s Bay Corporate Centre, First Floor, P.O. Box N-3933, Nassau, Bahamas.

(7)

Based in part on information contained in a Schedule 13D filed on August 26, 2010 (SEC Accession No. 0001193125-10-198367), represents (i) 2,774,379 shares of Class B common stock held of record by trusts for the benefit of Karen L. Pritzker and/or certain of her lineal descendants, of which Andrew D. Wingate, Lucinda Falk and Zena Tamler serve as co-trustees and share voting and investment power over such shares; and (ii) 1,662,205 shares of Class B common stock held of record by trusts for the benefit of Karen L. Pritzker and certain of her lineal descendants, of which Bank of Nova Scotia Trust Company (Bahamas) Ltd. serve as trustees and has sole voting and investment power over such shares. The trustees and the adult beneficiaries of all of these trusts have agreed to certain voting agreements and to certain limitations with respect to the sale of shares of our common stock which are contained in the Amended and Restated Global Hyatt Agreement and the Amended and Restated Foreign Global Hyatt Agreement, and the shares of common stock listed in the table may not be sold other than in accordance with such agreements. See Part I, Item 1, “Business — Stockholder Agreements” and Item 1A, “Risk Factors — Risks Related to Share Ownership and Other Stockholder Matters” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for additional information. The address of the principal business and principal office for Andrew D. Wingate, Lucinda Falk and Zena Tamler, not individually, but solely in the capacity as co-trustees of the trusts represented by clause (i) is 984 Main Street, Branford, Connecticut 06405; and for Bank of Nova Scotia Trust Company (Bahamas) Ltd., not individually, but solely in the capacity as trustees of the trusts represented by clause (ii) is P.O. Box N-3016, 404 East Bay Street, Nassau, Bahamas.

(8)

Based in part on information contained in a Schedule 13D filed on August 26, 2010, as amended (SEC Accession No. 0001193125-10-198261), represents (i) 14,650 shares of Class A common stock held by Penny Pritzker, individually; (ii) 20,682 shares of Class B common stock held by Penny Pritzker, individually; (iii) 6,921,339 shares of Class B common stock held of record by trusts for the benefit of Penny Pritzker and certain of her lineal descendants, of which Horton Trust Company, LLC serves as trustee and has sole voting and investment power over such shares and (iv) 273,776 shares of Class B common stock held of record by a limited liability company owned by a trust for the benefit of Penny Pritzker and certain of her lineal descendants, of which Horton Trust Company, LLC serves as trustee and has sole voting and investment power over such shares. Penny Pritzker and the trustees and the adult beneficiaries of all of these trusts have agreed to certain voting agreements and to certain limitations with respect to the sale of shares of our common stock which are contained in the Amended and Restated Global Hyatt Agreement and the Amended and Restated Foreign Global Hyatt Agreement, and the shares of common stock listed in the table may not be sold other than in accordance with such agreements. See Part I, Item 1, “Business — Stockholder Agreements” and Item 1A, “Risk Factors — Risks Related to Share Ownership and Other Stockholder Matters” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for additional information. The address of the principal business and principal office for Penny Pritzker and for Horton Trust Company, LLC, not individually, but solely in the capacity as trustee of the trusts represented by clauses (iii) and (iv) is 444 West Lake Street, Suite 3400, Chicago, Illinois 60606.

(9)

Based in part on information contained in a Schedule 13D filed on August 26, 2010, as amended (SEC Accession No. 0001193125-10-198390), represents 1,922 shares of Class B common stock held of record by a trust for the benefit of Daniel F. Pritzker and/or certain of his lineal descendants, of which 1922 Trust Company LTA serves as trustee and has sole voting and

Hyatt Hotels Corporation | 2024 Proxy Statement	63

investment power over such shares. Lewis M. Linn serves as trustee of 1922 Trust, which is the sole member of 1922 Trust Company LTA, and has sole voting and investment power over such shares. The trustee and the adult beneficiaries of this trust have agreed to certain voting agreements and to certain limitations with respect to the sale of shares of our common stock which are contained in the Amended and Restated Global Hyatt Agreement and the Amended and Restated Foreign Global Hyatt Agreement, and the shares of common stock listed in the table may not be sold other than in accordance with such agreements. See Part I, Item 1, “Business—Stockholder Agreements” and Item 1A, “Risk Factors—Risks Related to Share Ownership and Other Stockholder Matters” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for additional information. The address of the principal business and principal office for 1922 Trust Company LTA, not individually, but solely in the capacity as trustee of the trust is 3737 Buffalo Speedway, Suite 300, Houston, Texas 77098; and for Lewis Linn, not individually but solely as trustee of 1922 Trust, is 3555 Timmons Lane, Suite 650, Houston, Texas 77027.

(10)

Based in part on information contained in a Schedule 13D filed on August 26, 2010, as amended (SEC Accession No. 0001193125-10-198254), represents (i) 15,807,620 shares of Class B common stock held of record by a member-managed limited liability company controlled by another member-managed limited liability company whose sole member is a trust for the benefit of Gigi Pritzker Pucker, of which UDQ Private Trust Company, LLC, a manager-managed limited liability company, serves as trustee and in such capacity may be deemed to beneficially own such shares under Rule 13d-3; and (ii) 1,747,016 shares of Class B common stock held of record by trusts for the benefit of Gigi Pritzker Pucker and certain of her lineal descendants, of which UDQ Private Trust Company, LLC serves as trustee and in such capacity may be deemed to beneficially own such shares under Rule 13d-3. UDQ Trust is the sole member of UDQ Private Trust Company, LLC and in such capacity may be deemed to beneficially own such shares under Rule 13d-3. Ms. Pucker is the trustee of UDQ Trust and in such capacity may be deemed to beneficially own such shares under Rule 13d-3. The investment decisions of UDQ Private Trust Company, LLC are made by the Trust Committee of its board of managers, consisting of Ms. Pucker and certain other individuals. The voting decisions of UDQ Private Trust Company, LLC are made by the independent members of the Trust Committee, which does not include Ms. Pucker. Ms. Pucker and the other members of the Trust Committee disclaim beneficial ownership as a result of serving on the Trust Committee. The trustees and the adult beneficiaries of all of these trusts have agreed to certain voting agreements and to certain limitations with respect to the sale of shares of our common stock which are contained in the Amended and Restated Global Hyatt Agreement and the Amended and Restated Foreign Global Hyatt Agreement, and the shares of common stock listed in the table may not be sold other than in accordance with such agreements. See Part I, Item 1, “Business—Stockholder Agreements” and Item 1A, “Risk Factors—Risks Related to Share Ownership and Other Stockholder Matters” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for additional information. The address of the principal business and principal office for UDQ Private Trust Company, LLC, solely in the capacity as trustee of the trust represented by clauses (i) and (ii), is 350 South Main Avenue, Suite 402, Sioux Falls, South Dakota 57104.

(11)

Based solely on information contained in a Schedule 13G filed on February 14, 2024 (the “BAMCO 13G”), Baron Capital Group, Inc. and its subsidiaries BAMCO, Inc. and Baron Capital Management, Inc., and BAMCO, Inc.’s advisory client Baron Partners Fund, beneficially own an aggregate of 5,405,089 shares of Class A common stock. According to the BAMCO 13G, (i) Baron Capital Group, Inc. and Ronald Baron, who owns a controlling interest in Baron Capital Group, Inc., have shared power to vote 5,405,089 shares of Class A common stock and shared power to dispose of 5,405,089 shares of Class A common stock; (ii) BAMCO Inc. has shared power to vote 4,617,704 shares of Class A common stock and shared power to dispose of 4,617,704 shares of Class A common stock; (iii) Baron Capital Management, Inc. has shared power to vote 787,385 shares of Class A common stock and shared power to dispose of 787,385 shares of Class A common stock and (iv) Baron Partners Fund has shared power to vote 3,325,000 shares of Class A common stock and shared power to dispose of 3,325,000 shares of Class A common stock. The principal business address of BAMCO, Inc., Baron Capital Group, Inc., Baron Capital Management, Inc., Baron Partners Fund, and Ronald Baron is 767 Fifth Avenue, 49th Floor, New York, New York 10153.

(12)

Based solely on information contained in a Schedule 13G filed on January 25, 2024, BlackRock, Inc. beneficially owns 4,074,421 shares of Class A common stock, with sole power to vote 3,873,237 of such shares and sole power to dispose of 4,074,421 of such shares. The principal business address of BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001.

(13)

Based solely on information contained in a Schedule 13G filed on February 9, 2024 (the “MFS 13G”), Massachusetts Financial Services Company beneficially owns 3,046,430 shares of Class A common stock, with sole power to vote 2,925,609 of such shares and sole power to dispose of 3,046,430 of such shares. According to the MFS 13G, the 3,046,430 shares are beneficially owned by MFS and/or certain other non-reporting entities. The principal business address of Massachusetts Financial Services Company is 111 Huntington Avenue, Boston, Massachusetts 02199.

(14)

Based solely on information contained in a Schedule 13G filed on February 13, 2024, Principal Global Investors, LLC beneficially owns 2,312,220 shares of Class A common stock, with shared power to vote and dispose of all 2,312,220 shares. The principal business address of Principal Global Investors, LLC is 801 Grand Avenue, Des Moines, Iowa 50392.

(15)

Based solely on information contained in a Schedule 13G filed on February 13, 2024 (the “Vanguard 13G”), The Vanguard Group, Inc. beneficially owns 4,221,373 shares of Class A common stock, with shared power to vote 24,489 of such shares, sole power to dispose of 4,160,931 of such shares and shared power to dispose of 60,442 of such shares. The principal business address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(16)

Based solely on information contained in a Schedule 13G filed on February 8, 2024 (the “Wellington 13G”), (i) Wellington Management Group LLP beneficially owns 2,546,984 shares of Class A common stock, with shared power to vote 2,206,770 of such shares and shared power to dispose of 2,546,984 of such shares, (ii) Wellington Group Holdings LLP beneficially owns 2,546,984 shares of Class A common stock, with shared power to vote 2,206,770 of such shares and shared power to dispose of 2,546,984 of such shares, and (iii) Wellington Investment Advisors Holdings LLP beneficially owns 2,546,984 shares of Class A common stock, with shared power to vote 2,206,770 of such shares and shared power to dispose of 2,546,984 of such shares. According to the Wellington 13G, all such shares are owned of record by clients of one or more investment advisors, and such

64	Hyatt Hotels Corporation | 2024 Proxy Statement

investment advisors are owned, directly or indirectly, by Wellington Management Group LLP. The principal business address of Wellington Management Group LLP, Wellington Group Holdings LLP, and Wellington Investment Advisors Holdings LLP is 280 Congress Street, Boston, Massachusetts 02210.

(17)

Represents 50,963 shares of Class B common stock that are owned by TJP Revocable Trust and may be deemed to be beneficially owned by Thomas J. Pritzker, as described in footnote (4). Also represents 20,723,351 shares of Class B common stock that are owned by THHC, L.L.C. and 1,746,453 shares of Class B common stock that are owned by trusts of which Maroon Private Trust Company, LLC serves as trustee, which, in each case, may be deemed to be beneficially owned by Mr. Thomas J. Pritzker in his capacity as trustee of Maroon Trust, as described in footnote (4). Mr. Thomas J. Pritzker and/or his immediate family members are beneficiaries of the trusts that own non-controlling membership interests in THHC, L.L.C., the trust that owns the member-managed limited liability company that controls THHC, L.L.C. and all other trusts described in footnote (4). Does not include the following SARs held by Mr. Thomas J. Pritzker that are currently exercisable or that will become exercisable within sixty days after March 21, 2024: (a) 244,648 SARs at an exercise price of $52.65; (b) 212,967 SARs at an exercise price of $80.02; (c) 292,226 SARs at an exercise price of $71.67; (d) 563,063 SARs at an exercise price of $48.66; (e) 130,752 SARs at an exercise price of $80.46; (f) 72,924 SARs at an exercise price of $95.06; and (g) 30,902 SARs at an exercise price of $111.71. The number of shares that Mr. Thomas J. Pritzker will receive upon exercise of such SARs is not currently determinable and therefore not included in the table above because each SAR gives the holder the right to receive the excess of the value of one share of our Class A common stock at the exercise date, which is not determinable until the date of exercise, over the exercise price.

(18)

Does not include the following SARs held by Mr. Hoplamazian that are currently exercisable or that will become exercisable within sixty days after March 21, 2024: (a) 103,163 SARs at an exercise price of $47.36; (b) 122,324 SARs at an exercise price of $52.65; (c) 94,652 SARs at an exercise price of $80.02; (d) 138,807 SARs at an exercise price of $71.67; (e) 267,454 SARs at an exercise price of $48.66; (f) 62,106 SARs at an exercise price of $80.46; (g) 31,490 SARs at an exercise price of $95.06; and (h) 12,875 SARs at an exercise price of $111.71. The number of shares that Mr. Hoplamazian will receive upon exercise of such SARs is not currently determinable and therefore not included in the table above because each SAR gives the holder the right to receive the excess of the value of one share of our Class A common stock at the exercise date, which is not determinable until the date of exercise, over the exercise price.

(19)

Does not include the following SARs held by Ms. Bottarini that are currently exercisable or that will become exercisable within sixty days after March 21, 2024: 24,547 SARs at an exercise price of $71.67; (b) 54,054 SARs at an exercise price of $48.66; (c) 14,904 SARs at an exercise price of $80.46; (d) 8,750 SARs at an exercise price of $95.06; and (e) 3,708 SARs at an exercise price of $111.71. The number of shares that Ms. Bottarini will receive upon exercise of such SARs is not currently determinable and therefore not included in the table above because each SAR gives the holder the right to receive the excess of the value of one share of our Class A common stock at the exercise date, which is not determinable until the date of exercise, over the exercise price.

(20)

Does not include the following SARs held by Mr. Floyd that are currently exercisable or that will become exercisable within sixty days after March 21, 2024: (a) 10,195 SARs at an exercise price of $52.65; (b) 31,550 SARs at an exercise price of $80.02; (c) 43,834 SARs at an exercise price of $71.67; (d) 90,371 SARs at an exercise price of $48.66; (e) 19,611 SARs at an exercise price of $80.46; (f) 9,944 SARs at an exercise price of $95.06; and (g) 3,862 SARs at an exercise price of $111.71. The number of shares that Mr. Floyd will receive upon exercise of such SARs is not currently determinable and therefore not included in the table above because each SAR gives the holder the right to receive the excess of the value of one share of our Class A common stock at the exercise date, which is not determinable until the date of exercise, over the exercise price. Effective December 31, 2023, Mr. Floyd stepped down from his role as Executive Vice President — Global President of Operations of the Company.

(21)

Does not include the following SARs held by Mr. Vondrasek that are currently exercisable or that will become exercisable within sixty days after March 21, 2024: (a) 14,781 SARs at an exercise price of $48.66; (b) 4,576 SARs at an exercise price of $80.46; (c) 3,480 SARs at an exercise price of $95.06; and (d) 2,703 SARs at an exercise price of $111.71. The number of shares that Mr. Vondrasek will receive upon exercise of such SARs is not currently determinable and therefore not included in the table above because each SAR gives the holder the right to receive the excess of the value of one share of our Class A common stock at the exercise date, which is not determinable until the date of exercise, over the exercise price.

(22)

Jason Pritzker is a beneficiary of certain trusts that hold non-controlling interests in THHC, L.L.C., which holds 20,723,351 shares of Class B common stock. THHC, L.L.C. is controlled by a member-managed limited liability company whose sole member is a trust for the benefit of Thomas J. Pritzker, Jason Pritzker’s father, as described in footnote (4). Jason Pritzker does not have voting or investment power over the shares held of record by THHC, L.L.C., and such shares are not included in the total number of shares listed as beneficially owned by Jason Pritzker in the table above.

(23)

Does not include the following SARs collectively held by our directors and current executive officers, in the aggregate, that are currently exercisable or that will become exercisable within sixty days of March 21, 2024: (a) 10,335 SARs at an exercise price of $56.27; (b) 127,234 SARs at an exercise price of $47.36; (c) 390,804 SARs at an exercise price of $52.65; (d) 338,870 SARs at an exercise price of $80.02; (e) 507,336 SARs at an exercise price of $71.67; (f) 1,014,538 SARs at an exercise price of $48.66; (g) 244,459 SARs at an exercise price of $80.46; (h) 135,842 SARs at an exercise price of $95.06; (i) 3,734 SARs at an exercise price of $79.03; (j) 3,720 SARs at an exercise price of $88.96; and (k) 60,922 SARs at an exercise price of $111.71. The number of shares that each individual will receive upon exercise of such SARs is not currently determinable and therefore not included in the table above because each SAR gives the holder the right to receive the excess of the value of one share of our Class A common stock at the exercise date, which is not determinable until the date of exercise, over the exercise price.

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Equity Compensation Plan Information

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides certain information at December 31, 2023 about Class A common stock that may be issued under our existing equity compensation plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights		Weighted-average exercise price of outstanding options		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)

Equity Compensation Plans Approved by Security Holders	6,152,639	(1)	$67.20	(2)	3,973,302	(3)(4)

Equity Compensation Plans Not Approved by Security Holders	—		—		1,469,195	(5)

Total	6,152,639		$67.20		5,442,497

(1)

Includes (a) SARs to purchase 3,883,347 shares of Class A common stock issued under the Existing LTIP with a weighted-average exercise price of $67.20 (calculated on a one-for-one basis), (b) 2,255,817 shares of Class A common stock to be issued or retained, as applicable, upon the vesting of RSUs and PSUs issued under the Existing LTIP for which no exercise price will be paid (assuming maximum payout of PSU awards), and (c) 13,475 shares of Class A common stock issued pursuant to the ESPP in connection with the October 2023 to December 2023 purchase period (for which shares were issued in January 2024).

(2)	The calculation of the weighted-average exercise price only includes outstanding SARs.

(3)

Includes (a) 3,225,215 shares of Class A common stock that remain available for issuance under the Existing LTIP and (b) 748,087 shares of Class A common stock that remain available for issuance pursuant to the ESPP.

(4)

Effective May 20, 2020, the Existing LTIP’s authorized share reserve is based on a fungible unit system, under which full value awards (including RSUs, PSUs, and restricted shares) count as two fungible units for every one share of common stock subject to the award (and each share subject to any such award thus reduces the available reserve by two), while non-full value awards (such as stock options and SARs) count as one fungible unit for every one share of common stock subject to the award (and each share subject to any such award thus reduces the available reserve by one).

(5)

Includes (a) 1,169,195 shares of Class A common stock that remain available for issuance pursuant to the DCP and (b) 300,000 shares of Class A common stock that remain available for issuance pursuant to the Hyatt International Hotels Retirement Plan, commonly known as the Field Retirement Plan (“FRP”).

The DCP provides eligible participants employed in the United States with the opportunity to defer a portion of their compensation and receive employer contributions. Compensation deferred under the DCP as well as employer contributions, if any, are credited to a participant’s account under the DCP and are held in a rabbi trust on behalf of the participants. A participant may direct the investment of funds in such participant’s account in certain investment funds. In 2010, certain participants were offered a one-time election to have up to 15% of certain fully vested and nonforfeitable accounts invested in Class A common stock (with the account balances calculated as of June 1, 2010). In connection with such elections, 30,805 shares of Class A common stock were issued to the trustee of the DCP. The number of shares of Class A common stock to be allocated to each electing participant’s account was determined by dividing the dollar amount of such participant’s elected percentage of such participant’s account balance by the closing price of Class A common stock on June 2, 2010. The shares of Class A common stock held in such accounts are held in the trust on behalf of the participant until distributed upon termination of employment. Participants’ accounts under the DCP generally are distributed in cash. However, the portion of the participant’s account invested in Class A common stock will be distributed in shares of Class A common stock. The material terms of the FRP are the same as the material terms of the DCP. Participants in the FRP are employees located outside of the United States. Participants in the FRP have not been given an election to invest their accounts in Class A common stock due to international securities law considerations. However, the Board of Directors has reserved 300,000 shares of Class A common stock for issuance under the FRP in the event that participants in the FRP are given such an election in the future.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act, and rules of the SEC thereunder, require our directors, officers and persons who own more than 10% of our Class A common stock to file initial reports of their ownership of our Class A common stock and subsequent reports of changes in such ownership with the SEC. Directors, officers and persons owning more than

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10% of our Class A common stock are required by SEC rules to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of the copies of such reports and amendments thereto received by us and written representations from these persons that no other reports were required, we believe that during the fiscal year ended December 31, 2023, our directors, officers and owners of more than 10% of our Class A common stock complied with all applicable filing requirements except that with respect to three transactions, H. Charles Floyd filed one late Form 4, with respect to one transaction, KLP 2010 PG Family Trust filed one late Form 4, with respect to one transaction, KLP 2010 A.N.P. Mirror Trust #24 filed one late Form 4, with respect to one transaction, KLP 2010 A.N.P. Mirror Trust #30 filed one late Form 4, with respect to one transaction, KLP 2010 A.N.P. Mirror Trust #23 filed one late Form 4, with respect to one transaction, KLP 2010 A.N.P. Mirror Trust #29 filed one late Form 4, with respect to three transactions, LaSalle Family Trust #8-Dana filed one late Form 4, with respect to three transactions, JSPV P.G. Trust filed one late Form 4, with respect to three transactions, Don Family Trust #6-Allison filed one late Form 4, with respect to three transactions, KLP 2010 ANP Mirror Trust A filed one late Form 4, with respect to three transactions, LaSalle Family Trust #8-Theodore filed one late Form 4, with respect to three transactions, R.A. Family Trust #6-Allison filed one late Form 4, with respect to three transactions, R.A. Family Trust #6-Dana filed one late Form 4, with respect to three transactions, LaSalle Family Trust #8-Allison filed one late Form 4, and with respect to three transactions, Don Family Trust #6-Dana filed one late Form 4.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Certain Relationships and Related Party Transactions

Current Relationships and Related Party Transactions

Agreements Relating to Aircraft

We have adopted an aircraft policy under which Mr. Thomas J. Pritzker, our Executive Chairman, and Mr. Hoplamazian, our President and Chief Executive Officer, may utilize any aircraft that is owned, leased, chartered or otherwise secured for use by us. Under the policy, the Executive Chairman and President and Chief Executive Officer are authorized to utilize the aircrafts for business use and the President and Chief Executive Officer may utilize the aircrafts for non-business use upon approval by the Executive Chairman or his designee for any travel under 30 hours per year or by the Executive Chairman and the talent and compensation committee for any non-business travel that exceeds 30 hours per year. Occasionally, a family member or other guest may accompany Mr. Thomas J. Pritzker or Mr. Hoplamazian on an aircraft when the aircraft is already scheduled for business purposes and can accommodate additional passengers. In those cases, there is no aggregate incremental cost to Hyatt for the family member or guest, although taxable income is imputed to the executive. In 2023, a Gulfstream G600 aircraft, which is owned by TPO, was authorized by Mr. Thomas J. Pritzker to be chartered for Hyatt business use pursuant to this aircraft policy. Wingtip Aviation manages the aircraft and charters the aircraft on behalf of TPO. In 2023, we made payments of $1,880,663 to Wingtip Aviation for flights taken for Hyatt business use on the Gulfstream G600 aircraft, of which $1,520,612 was passed through to TPO by Wingtip Aviation, substantially all of which Mr. Thomas J. Pritzker had an indirect interest in as a result of his indirect ownership in TPO.

H Group

Prior to June 30, 2004, Hyatt Corporation, which primarily consisted of North American hotel management and franchise companies, was owned by HG, Inc. (“HG”). H Group Holding, Inc. (“H Group”) owned HG. H Group is owned by Pritzker family business interests. In addition to owning Hyatt Corporation, HG owned various other North American hospitality related businesses (primarily consisting of hotel properties and the vacation ownership business) and on June 30, 2004 contributed these hospitality related businesses to Hyatt Corporation. Following such contribution, the stock of Hyatt Corporation was distributed to the Pritzker family business interests that owned H Group. We refer to this transaction as the “June 2004 Transaction.” The stock of Hyatt Corporation subsequently was contributed to us on December 31, 2004.

In connection with the June 2004 Transaction, on July 1, 2004, Hyatt Corporation entered into an employee benefits and other employment matters allocation and separation agreement with H Group, certain subsidiaries of H Group and Grand Victoria Casino & Resort, L.P., a company that is 50% owned by Pritzker family business interests, pursuant to which we continue to provide administrative services to the parties. The services include payment processing, coordinating third-party administration for retirement plans, coordinating third-party administration for health and dental plans, providing claims administration for unemployment insurance claims, and for a short period of time, payroll services. The parties agree to reimburse each other for any costs or expenses incurred in connection with any of the plans which are the responsibility of the other party. In 2023, H Group made reimbursement payments of $176,260 to us under the agreement.

Management, Franchise, and Other Fees

Certain properties for which we receive management, franchise, and other fees are indirectly owned by Geolo Capital LP, a limited partnership affiliated with John A. Pritzker, the brother of Mr. Thomas J. Pritzker. Mr. Jason Pritzker is the son of Mr. Thomas J. Pritzker. In 2023, we received $3,884,268 of management, franchise, and other fees, and $2,072,719 of fees related to sales, reservations, technology, and marketing services, related to such properties.

Registration Rights

We have granted registration rights with respect to shares of Class A common stock, including shares of Class A common stock issuable upon conversion of shares of Class B common stock, as described below to holders, as of March 21, 2024, of (i) 2,270,395 shares of our common stock pursuant to the terms of a Registration Rights Agreement, dated as of August 28, 2007, as amended, among us and the stockholders party to the 2007 Stockholders’ Agreement (the “2007 Registration Rights Agreement”), and (ii) 55,040,775 shares of our common stock pursuant to the

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terms of a Registration Rights Agreement, dated as of October 12, 2009, among us and the domestic and foreign Pritzker stockholders party thereto (the “2009 Registration Rights Agreement”). Only shares of Class A common stock may be registered pursuant to the terms of the 2007 Registration Rights Agreement and the 2009 Registration Rights Agreement. On May 19, 2023, we registered on a Form S-3 shelf registration statement 9,245,902 shares of Class A common stock issuable upon conversion of 9,245,902 shares of Class B common stock held by certain stockholders party to the 2009 Registration Rights Agreement.

Subsequent to November 2023, (i) certain trusts for the benefit of Karen L. Pritzker and/or certain of her lineal descendants engaged in sales representing an aggregate of 470,101 shares of Class A common stock issuable upon conversion of shares of Class B common stock and (ii) certain trusts for the benefit of Jennifer N. Pritzker and/or certain of her lineal descendants engaged in sales representing an aggregate of 455,775 shares of Class A common stock issuable upon conversion of shares of Class B common stock, which also resulted in trusts for the benefit of Jennifer N. Pritzker and/or certain of her lineal descendants holding fewer shares than are registered for resale on the May 2023 shelf registration statement. After giving effect to these transactions, 8,360,155 shares of the 9,245,902 shares originally registered for resale on the May 2023 shelf registration statement continue to be eligible to be sold pursuant to the May 2023 shelf registration statement during the 12 month period commencing November 5, 2023 through November 4, 2024 under the lock-up restrictions contained in the Amended and Restated Global Hyatt Agreement and the Amended and Restated Foreign Global Hyatt Agreement. Subsequent to November 4, 2024, and assuming no further sales, 8,830,256 shares of the 9,245,902 shares originally registered for resale on the May 2023 shelf registration statement will continue to be eligible to be sold pursuant to the May 2023 shelf registration statement. Additional shares may be registered on the shelf registration statement in the future as such shares are eligible to be sold in accordance with the registration rights agreements and lock-up restrictions.

The holders of approximately 57,331,170 shares of our common stock are entitled to certain demand registration rights.

Long-Form Demand Registration Rights

Each stockholder party to the 2007 Registration Rights Agreement may, on not more than two occasions, request that we register all or a portion of such stockholder’s shares of Class A common stock issuable upon conversion of shares of Class B common stock under the Securities Act on Form S-1 if the anticipated aggregate offering price of such shares of Class A common stock exceeds $750,000,000, the stockholder making the request is (or will be at the anticipated time of effectiveness of the applicable registration statement) permitted to sell shares of its common stock under the lock-up provisions contained in the 2007 Stockholders’ Agreement, and we are not otherwise eligible at the time of the request to file a registration statement on Form S-3 for the re-sale of such stockholder’s shares.

The stockholders party to the 2009 Registration Rights Agreement may, on not more than one occasion, request that we register all or a portion of the shares of Class A common stock issuable upon conversion of such stockholders’ shares of Class B common stock under the Securities Act on Form S-1 if the anticipated aggregate offering price of such shares of Class A common stock exceeds $750,000,000 (net of underwriting discounts and commissions), the stockholders making the request are, at the anticipated time of effectiveness of the applicable registration statement, permitted to sell shares of their common stock under the applicable lock-up provisions contained in the Amended and Restated Global Hyatt Agreement and Amended and Restated Foreign Global Hyatt Agreement, and we are not otherwise prohibited from filing such registration statement under the 2007 Registration Rights Agreement, and we are not otherwise eligible at the time of the request to file a registration statement on Form S-3 for the re-sale of such stockholder’s shares.

Short-Form Demand Registration Rights

The holders of approximately 57,331,170 shares of our common stock are entitled to certain Form S-3 demand registration rights.

Each stockholder party to the 2007 Registration Rights Agreement may, on not more than two occasions during each calendar year, request registration of their shares of Class A common stock issuable upon conversion of shares of Class B common stock under the Securities Act on Form S-3 if the anticipated aggregate offering amount of such shares of Class A common stock exceeds $100,000,000 and the stockholder making the request is (or will be at the anticipated time of effectiveness of the applicable registration statement) permitted to sell shares of its common stock under the lock-up provisions contained in the 2007 Stockholders’ Agreement.

Stockholders party to the 2009 Registration Rights Agreement holding at least 20% of the then issued and outstanding common stock may, on not more than one occasion during each calendar year, request registration of their shares of Class A common stock issuable upon conversion of shares of Class B common stock under the Securities Act on Form S-3 if the anticipated aggregate offering amount of such shares of Class A common stock exceeds $100,000,000 (net of underwriting discounts and commissions) and the stockholders making the request are, at the anticipated time

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of effectiveness of the applicable registration statement, permitted to sell shares of their common stock under the applicable lock-up provisions contained in the Amended and Restated Global Hyatt Agreement and Amended and Restated Foreign Global Hyatt Agreement, and we are not otherwise prohibited from filing such registration statement under the 2007 Registration Rights Agreement.

Under each of the 2007 Registration Rights Agreement and the 2009 Registration Rights Agreement, we will not be required to affect a demand registration or a Form S-3 demand registration within 180 days after the effective date of a registration statement related to a previous demand registration or Form S-3 demand registration. In addition, once every 12 months, we may postpone for up to 120 days the filing or the effectiveness of a registration statement for a demand registration or a Form S-3 demand registration, if our Board of Directors determines in good faith that such a filing (i) would be materially detrimental to us, (ii) would require a disclosure of a material fact that might reasonably be expected to have a material adverse effect on us or any plan or proposal by us to engage in any acquisition or disposition of assets or equity securities or any merger, consolidation, tender offer, material financing or other significant transactions, or (iii) is inadvisable because we are planning to prepare and file a registration statement for a primary offering of our securities.

Shelf Registration Rights

The holders of approximately 55,040,775 shares of our common stock are entitled under the 2009 Registration Rights Agreement to certain “shelf” registration rights with respect to shares of Class A common stock issuable upon conversion of such shares of Class B common stock.

Stockholders party to the 2009 Registration Rights Agreement may, in addition to the demand registration rights described above, request that we register all or a portion of shares of Class A common stock issuable upon conversion of such stockholders’ shares of Class B common stock on a shelf registration statement on Form S-3 pursuant to Rule 415 of the Securities Act, provided that the stockholders making the request are, at the anticipated time of effectiveness of the applicable registration statement, permitted to sell such shares of their common stock under the applicable lock-up provisions contained in the Amended and Restated Global Hyatt Agreement and Amended and Restated Foreign Global Hyatt Agreement. We have agreed to use our reasonable best efforts to keep any such shelf registration statement effective and updated for a period of three years (or, if earlier, such time as all the shares covered thereby have been sold). We have also agreed that, at the end of such three year period, we will refile a new shelf registration upon the request of stockholders party to the 2009 Registration Rights Agreement holding at least 1% of our outstanding common stock at such time.

Piggyback Registration Rights

The holders of 57,311,170 shares of our common stock are entitled to certain “piggyback” registration rights with respect to shares of Class A common stock issuable upon conversion of such shares of Class B common stock.

In the event that we propose to register shares of Class A common stock under the Securities Act, either for our own account or for the account of other security holders, we will notify each stockholder party to the 2007 Registration Rights Agreement and the 2009 Registration Rights Agreement that is, or will be at the anticipated time of effectiveness of the applicable registration statement, permitted to sell shares of its common stock under the applicable lock-up provisions contained in the 2007 Stockholders’ Agreement, the Amended and Restated Global Hyatt Agreement and the Amended and Restated Foreign Global Hyatt Agreement of our intention to effect such a registration and will use our reasonable best efforts to include in such registration all shares requested to be included in the registration by each such stockholder, subject to certain marketing and other limitations.

Following our decision in May 2023 to file a shelf registration statement on Form S-3 pursuant to Rule 415 of the Securities Act, we notified the stockholders party to the 2009 Registration Rights Agreement and the 2007 Registration Rights Agreement of our intention to file a shelf registration statement and gave such stockholders the right to “piggyback” and register shares of Class A common stock and shares of Class A common stock issuable upon conversion of shares of Class B common stock owned by them and eligible to be sold under the applicable lock-up agreements on the shelf registration statement. Certain stockholders party to the 2009 Registration Rights Agreement elected to exercise their piggyback registration rights with respect to 9,245,902 shares of Class A common stock issuable upon conversion of shares of Class B common stock, and those shares were included in the Form S-3 shelf registration statement that we filed on May 19, 2023.

Subsequent to November 2023, (i) certain trusts for the benefit of Karen L. Pritzker and/or certain of her lineal descendants engaged in sales representing an aggregate of 470,101 shares of Class A common stock issuable upon conversion of shares of Class B common stock and (ii) certain trusts for the benefit of Jennifer N. Pritzker and/or certain of her lineal descendants engaged in sales representing an aggregate of 455,775 shares of Class A common stock issuable upon conversion of shares of Class B common stock, which also resulted in trusts for the benefit of

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Jennifer N. Pritzker and/or certain of her lineal descendants holding fewer shares than are registered for resale on the May 2023 shelf registration statement. After giving effect to these transactions, as of March 21, 2024, 8,360,155 shares of the 9,245,902 shares originally registered for resale on the May 2023 shelf registration statement pursuant to piggyback registration rights continue to be eligible to be sold pursuant to the May 2023 shelf registration statement during the 12 month period commencing November 5, 2023 through November 4, 2024 under the lock-up restrictions contained in the Amended and Restated Global Hyatt Agreement and the Amended and Restated Foreign Global Hyatt Agreement. Subsequent to November 4, 2024, and assuming no further sales, 8,830,256 shares of the 9,245,902 shares originally registered for resale on the May 2023 shelf registration statement pursuant to piggyback registration rights will continue to be eligible to be sold pursuant to the May 2023 shelf registration statement.

Expenses of Registration, Restrictions and Indemnification

We will pay all registration expenses, including the legal fees of one counsel for all holders under the 2007 Registration Rights Agreement and one counsel for all holders under the 2009 Registration Rights Agreement, other than underwriting discounts, commissions and transfer taxes, in connection with the registration of any shares of Class A common stock pursuant to any demand registration, Form S-3 demand or piggyback registration described above. Under the 2007 Registration Rights Agreement and the 2009 Registration Rights Agreement, if a request for a demand registration or Form S-3 demand registration is withdrawn at the request of the majority of the holders of registrable securities requested to be registered, the holders of registrable securities who have withdrawn such request shall forfeit such demand registration or Form S-3 demand registration unless those holders pay or reimburse us for all of the related registration expenses.

The demand, Form S-3 demand and piggyback registration rights are subject to customary restrictions such as blackout periods and any limitations on the number of shares to be included in the underwritten offering imposed by the managing underwriter. The 2007 Registration Rights Agreement and the 2009 Registration Rights Agreement also contain customary indemnification and contribution provisions.

Other Agreements, Transactions, and Arrangements

In 2007, we established a Donor-Advised Fund through JP Morgan Private Bank and the National Philanthropic Trust, known as the Hyatt Community Grants Fund. Individuals and organizations are able to donate funds to the Hyatt Community Grants Fund and we recommend grant recipients of these funds through our Hyatt Community Program. The National Philanthropic Trust screens our recommended fund recipients and issues the funds to the approved recipients. In 2007, the Pritzker Foundation made a charitable contribution of $10,000,000 to the Hyatt Community Grants Fund, payable in annual installments of $2,500,000 over four years, commencing in 2007. Mr. Thomas J. Pritzker is a director and vice president of the Pritzker Foundation. Mr. Jason Pritzker is the son of Mr. Thomas J. Pritzker. In 2023, the Hyatt Community Grants Fund made grants of $416,276 to various not-for-profit organizations.

A partner of Latham & Watkins LLP, Michael A. Pucker, is the brother-in-law of Mr. Thomas J. Pritzker. Mr. Jason Pritzker is the son of Mr. Thomas J. Pritzker. In 2023, we made aggregate payments of $14,734,613 to Latham & Watkins LLP for legal services.

During 2023, Marshall E. Eisenberg was a trustee of certain trusts for the benefit of Mr. Thomas J. Pritzker, and/or his lineal descendants. Mr. Jason Pritzker is the son of Mr. Thomas J. Pritzker. In 2023, we made aggregate payments of $174,868 to Neal, Gerber & Eisenberg LLP for legal services. Mr. Eisenberg is a partner in the law firm of Neal, Gerber & Eisenberg LLP.

In 2023, we paid Konverse $175,000 for an annual license fee in connection with certain web-based communications tools on Hyatt’s internal communications network. Pritzker family business interests own a minority interest in Konverse.

Related Party Transaction Policy and Procedures

We have adopted a written policy regarding the review, approval and ratification of related party transactions. For purposes of our policy, a “related party transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which (i) we (including any of our subsidiaries) were, are or will be a participant and the amount involved exceeds $120,000 and (ii) any related party had, has or will have a direct or indirect material interest. A direct or indirect material interest of a related party may arise by virtue of control or significant influence of the related party with respect to the transaction or by direct or indirect pecuniary interest in the transaction. A related party is any executive officer, director or a beneficial owner of more than 5% of our common stock, including any of their immediate family members and any other family member who might control or influence or

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who might be controlled or influenced by the foregoing persons because of his or her family relationship, any firm, corporation or other entity in which any of the foregoing persons is employed as an executive officer or is a general partner, managing member or principal or in a position of having control or significant influence or in which such person has a 5% or greater beneficial ownership interest, or any firm, corporation or other entity in which any director, executive officer, nominee or more than 5% beneficial owner is employed (whether or not as an executive officer). The principal elements of this policy are as follows:

•

For each related party transaction (other than pre-approved transactions as discussed below), the Audit Committee reviews the relevant facts and circumstances, including the extent and materiality of the related party’s interest in the transaction and whether the transaction is inconsistent with the interest of Hyatt and its stockholders, takes into account the conflicts of interest and corporate opportunity provisions of our Code of Ethics and either approves or disapproves the related party transaction.

•	Any related party transaction shall be consummated and shall continue only if the Audit Committee has approved or ratified such transaction in accordance with the policy.

•

If advance Audit Committee approval of a related party transaction requiring the Audit Committee’s approval is not practicable, then the transaction may be preliminarily entered into by management upon prior approval of the transaction by the Chair of the Audit Committee, or if prior approval of the transaction by the Chair of the Audit Committee is not practicable, then the transaction may be preliminarily entered into by management, subject in each case to ratification of the transaction by the Audit Committee at the Audit Committee’s next regularly scheduled meeting; provided that if ratification shall not be forthcoming, management shall make all reasonable efforts to cancel or annul such transaction.

•

The Chief Financial Officer, or his or her designee, shall present to the Audit Committee each proposed related party transaction requiring the Audit Committee’s approval, including all relevant facts and circumstances relating thereto, shall update the Audit Committee as to any material changes to any approved or ratified related party transaction and shall provide a status report at least annually at a regularly scheduled meeting of the Audit Committee of all then active related party transactions.

•	No director may participate in approval of a related party transaction for which he or she is a related party.

Certain types of transactions have been designated pre-approved transactions under the policy, and as such are deemed to be approved or ratified, as applicable, by the Audit Committee. Such pre-approved transactions include: (i) executive and director compensation; (ii) certain ordinary course of business transactions; (iii) lodging transactions involving less than $250,000 provided the terms of which are no less favorable to us than those of similar transactions with unrelated third parties occurring during the same fiscal quarter and/or where the transaction is a result of an open auction process involving unrelated third-party bidders; (iv) ordinary course sales of timeshare, fractional or similar ownership interests at prices that are no lower than those available under our company-wide employee discount programs; (v) charitable contributions in amounts that would not require disclosure in our annual proxy statement or annual report under the NYSE corporate governance listing standards; (vi) transactions involving the rendering of legal services to us by the law firm of Latham & Watkins LLP to the extent such firm is associated with one or more related parties; and (vii) transactions where the rates or charges involved are determined by competitive bids. All of the transactions described above under Certain Relationships and Related Party Transactions were entered into prior to the adoption of this policy or were adopted or ratified in accordance with this policy.

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ANNUAL MEETING INFORMATION AND PROXY MATERIALS

Attending the Annual Meeting

Time and Location

Hyatt’s 2024 Annual Meeting of Stockholders will take place on Wednesday, May 15, 2024, beginning at 9:30 a.m., Central Time, online via live webcast. In order to attend the Annual Meeting online, you must pre-register at www.proxydocs.com/h. You will need the control number located in the upper right corner of your proxy card or on the instructions that accompanied your proxy materials. After registering, you will receive a confirmation e-mail and an e-mail approximately one hour prior to the start of the meeting to the e-mail address you provided during registration with a unique link to the virtual meeting.

Admission Policy

Only stockholders who own shares of Hyatt common stock as of the close of business on March 21, 2024, the record date, or their duly authorized proxies or representatives, will be entitled to attend the Annual Meeting. In order to attend and vote at the Annual Meeting, please follow the instructions in the section titled “Questions and Answers about the Proxy Materials and the Annual Meeting” below.

Questions and Answers about the Proxy Materials and the Annual Meeting

1.	Q:	Why am I receiving these materials?

	A:	We are furnishing the enclosed Notice of Annual Meeting of Stockholders, proxy statement and proxy card to you, and to all stockholders of record as of the close of business on March 21, 2024, because the Board of Directors of Hyatt is soliciting your proxy to vote at the Annual Meeting and at any adjournment or postponement thereof. For stockholders receiving paper copies of this proxy statement, also enclosed is our Annual Report for the fiscal year ended December 31, 2023, which, along with our proxy statement, is also available online at www.proxydocs.com/h.

2.	Q:	When and where is the Annual Meeting and why is Hyatt holding a virtual Annual Meeting?

	A:	The Annual Meeting will be held on Wednesday, May 15, 2024 at 9:30 a.m., Central Time, and will be conducted online via live webcast. In order to attend the Annual Meeting online, you must pre-register at www.proxydocs.com/h. You will need the control number located in the upper right corner of your proxy card or on the instructions that accompanied your proxy materials. After registering, you will receive a confirmation e-mail and an e-mail approximately one hour prior to the start of the meeting to the e-mail address you provided during registration with a unique link to the virtual meeting.

The Annual Meeting will be held as a virtual meeting only. We believe that the environmentally-friendly virtual meeting format will provide expanded access, improved communication, and cost savings for our stockholders and Hyatt, while providing stockholders the same rights and opportunities to participate as they would have at an in-person meeting.

3.	Q:	What is the purpose of the Annual Meeting?

	A:	At our Annual Meeting, stockholders will act upon the matters outlined in this proxy statement and in the Notice of Annual Meeting of Stockholders included with this proxy statement, including the election of each of our directors; the ratification of Deloitte & Touche LLP as our independent registered public accounting firm; the approval of the 2024 LTIP; the advisory vote to approve compensation paid to our named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC (the “Say on Pay Advisory Vote”); and such other matters as may properly come before the meeting or any adjournment or postponement thereof.

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4.	Q:	How can I attend the virtual Annual Meeting and ask questions during the Annual Meeting?

A:

Stockholders who own shares of Hyatt common stock as of the close of business on March 21, 2024, the record date, will be able to attend the Annual Meeting online, vote their shares electronically, and submit questions electronically. The meeting will follow the agenda provided on the virtual meeting website. The purpose of the meeting will be observed, and questions or comments must be relevant to the business of the Company or to the conduct of its operations. As part of the Annual Meeting, we will hold a live question and answer session, during which we intend, time permitting, to answer all written questions pertinent to the Company and the meeting matters that are submitted before or during the meeting in accordance with the Annual Meeting’s guidelines, which will be posted on the virtual meeting website. Questions may be submitted during the meeting by following the instructions listed on the virtual meeting website. In fairness to all participants, questions or comments are limited to one per stockholder. Questions from multiple stockholders on the same topic or that are otherwise related may be grouped and answered together at our discretion. We reserve the right to edit or reject questions we deem profane or otherwise inappropriate.

In order to attend the Annual Meeting online, you must pre-register at www.proxydocs.com/h. You will need the control number located in the upper right corner of your proxy card or on the instructions that accompanied your proxy materials. After registering, you will receive a confirmation e-mail and an e-mail approximately one hour prior to the start of the meeting to the e-mail address you provided during registration with a unique link to the virtual meeting. The Annual Meeting live webcast will begin promptly at 9:30 a.m., Central Time. You will not be able to attend the Annual Meeting in person.

Technical assistance will be available to assist you with any technical difficulties you may have accessing the virtual meeting. Information regarding technical support will be available in the meeting access e-mail that you receive approximately one hour prior to the start of the meeting and on the virtual meeting portal page.

5.	Q:	What should I do if I receive more than one set of proxy materials?

	A:	You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please vote each proxy card and voting instruction card that you receive.

6.	Q:	What is the difference between holding shares as a record holder versus a beneficial owner?

	A:	Most Hyatt stockholders hold their shares through a broker or other nominee rather than directly in their own name. There are some distinctions between shares held of record and those owned beneficially:

Record Holders: If your shares are registered directly in your name with our transfer agent, EQ Shareowner Services, you are considered, with respect to those shares, the stockholder of record or record holder. As the stockholder of record, you have the right to grant your voting proxy directly to Hyatt or to vote virtually at the Annual Meeting. We have enclosed a proxy card for you to use.

Beneficial Owners: If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you automatically, along with a voting instruction card from your broker, bank or nominee. As a beneficial owner, you have the right to direct your broker, bank or nominee how to vote and are also invited to attend the Annual Meeting. Since a beneficial owner is not the stockholder of record, you may not vote these shares virtually at the meeting unless you obtain a “legal proxy” from the broker, bank or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, bank or nominee has enclosed or provided voting instructions for you to use in directing how to vote your shares. If you do not provide specific voting instructions by the deadline set forth in the materials you receive from your broker, bank or other nominee, your broker, bank or nominee can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. The election of directors, approval of the 2024 LTIP, and the Say on Pay Advisory Vote are considered “non-discretionary” items, while the ratification of the appointment of our independent registered public accounting firm is considered a “discretionary” item. For “non-discretionary” items for which you do not give your broker instructions, the shares will be treated as broker non-votes. See Question 12 below for more information about broker non-votes. Beneficial owners who desire to revoke a previously submitted proxy should contact their bank or broker for instructions.

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7.	Q:	Who can vote and how do I vote?

	A:	Only holders of our common stock at the close of business on March 21, 2024, the record date, will be entitled to notice of and to vote at the Annual Meeting. To ensure that your vote is recorded promptly, please submit a proxy to vote as soon as possible, even if you plan to attend the Annual Meeting. Most stockholders have four options for submitting their votes:

• virtually at the Annual Meeting with a proxy card/legal proxy by following the instructions after pre-registering at www.proxydocs.com/h;

• by submitting a proxy by mail, using the paper proxy card;

• by submitting a proxy by telephone, by calling the toll-free telephone number on the proxy card; or

• through the Internet before the Annual Meeting, using the procedures and instructions described on the proxy card.

Beneficial owners may vote by telephone or Internet if their bank or broker makes those methods available, in which case the bank or broker will enclose the instructions with the proxy materials.

For further instructions on voting, see your proxy card. If you vote by proxy using the paper proxy card, by telephone or through the Internet, the shares represented by the proxy will be voted in accordance with your instructions. If you virtually attend the Annual Meeting, you may also submit your vote virtually by following the instructions after pre-registering at www.proxydocs.com/h. Any previous proxies that you submitted by mail, telephone or Internet will be superseded by the vote that you cast at the Annual Meeting. Please note, however, that if your shares are held through a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain from your bank or broker a legal proxy issued in your name.

8.	Q:	What are my voting choices, and how many votes are required for approval or election?

	A:	In the vote on the election of four director nominees identified in this proxy statement to serve until the 2027 annual meeting of stockholders and until their respective successors have been duly elected and qualified, stockholders may (1) vote FOR all nominees (except as marked); or (2) vote WITHHELD from all nominees. A plurality of the voting power of the shares present virtually or represented by proxy at the Annual Meeting and entitled to vote with respect to the election of directors shall elect the directors. The Board of Directors unanimously recommends a vote FOR each of the nominees.

In the vote on the ratification of the appointment of Deloitte & Touche LLP as Hyatt’s independent registered public accounting firm for fiscal year 2024, stockholders may (1) vote for the ratification; (2) vote against the ratification; or (3) abstain from voting on the ratification. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2024 will require the affirmative vote of a majority of the voting power of the shares present virtually or represented by proxy at the Annual Meeting and entitled to vote on the proposal, however, stockholder ratification is not required to authorize the appointment of Deloitte & Touche LLP as our independent registered public accounting firm. The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2024.

In the vote on the proposal to approve the 2024 LTIP, stockholders may (1) vote for the proposal; (2) vote against the proposal; or (3) abstain from voting on the proposal. Approval of the 2024 LTIP will require the affirmative vote of a majority of the voting power of the shares present virtually or represented by proxy at the Annual Meeting and entitled to vote on the proposal. The Board of Directors unanimously recommends a vote FOR the approval of the 2024 LTIP.

In the Say on Pay Advisory Vote, stockholders may (1) vote for the proposal; (2) vote against the proposal; or (3) abstain from voting on the proposal. Approval, on an advisory basis, of the compensation paid to our named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules will require the affirmative vote of a majority of the voting power of the shares present virtually or represented by proxy at the Annual Meeting and entitled to vote on the proposal. This resolution is advisory and not binding on the Company, the Board of Directors or the Talent and Compensation Committee. The Board of Directors unanimously recommends a vote FOR the approval, on an advisory basis, of the compensation paid to our named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules.

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9.	Q:	How will Hyatt’s dual class ownership structure impact the outcome of the voting at the Annual Meeting?

	A:	The holders of our Class A common stock are entitled to one vote per share and the holders of our Class B common stock are entitled to ten votes per share on all matters to be voted upon at the Annual Meeting. Holders of Class A common stock and Class B common stock will vote together as a single class on all matters to be voted upon at the Annual Meeting.

At the close of business on March 21, 2024, we had outstanding and entitled to vote 45,162,749 shares of Class A common stock and 56,707,827 shares of Class B common stock. Collectively, the holders of Class A common stock on such date will be entitled to an aggregate of 45,162,749 votes, and, collectively, the holders of Class B common stock on such date will be entitled to an aggregate of 567,078,270 votes, on all matters to be voted upon at the Annual Meeting. Therefore, for all matters to be voted upon at the Annual Meeting, the holders of our Class B common stock will collectively hold approximately 92.6% of the total voting power of our outstanding common stock. See Question 10 for additional information.

10.	Q:	How will voting agreements entered into with or among Hyatt’s major stockholders impact the outcome of the voting at the Annual Meeting?

	A:	Voting agreements entered into with or among Hyatt’s major stockholders will result in all of the shares of our Class B common stock being voted consistent with the recommendations of Hyatt’s Board of Directors. Pursuant to the terms of the Amended and Restated Global Hyatt Agreement (the “Amended and Restated Global Hyatt Agreement”) and the Amended and Restated Foreign Global Hyatt Agreement (the “Amended and Restated Foreign Global Hyatt Agreement”), Pritzker family business interests, which beneficially own in the aggregate 54,437,432 shares of our Class B common stock and 603,343 shares of our Class A common stock, or approximately 89.0% of the total voting power of our outstanding common stock, have agreed to vote their shares of our common stock consistent with the recommendation of our Board of Directors with respect to all matters (assuming agreement as to any such matter by a majority of a minimum of three independent directors (excluding for such purposes any Pritzker)) or, in the case of transactions involving us and an affiliate, assuming agreement of all of such minimum of three independent directors (excluding for such purposes any Pritzker). This voting agreement expires on the date upon which more than 75% of our fully diluted shares of common stock is owned by non-Pritzker family business interests. In addition, other existing stockholders that beneficially own in the aggregate 2,270,395 shares of our Class B common stock, or approximately 3.7% of the total voting power of our outstanding common stock, have entered into the Global Hyatt Corporation 2007 Stockholders’ Agreement (the “2007 Stockholders’ Agreement”) with us under which they have agreed to vote their shares of Class A and Class B common stock consistent with the recommendation of our Board of Directors, without any separate requirement that our independent directors agree with the recommendation. This voting agreement will expire on the date that Mr. Thomas J. Pritzker is no longer Chairman of our Board of Directors. While these voting agreements are in effect, they may provide our Board of Directors with effective control over matters requiring stockholder approval. Because our Board of Directors (including all of our independent directors) has recommended a vote FOR proposal one, FOR proposal two, FOR proposal three, and FOR proposal four, each stockholder party to the voting agreements will be contractually obligated to vote in favor of proposal one, in favor of proposal two, in favor of proposal three, and in favor of proposal four. Because the stockholders party to such voting agreements hold approximately 92.7% of the total voting power of our outstanding common stock, these voting agreements will cause the outcome of the vote on each of the matters to be voted upon at the Annual Meeting to be consistent with the recommendations of our Board of Directors.

As used in this proxy statement, the term “Pritzker family business interests” means (1) various lineal descendants of Nicholas J. Pritzker (deceased) and spouses and adopted children of such descendants; (2) various trusts for the benefit of the individuals described in clause (1) and trustees thereof; and (3) various entities owned and/or controlled, directly and/or indirectly, by the individuals and trusts described in (1) and (2).

11.	Q:	What is the effect of a “withhold” or an “abstain” vote on the proposals to be voted on at the Annual Meeting?

	A:	A “withhold” vote with respect to the election of directors will be considered present for purposes of determining a quorum. Because a plurality of the voting power of the shares present virtually or represented by proxy at the Annual Meeting and entitled to vote with respect to the election of directors is required to elect a director (meaning that the four director nominees who receive the highest number of “for” votes will be elected) and each of our directors is running unopposed, a “withhold” vote will have no effect with respect to the outcome of election of directors.

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An “abstain” vote with respect to the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2024, approval of the 2024 LTIP, or approval of the Say on Pay Advisory Vote, will be considered present for purposes of determining a quorum. Because the affirmative vote of a majority of the voting power of the shares present virtually or represented by proxy at the Annual Meeting and entitled to vote on each proposal will be required to approve these proposals (meaning that, of the shares represented at the Annual Meeting and entitled to vote on such proposal, a majority of them must be voted “for” the proposal for it to be approved), an “abstain” vote will have the effect of a vote against each of these proposals.

12.	Q:	What is the effect of a “broker non-vote” on the proposals to be voted on at the Annual Meeting?

	A:	A “broker non-vote” will occur if you are the beneficial owner of shares held by a broker or other custodian and you do not provide the broker or custodian with voting instructions on the election of directors, approval of the 2024 LTIP, and approval of the Say on Pay Advisory Vote. This is because under applicable NYSE rules, a broker or custodian may not vote on these matters without instruction from the underlying beneficial owner. A broker non-vote is not considered a “vote cast” or “entitled to vote” with respect to these matters and will not have any effect on the outcome of these matters. Under applicable NYSE rules, brokers and custodians may vote on the ratification of Deloitte & Touche LLP as our registered independent public accounting firm for fiscal year 2024 in their discretion, and therefore we do not expect any broker non-votes on this proposal.

13.	Q:	Who counts the votes?

	A:	EQ Shareowner Services will count the votes. The Board of Directors has appointed a representative of EQ Shareowner Services as the inspector of elections.

14.	Q:	Revocation of proxy: May I change my vote after I return my proxy?

	A:	Yes, you may revoke your proxy if you are a record holder by:

• giving written notice of revocation to Hyatt’s Corporate Secretary at our principal executive offices at 150 North Riverside Plaza, Chicago, Illinois 60606 prior to the Annual Meeting;

• submitting a duly executed proxy bearing a later date than the proxy being revoked;

• granting a subsequent proxy through the Internet, using the procedures and instructions described on the proxy card, or telephone, by calling the toll-free telephone number on the proxy card; or

• voting electronically at the Annual Meeting.

Your virtual attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary prior to the Annual Meeting or you vote electronically during the Annual Meeting. If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker.

15.	Q:	What if I sign and return a proxy card but do not specify a choice for a matter when returning the proxy?

	A:	Unless you indicate otherwise, the persons named as proxies on the proxy card will vote your shares: FOR all of the nominees for director named in this proxy statement; FOR the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2024; FOR the approval of the 2024 LTIP; and FOR the approval of the Say on Pay Advisory Vote.

16.	Q:	What constitutes a quorum?

	A:	Presence at the Annual Meeting, virtually or by proxy, of the holders of a majority of the voting power of the issued and outstanding shares of Hyatt’s common stock entitled to vote at the Annual Meeting will constitute a quorum, permitting the Annual Meeting to proceed and business to be conducted. Proxies received but with items marked as abstentions or containing broker non-votes will be included in the calculation of the number of votes considered to be present at the meeting for purposes of determining whether a quorum is present.

17.	Q:	Where can I find the voting results of the Annual Meeting?

	A:	We will publish final results on a Current Report on Form 8-K within four business days of the date of the Annual Meeting.

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18.	Q:	Who will pay the costs of soliciting these proxies?

	A:	We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their reasonable costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies may be supplemented by electronic means, mail, facsimile, telephone or personal solicitation by our directors, officers or other employees. No additional compensation will be paid to our directors, officers or other employees for such services.

19.	Q:	What happens if additional matters are presented at the Annual Meeting?

	A:	Other than the four proposals described in this proxy statement, we are not aware of any other properly submitted business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Mr. Mark S. Hoplamazian and Ms. Margaret C. Egan, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting, including matters of which the Company did not receive timely notice. If any of our nominees for director are unavailable, or are unable to serve or for good cause will not serve, the persons named as proxy holders will vote your proxy for such other candidate or candidates, if any, as may be nominated by the Board of Directors.

20.	Q:	What is the deadline under Rule 14a-8 under the Securities Exchange Act of 1934, as amended, for stockholders to propose actions to be included in our proxy statement relating to our 2025 annual meeting of stockholders and identified in our form of proxy relating to the 2025 annual meeting?

	A:	December 5, 2024 is the deadline for stockholders to submit proposals to be included in our proxy statement relating to our 2025 annual meeting of stockholders and identified in our form of proxy relating to our 2025 annual meeting of stockholders under Rule 14a-8 under the Exchange Act. Proposals by stockholders must comply with all requirements of applicable rules of the SEC, including Rule 14a-8, and be received by our Corporate Secretary at our principal executive offices at 150 North Riverside Plaza, Chicago, Illinois 60606 no later than the close of business on December 5, 2024. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with Rule 14a-8 and other applicable requirements. We intend to file a proxy statement and WHITE proxy card with the SEC in connection with the solicitation of proxies for our 2025 annual meeting of stockholders.

21.	Q:	What is the deadline under our bylaws for stockholders to nominate persons for election to the board of directors or propose other matters to be considered at our 2025 annual meeting of stockholders?

	A:	Stockholders who wish to nominate persons for election to our Board of Directors or propose other matters to be considered at our 2025 annual meeting of stockholders must provide us advance notice of the director nomination or stockholder proposal, as well as the information specified in our bylaws, no earlier than the close of business on January 15, 2025 and no later than the close of business on February 14, 2025. Stockholders are advised to review our bylaws, which contain the requirements for advance notice of director nominations and stockholder proposals. Notice of director nominations and stockholder proposals must be received by our Corporate Secretary at our principal executive offices at 150 North Riverside Plaza, Chicago, Illinois 60606. The requirements for advance notice of stockholder proposals under our bylaws do not apply to proposals properly submitted under Rule 14a-8 under the Exchange Act, as those stockholder proposals are governed by Rule 14a-8. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any director nomination or stockholder proposal that does not comply with our bylaws and other applicable requirements. In addition, stockholders who intend to solicit proxies in support of director nominees other than our nominees must also comply with the additional requirements of Rule 14a-19(b) under the Exchange Act. We intend to file a proxy statement and WHITE proxy card with the SEC in connection with the solicitation of proxies for our 2025 annual meeting of stockholders.

22.	Q:	How do I submit a potential director nominee for consideration by the board of directors for nomination?

	A:	You may submit names of potential director nominees for consideration by the Board of Directors’ Nominating and Corporate Governance Committee for nomination by our Board of Directors at the 2025 annual meeting of stockholders. Your submission should be mailed to our Corporate Secretary at our principal executive offices at 150 North Riverside Plaza, Chicago, Illinois 60606. The section titled “Corporate Governance — Committees of the Board of Directors — Nominating and Corporate Governance Committee” in this proxy statement describes the information required to be set forth in your submission, and provides information on the nomination process used by our Nominating and Corporate Governance Committee and our Board of Directors. The deadline has passed to submit a potential director nominee to be considered for nomination by our Board of Directors at the 2024 Annual Meeting. December 1, 2024 is the deadline to submit a potential director nominee for consideration by our Board of Directors for nomination at the 2025 annual meeting of stockholders.

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Availability of Annual Report on Form 10-K

For stockholders receiving paper copies of this proxy statement, a copy of our Annual Report on Form 10-K for the year ended December 31, 2023, which includes certain financial information about Hyatt, is also enclosed together with this proxy statement. Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 as filed with the SEC (exclusive of exhibits and documents incorporated by reference), may also be obtained for free by directing written requests to: Hyatt Hotels Corporation, Attention: Senior Vice President, Investor Relations, 150 North Riverside Plaza, Chicago, Illinois 60606 (telephone: 312-750-1234). Copies of exhibits and basic documents filed with the Annual Report on Form 10-K or referenced therein will be furnished to stockholders upon written request and payment of a nominal fee in connection with the furnishing of such documents. You may also obtain the Annual Report on Form 10-K over the Internet at the SEC’s website, www.sec.gov, or on our website, www.hyatt.com, under the heading “Investor Relations — Financials — SEC Filings.”

List of the Company’s Stockholders

A list of our stockholders as of March 21, 2024, the record date for the Annual Meeting, will be available for inspection at our corporate headquarters during ordinary business hours throughout the 10-day period prior to the Annual Meeting. Please contact our corporate secretary at (312) 750-1234 if you wish to inspect the list of stockholders prior to the Annual Meeting.

Delivery of Proxy Materials to Households

We will send multiple copies of the Annual Report on Form 10-K, proxy statement, proxy card and Notice of Annual Meeting to households at which two or more stockholders reside. If you share an address with another stockholder and the two of you would like to receive only a single set of our annual disclosure documents, follow the instructions below:

1.

If your shares are registered in your own name, please contact our transfer agent by writing to them at EQ Shareowner Services, P.O. Box 64854, St. Paul, MN 55164-0854 (Attn: Hyatt Hotels Corporation Representative) or calling 1-800-468-9716.

2.	If a bank, broker or other nominee holds your shares, please contact your bank, broker or other nominee directly.

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Other Matters That May Come Before the Annual Meeting

Our Board of Directors knows of no matters other than those identified in this proxy statement or referred to in the accompanying Notice of Annual Meeting of Stockholders which may properly come before the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the Annual Meeting or any adjournments or postponements thereof, it is the intention of the persons named as proxies on the enclosed proxy card to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in the best interest of Hyatt Hotels Corporation.

By Order of the Board of Directors

Mark S. Hoplamazian
President and Chief Executive Officer

Chicago, Illinois

April 4, 2024

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Appendix A

FIFTH AMENDED AND RESTATED

HYATT HOTELS CORPORATION

LONG-TERM INCENTIVE PLAN

ARTICLE 1. HISTORY AND PURPOSE

The Hyatt Hotels Corporation Long-Term Incentive Plan (the “Original Plan”) was originally adopted by Hyatt Hotels Corporation (formerly known as Global Hyatt Corporation), a Delaware corporation (the “Company”) effective February 14, 2006 as a means of assisting the Company in attracting and retaining qualified non-employee directors, executive and other key employees and to promote the success of the Company by providing certain non-employee directors, executives and other key employees of the Company with a shared interest in increasing the value of the Company and sustaining its growth. The Original Plan was subsequently amended and restated effective May 12, 2008 in the form of the Amended and Restated Hyatt Hotels Corporation Long-Term Incentive Plan (the “Amended and Restated Plan”); June 10, 2013 in the form of the Second Amended and Restated Hyatt Hotels Corporation Long-Term Incentive Plan (the “Second Amended and Restated Plan”); and December 15, 2015 in the form of the Third Amended and Restated Hyatt Hotels Corporation Long-Term Incentive Plan (the “Third Amended and Restated Plan”). The Third Amended and Restated Plan was subsequently amended effective March 21, 2018 by the First Amendment to the Third Amended and Restated Plan (the “First Amendment”). The Original Plan was most recently amended and restated effective May 20, 2020 in the form of the Fourth Amended and Restated Hyatt Hotels Corporation Long-Term Incentive Plan (the “Fourth Amended and Restated Plan”), which incorporated the First Amendment. The following is a further amendment, restatement and continuation of the Fourth Amended and Restated Plan, as amended, in the form of this Fifth Amended and Restated Hyatt Hotels Corporation Long-Term Incentive Plan (the “Plan”) .

ARTICLE 2. DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1 “Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.

2.2 “Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article 11. With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 11.6, or which the Board has assumed, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.

2.3 “Affiliate” shall mean as to any Person any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. “Control” for these purposes shall mean the ability to influence, direct or otherwise significantly affect the major policies, activities or action of any person or entity, and the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

2.4 “Award” shall mean an Option, a Restricted Stock award, a Restricted Stock Unit award, a Performance Award, a Dividend Equivalent award, a Deferred Stock award, a Stock Payment award or a Stock Appreciation Right, which may be awarded or granted under the Plan (collectively, “Awards”).

2.5 “Award Agreement” shall mean any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including, without limitation, through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine consistent with the Plan.

2.6 “Award Limit” shall mean with respect to Awards that shall be payable in Common Stock or in cash, as the case may be, the respective limits set forth in Section 3.3.

2.7 “Board” shall mean the Board of Directors of the Company.

2.8 “Change in Control” shall mean the date any Person or two or more Persons acting in concert (other than (i) any Pritzker Affiliate or (ii) any Pritzker Affiliate along with any other stockholder which, together with its Affiliates, owns more than 5% of the combined voting power or the Voting Stock as of June 30, 2009 (a “Non-Pritzker Affiliate Existing Shareholder”) so long as Pritzker Affiliates continue to own more Voting Stock than such Non-Pritzker Affiliate Existing Shareholder) shall have acquired “beneficial ownership,” directly or indirectly, of, or shall have acquired by contract or otherwise, Voting Stock of the Company (or other securities convertible into such Voting Stock) representing 50% or more of the combined voting power of all Voting Stock of the Company. As used herein, “beneficial ownership” shall have the meaning provided in Rule 13d-3 of the Exchange Act. The Administrator shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred and the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided, that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5) shall be made consistent with such regulation.

2.9 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

2.10 “Committee” shall mean the Compensation Committee of the Board, or such other committee or subcommittee appointed by the Board, as provided in Section 11.1.

2.11 “Common Stock” shall mean the Class A Common Stock of the Company, par value $0.01 per share.

2.12 “Company” shall mean Hyatt Hotels Corporation, a Delaware corporation.

2.13 “Consultant” shall mean any consultant or adviser to the Company or of any Subsidiary that qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.

2.14 “Deferred Stock” shall mean a right to receive Common Stock awarded under Section 8.4.

2.15 “Director” shall mean a member of the Board, or as applicable, a member of the board of directors of a Subsidiary.

2.16 “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Common Stock) of dividends paid on Common Stock, awarded under Section 8.2.

2.17 “DRO” shall mean a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

2.18 “Effective Date” shall mean the date the Plan (i.e., the Fifth Amended and Restated Hyatt Hotels Corporation Long Term Incentive Plan) is approved by stockholders of the Company in accordance with the Company’s bylaws, articles of incorporation and applicable state law within twelve (12) months of the date the Plan is adopted by the Board.

2.19 “Eligible Individual” shall mean any person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Committee.

2.20 “Employee” shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or of any Subsidiary.

2.21 “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of shares of Common Stock (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per share value of the Common Stock underlying outstanding Awards.

2.22 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.23 “Exercise Date Value” shall mean the Share Value with respect to a Stock Appreciation Right as of any given date; provided, that if, as of such given date, the Common Stock is (i) listed on any established securities exchange (such as the New York Stock Exchange, the NASDAQ Capital Market, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) listed on any national market system or (iii) quoted or traded on any automated quotation system, the Exercise Date Value shall be the last sales price quoted for a share of Common Stock immediately prior to the time of exercise of a Stock Appreciation Right on such exchange or system, or such other most recent share price used by the stock plan administrator for effectuating transactions, as determined by the Administrator.

2.24 “Family Business Unit” shall mean any business entity owned or controlled directly or indirectly by or for the benefit of members of the Pritzker Family.

2.25 “Full Value Award” shall mean any Award other than (i) an Option, (ii) a Stock Appreciation Right or (iii) any other Award for which the Participant pays the grant-date intrinsic value of the Award (whether directly or by foregoing a right to receive a payment from the Company), including as Full Value Awards any Restricted Stock award, Stock Payment award, Restricted Stock Unit award, or other Award, in each case, to the extent settled in shares of Common Stock without payment of the grant-date intrinsic value by the recipient.

2.26 “Fungible Unit” shall mean the measuring unit used to determine the number of shares of Common Stock by which the Share Limit will be debited or credited in connection with the grants and forfeitures of different types of Awards under the Plan.

2.27 “Fungible Unit Limit” shall have the meaning provided in Section 3.1(a) hereof.

2.28 “Greater Than 10% Stockholder” shall mean an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation thereof (as defined in Section 424(e) of the Code).

2.29 “Incentive Stock Option” shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.

2.30 “Non-Employee Director” shall mean a Director who is not an Employee.

2.31 “Non-Qualified Stock Option” shall mean an Option that is not intended to be an Incentive Stock Option.

2.32 “Option” shall mean a right to purchase shares of Common Stock at a specified exercise price, granted under Article 5. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall be Non-Qualified Stock Options.

2.33 “Participant” shall mean a person who has been granted an Award under the Plan.

2.34 “Performance Award” shall mean a cash bonus award, stock bonus award, performance award or incentive award that is paid in cash, Common Stock or a combination of both, awarded under Section 8.1.

2.35  “Performance Criteria” shall mean the criteria (and adjustments) that the Administrator may select for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period, determined as follows:

(a) Performance Criteria used to establish Performance Goals may include, but are not limited to, the following: (i) earnings (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation and (D) amortization), (ii) economic value-added (as determined by the Committee), (iii) sales or revenue, (iv) net income (either before or after taxes), (v) cash flow (including, but not limited to, operating cash flow and free cash flow), (vi) return on capital, (vii) return on invested capital, (viii) return on assets, (ix) return on stockholders’ equity, (x) stockholder return, (xi) return on sales, (xii) gross or net profit, (xiii) costs, (xiv) funds from operations, (xv) expenses, (xvi) productivity (xviii) operating margin, (xix) operating efficiency, (xx) customer satisfaction, (xvi) working capital, (xxii) earnings per share, (xxiii) price per share of common stock, (xxiv) market share, (xxv) chain results, (xxvi) gross operating profit, (xxvii) capital development, (xxvii) implementation or completion of critical projects, (xxviii) branding, (xxix) organizational or succession planning, (xxx) management or licensing fee growth, (xxxi) guest satisfaction top box scores, (xxxii) Net Promoter Score, (xxxiii) net rooms growth (xxxiv) RevPAR (revenue per available room), (xxxv) management fees, and (xxxvi) growth in hotels, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

(b) The Administrator, in its sole discretion, may provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items relating to changes in tax laws, or (xv) items relating to any other unusual or nonrecurring events or changes in applicable law, accounting principles or business conditions.

2.36 “Performance Goals” shall mean, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a Subsidiary, division, business unit, or an individual. The achievement of each Performance Goal shall be determined, to the extent applicable, with reference to Applicable Accounting Standards.

2.37 “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, an Award.

2.38 “Person” shall mean an individual, a company, a partnership, a joint venture, a limited liability company or limited liability partnership, an association, a trust, estate or other fiduciary, any other legal entity, and any governmental authority.

2.39 “Plan” shall mean this Fifth Amended and Restated Hyatt Hotels Corporation Long-Term Incentive Plan, as it may be further amended or restated from time to time.

2.40 “Pritzker Affiliate” shall mean (i) all lineal descendants of Nicholas J. Pritzker, deceased, and all spouses and adopted children of such descendants; (ii) all trusts for the benefit of any person described in clause (i) and trustees of such trusts; (iii) all legal representatives of any person or trust described in clauses (i) or (ii); and (iv) all partnerships, corporations, limited liability companies or other entities controlling, controlled by or under common control with any person, trust or other entity described in clauses (i), (ii) or (iii). “Control” for these purposes shall mean the ability to influence, direct or otherwise significantly affect the major policies, activities or action of any person or entity, and the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

2.41 “Pritzker Family” shall mean all of the lineal descendants of Nicholas J. Pritzker (deceased) and all of their respective spouses and former spouses and children.

2.42 “Restricted Stock” shall mean Common Stock awarded under Article 7 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

2.43 “Restricted Stock Unit” shall mean the right to receive Common Stock awarded under Section 8.5.

2.44 “Securities Act” shall mean the Securities Act of 1933, as amended.

2.45 “Share Limit” shall have the meaning provided in Section 3.1(a) hereof.

2.46 “Share Value” shall mean, as of any given date, the fair market value of a share of Common Stock determined as follows:

(a) If the Common Stock is (i) listed on any established securities exchange (such as the New York Stock Exchange, the NASDAQ Capital Market, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) listed on any national market system or (iii) quoted or traded on any automated quotation system, the Share Value shall be the closing sales price for a share of Common Stock as quoted on such exchange or system for such date or, if there is no closing sales price for a share of Common Stock on the date in question, the closing sales price for a share of Common Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b) If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, the Share Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a share of Common Stock on such date, the high bid and low asked prices for a share of Common Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c) If the Common Stock is neither listed on an established stock exchange or a national market system nor regularly quoted by a recognized securities dealer, the Share Value shall be the determined by the Administrator in its discretion based upon either:

(i) an appraisal as of the most recent Valuation Date. Such appraisal is intended to reflect a reasonable valuation of the Company as contemplated by Treasury Regulation §1.409A-1(b)(5)(iv)(B)(2)(i), or any successor thereto. As such, the appraisal shall be made by a qualified independent firm designated by the Administrator, which firm is of a national reputation and has relevant experience in performing such valuations. The appraisal firm shall use valuation principles and methods substantially similar to those used in the appraisals historically performed for the Company in 2007, including, but not limited to, those related to enterprise value and the absence of any discount for lack of marketability or minority interest, or of any premium for control; or

(ii) the price paid for each share of Common Stock in a transaction between a willing buyer and a willing seller, neither under compulsion to buy or sell; provided, however, that transactions between the Company and any Family Business Unit or member of the Pritzker Family shall not be considered for this purpose.

2.47 “Stock Appreciation Right” shall mean a right granted pursuant to Article 9 to receive a payment equal to the excess of the Exercise Date Value of a specified number of shares of Common Stock on the date the Stock Appreciation Right is exercised over an exercise price set forth in the applicable Award Agreement.

2.48 “Stock Payment” shall mean (a) a payment in the form of shares of Common Stock, or (b) an option or other right to purchase shares of Common Stock, as part of a bonus, deferred compensation or other arrangement, awarded under Section 8.3.

2.49 “Subsidiary” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.50 “Substitute Award” shall mean an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

2.51 “Termination of Service” shall mean,

(a) As to a Consultant, the time when the engagement of a Participant as a Consultant to the Company or a Subsidiary is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding a termination where there is a simultaneous commencement of employment with the Company or any Subsidiary.

(b) As to a Non-Employee Director, the time when a Participant who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding: (i) a termination where there is simultaneous employment by the Company (or a Subsidiary) of such person and (ii) a termination which is followed immediately by such Participant becoming a Consultant.

(c) As to an Employee, the time when the employee-employer relationship between a Participant and the Company or any Subsidiary is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding: (i) a termination where there is an immediate reemployment or continuing employment of a Participant by the Company or any Subsidiary, (ii) a termination which is followed immediately by such Participant becoming a Consultant, (iii) a termination where the former employee continues as a Non-Employee Director, and (iv) at the discretion of the Administrator, a termination which results in a temporary severance of the employee-employer relationship.

(d) The Administrator, in its discretion, shall determine the effect of all matters and questions relating to Termination of Service, including, without limitation, the question of whether a Termination of Service resulted from a discharge for cause. and all questions of whether particular leaves of absence constitute Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of the Award Agreement or otherwise, a leave of absence, change in status from an employee to an independent contractor or Non-Employee Director or other change in the employee-employer relationship shall constitute a Termination of Service if, and to the extent that such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section. For purposes of the Plan, a Participant’s employee-employer relationship or consultancy relations shall be deemed to be terminated in the event that the Subsidiary employing or contracting with such Participant ceases to remain a Subsidiary following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

2.52 “Valuation Date” shall mean the immediately preceding December 31 or a date after such December 31 as the Administrator shall declare to be a Valuation Date in order to update the Share Value to reflect events subsequent to such December 31 that may materially affect the Share Value.

2.53 “Voting Stock” shall mean, with respect to the Company, each class of securities the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of the Company, even though the right so to vote has been suspended by the happening of such a contingency.

ARTICLE 3. SHARES SUBJECT TO THE PLAN

3.1 Number of Shares.

(a) Subject to Section 12.2 and Sections 3.1(b) and (c), the aggregate number of Fungible Units which may be subject to Awards granted under the Plan following the Effective Date shall equal 28,025,000 (the “Fungible Unit Limit”). For purposes of Awards granted hereunder after the Effective Date, (x) non-Full Value Awards shall count against the Fungible Unit Limit as one Fungible Unit for every one (1) share of Common Stock subject to such non-Full Value Award, and (y) Full Value Awards shall count against the Fungible Unit Limit as two Fungible Units for every one (1) share of Common Stock subject to such Full Value Award, meaning that a maximum of 14,012,500 shares of Common Stock may be issued pursuant to Awards under the Plan following the Effective Date if all such Awards granted under the Plan are granted as Full Value Awards and a maximum of 28,025,000 shares of Common Stock may be issued pursuant to Awards under the Plan following the Effective Date if all such Awards granted under the Plan are granted as non-Full Value Awards (the number of shares of Common Stock that may be issued pursuant to Awards under the Plan at any given time based on the Fungible Unit weighting mechanisms described in Sections 3.1(a)(i)-(ii) below for different Award types, the “Share Limit”). The maximum aggregate number of shares of Common Stock that may be issued under the Plan following the Effective Date pursuant to the exercise of Incentive Stock Options shall not exceed 28,025,000 shares (or such lesser number as may be available under the Share Limit).

(b) To the extent that an Award terminates, expires, is settled in cash or lapses for any reason without the delivery of shares to the Participant, then any shares of Common Stock subject to such Award shall again be available for the grant of an Award pursuant to the Plan and shall be added back to the Fungible Unit Limit in the same manner as such Award was (or would have been if granted after the Effective Date) debited from the Fungible Unit Limit upon grant (and, correspondingly, to the Share Limit). Any shares of Common Stock tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any Award shall count against the shares available for grants of Awards pursuant to the Plan, and these shares may not be reissued under the Plan. Any shares of Common Stock repurchased by the Company at the same price paid by the Participant so that such shares are returned to the Company will again be available for Awards. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no shares of Common Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

(c) Substitute Awards shall not reduce the shares of Common Stock authorized for grant under the Plan, except as may be required by reason of Section 422 of the Code. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares of Common Stock authorized for grant under the Plan; provided, that Awards using such available shares of Common Stock shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Subsidiaries immediately prior to such acquisition or combination.

3.2 Stock Distributed. Any Common Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock or treasury Common Stock.

3.3 Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Section 12.2:

(a) the maximum aggregate number of shares of Common Stock with respect to one or more Awards that may be granted to any one Employee during any calendar year shall be 1,000,000;

(b) the maximum aggregate amount of cash that may be paid in cash to any one Employee under the terms of the Plan during any calendar year with respect to one or more Awards payable in cash shall be $5,000,000; and

(c) the maximum value of Awards (as determined by the Administrator) that may be granted to any Non-Employee Director during any one calendar year shall not exceed $750,000 (based on the sum of (i) the amount of any cash based Award and (ii) the grant date fair value determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto for any share based Awards).

ARTICLE 4. GRANTING OF AWARDS

4.1 Participation. The Administrator may, from time to time, select from among all Eligible Individuals those to whom an Award shall be granted and shall determine the nature and amount of each Award, consistent with the requirements of the Plan. Although Awards may not be granted each year to Eligible Individuals, once an Eligible Individual has been granted an Award they will be considered a Participant and a participant in this Plan until all Awards held by such Eligible Individual are exercised, paid out, or otherwise terminated. Except as provided in Section 4.6 regarding the grant of Awards pursuant to the Non-Employee Director Compensation Program, no Eligible Individual shall have any right to be granted an Award pursuant to the Plan.

4.2 Award Agreement. Each Award shall be evidenced by an Award Agreement. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

4.3 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including, without limitation, any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

4.4 At-Will Employment. Nothing in the Plan or in any Award Agreement hereunder shall confer upon any Participant any right to continue in the employ of, or as a Director or Consultant for, the Company or any Subsidiary, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which rights are hereby expressly reserved, to discharge any Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Participant and the Company or any Subsidiary.

4.5 Foreign Participants. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have Employees, Non-Employee Directors or Consultants, or in order to comply with the requirements of any foreign stock exchange, the Administrator, in its discretion, shall have the power and authority to: (a) determine which Subsidiaries shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws or listing requirements of any such foreign stock exchange; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3.1 (including the Fungible Unit Limit) or the Award Limit; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any such foreign stock exchange. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Code, the Exchange Act, the Securities Act or any other securities law or governing statute or any other applicable law.

4.6 Non-Employee Director Awards. The Committee, in its sole discretion, may provide that Awards granted to Non-Employee Directors shall be granted pursuant to a written nondiscretionary formula established by the Committee (the “Non-Employee Director Compensation Program”), subject to the limitations of the Plan. The Non-Employee Director Compensation Program shall set forth the type of Award(s) to be granted to Non-Employee Directors, the number of shares of Common Stock to be subject to Non-Employee Director Awards, the conditions on which such Awards shall be granted, become exercisable and/or payable and expire, and such other terms and conditions as the Committee shall determine in its sole discretion. The Non-Employee Director Compensation Program may be modified by the Committee from time to time in its sole discretion.

ARTICLE 5. GRANTING OF OPTIONS

5.1 Granting of Options to Eligible Individuals. The Administrator is authorized to grant Options to Eligible Individuals from time to time, in its discretion, on such terms and conditions as it may determine consistent with the Plan.

5.2 Qualification of Incentive Stock Options. No Incentive Stock Option shall be granted to any person who is not an Employee. No person who qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. Any Incentive Stock Option granted under the Plan may be modified by the Administrator, with the consent of the Participant, to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code. To the extent that the aggregate fair market value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Participant during any calendar year under the Plan, and all other plans of the Company and any Subsidiary or parent corporation thereof (as defined in Section 424(e) of the Code), exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the fair market value of the Common Stock shall be determined as of the time the respective Options were granted.

5.3 Option Exercise Price. Subject to Section 10.6, the exercise price per share of Common Stock subject to each Option shall be set by the Administrator, but shall not be less than 100% of the Share Value on the date the Option is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than 110% of the Share Value on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).

5.4 Option Term. The term of each Option shall be set by the Administrator in its discretion; provided, however, that the term shall not be more than ten (10) years from the date the Option is granted, or five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder. The Administrator shall determine the time period, including, without limitation, the time period following a Termination of Service, during which the Participant has the right to exercise the vested Options, which time period may not extend beyond the term of the Option term. Except as limited by requirements of Section 409A of the Code or Section 422 of the Code and regulations and rulings thereunder, the Administrator may extend the term of any outstanding Option, and may extend the time period during which vested Options may be exercised, in connection with any Termination of Service of the Participant, and may amend any other term or condition of such Option relating to such a Termination of Service.

5.5 Option Vesting.

(a) The period during which the right to exercise, in whole or in part, an Option vests in the Participant shall be set by the Administrator and the Administrator may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Subsidiary, or any other criteria selected by the Administrator. At any time after grant of an Option, the Administrator may, in its discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option vests.

(b) No portion of an Option which is unexercisable at Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the Award Agreement or by action of the Administrator following the grant of the Option.

5.6 Substitute Awards. Notwithstanding the foregoing provisions of this Article 5 to the contrary, in the case of an Option that is a Substitute Award, the price per share of the shares subject to such Option may be less than the Share Value per share on the date of grant, provided, that the excess of: (a) the aggregate Share Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

5.7 Substitution of Stock Appreciation Rights. The Administrator may provide in the Award Agreement evidencing the grant of an Option that the Administrator, in its discretion, shall have the right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided, that such Stock Appreciation Right shall be exercisable with respect to the same number of shares of Common Stock for which such substituted Option would have been exercisable.

ARTICLE 6. EXERCISE OF OPTIONS

6.1 Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Administrator may require that, by the terms of the Option, a partial exercise be with respect to a minimum number of shares.

6.2 Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, or such other person or entity or in such manner as designated by the Administrator, or his, her or its office, as applicable:

(a) A written notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Participant or other person then entitled to exercise the Option or such portion of the Option;

(b) Such representations and documents as the Administrator, in its discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations. The Administrator may, in its discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(c) In the event that the Option shall be exercised pursuant to Section 10.3 by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Option; and

(d) Full payment of the exercise price and applicable withholding taxes to the Company for the shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by Sections 10.1 and 10.2.

6.3 Notification Regarding Disposition. The Participant shall give the Company prompt notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option which occurs within (a) two years from the date of granting (including, without limitation, the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Participant, or (b) one year after the transfer of such shares to such Participant.

ARTICLE 7. AWARD OF RESTRICTED STOCK

7.1 Award of Restricted Stock.

(a) The Administrator is authorized to grant Restricted Stock to Eligible Individuals. The Administrator shall determine the terms and conditions, including, without limitation, the restrictions applicable to each award of Restricted Stock, consistent with the Plan, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

(b) The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that such purchase price shall be no less than the par value of the Common Stock to be purchased, unless otherwise permitted by applicable state law. In all cases, legal consideration shall be required for each issuance of Restricted Stock.

7.2 Rights as Stockholders. Subject to Section 7.4, and further subject to the restrictions in the relevant Award Agreement, upon issuance of Restricted Stock, the Participant shall have, unless otherwise provided by and in the discretion of the Administrator, all the rights of a stockholder with respect to said shares, including the right to receive dividends and other distributions paid or made with respect to the shares of Common Stock subject to the Award; provided, however, that, (i) dividends and other distributions that occur while a share of Restricted Stock remains outstanding and unvested (if any) shall only be paid to the Participant in respect of such Restricted Stock if the underlying share of Restricted Stock vests, and shall be paid promptly upon such vesting (and in any event within sixty (60) days thereafter), and (ii) in the discretion of the Administrator, any extraordinary distributions with respect to the Common Stock shall be subject to the restrictions set forth in Section 7.3.

7.3 Restrictions. All shares of Restricted Stock (including, without limitation, any shares received by Participants with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of each individual Award Agreement, be subject to such restrictions and vesting requirements as the Administrator shall provide. Such restrictions may include, without limitation, restrictions concerning voting rights and transferability and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Administrator, including, without limitation, criteria based on the Participant’s duration of employment, directorship or consultancy with the Company, Company performance, individual performance or other criteria selected by the Administrator. By action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Stock by removing any or all of the restrictions imposed by the terms of the Award Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.

7.4 Repurchase or Forfeiture of Restricted Stock. If no price was paid by the Participant for the Restricted Stock, upon a Termination of Service the Participant’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company without consideration. If a price was paid by the Participant for the Restricted Stock, upon a Termination of Service, the Company shall have the right to repurchase from the Participant the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Participant for such Restricted Stock or such other amount as may be specified in the Award Agreement. The Administrator in its discretion may provide that in the event of certain events, including, without limitation, a Change in Control, the Participant’s death, retirement or disability or any other specified Termination of Service or any other event, the Participant’s rights in unvested Restricted Stock shall not lapse, such Restricted Stock shall vest and, if applicable, the Company shall not have a right of repurchase.

7.5 Evidence of Issuance of Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine, including electronically. Any certificates issued, or book entries evidencing shares of Restricted Stock must include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, in its discretion, retain physical possession of any stock certificate until such time as all applicable restrictions lapse.

7.6 Section 83(b) Election. If a Participant makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, the Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

ARTICLE 8. AWARD OF PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS, DEFERRED STOCK, STOCK PAYMENTS, RESTRICTED STOCK UNITS

8.1 Performance Awards.

(a) The Administrator is authorized to grant Performance Awards to any Eligible Individual. The value of Performance Awards may be linked to any one or more of the Performance Criteria or other specific criteria determined by the Administrator, in each case on a specified date or dates or over any period or periods and in such amounts as may be determined by the Administrator. Performance Awards may be paid in cash, shares of Common Stock, or both, as determined by the Administrator.

(b) Without limiting Section 8.1(a), the Administrator may grant Performance Awards to any Eligible Individual in the form of a cash bonus payable upon the attainment of objective Performance Goals, or such other criteria, whether or not objective, which are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Any such bonuses paid to a Participant shall be based upon objectively determinable bonus formulas established in accordance with the provisions of Article 13.

8.2 Dividend Equivalents. Dividend Equivalents may be granted by the Administrator based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date an Award is granted to a Participant and the date such Award vests, is exercised, is distributed or expires, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Administrator; provided, however, that payments in respect of Dividend Equivalents issued with respect to another Award that remains outstanding and unvested (if any) shall only be paid to the Participant if and to the extent that the underlying Award vests, and shall be paid promptly upon such vesting (and in any event within sixty (60) days thereafter).

8.3 Stock Payments. Stock Payments may be granted by the Administrator to Eligible Individuals. The number or value of shares of any Stock Payment shall be determined by the Administrator and may be based upon any criteria selected by the Administrator, including, without limitation, service to the Company or any Subsidiary. Stock Payments may, but are not required to be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to such Eligible Individual.

8.4 Deferred Stock. Deferred Stock awards may be granted by the Administrator to Eligible Individuals. The number of shares of Deferred Stock shall be determined by the Administrator and may be based on such criteria, including, without limitation, service to the Company or any Subsidiary, as the Administrator selects, in each case on a specified date or dates or over any period or periods determined by the Administrator. Common Stock underlying a Deferred Stock award will not be issued until the Deferred Stock award has vested, pursuant to a vesting schedule or other conditions or criteria set by the Administrator. Unless otherwise provided by the Administrator, a Participant holding Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Award has vested and the Common Stock underlying the Award has been issued to the Participant.

8.5 Restricted Stock Units. The Administrator is authorized to make grants of Restricted Stock Units to Eligible Individuals, on such terms and conditions as determined by the Administrator. The Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including, without limitation, service to the Company or any Subsidiary, in each case on a specified date or dates or over any period or periods, as the Administrator determines. The Administrator shall specify, or permit the Participant to elect, the conditions and dates upon which the shares of Common Stock underlying the Restricted Stock Units which shall be issued, which dates shall not be earlier than the date as of which the Restricted Stock Units vest and become nonforfeitable and which conditions and dates shall be subject to compliance with Section 409A of the Code. On the distribution dates, the Company shall issue to the Participant one unrestricted, fully transferable share of Common Stock for each vested and nonforfeitable Restricted Stock Unit. A Participant holding Restricted Stock Units shall have no rights as a Company stockholder with respect to shares of Common Stock underlying the Restricted Stock Units until such time as the Award has vested and the Common Stock underlying the Award has been issued to the Participant.

8.6 Term. The term of a Performance Award, Dividend Equivalent award, Deferred Stock award, Stock Payment award and/or Restricted Stock Unit award shall be set by the Administrator in its discretion.

8.7 Exercise or Purchase Price. The Administrator may establish the exercise or purchase price of a Performance Award, shares of Deferred Stock, shares distributed as a Stock Payment award or shares distributed pursuant to a Restricted Stock Unit award; provided, however, that value of the consideration shall not be less than the par value of a share of Common Stock, unless otherwise permitted by applicable state law.

8.8 Exercise upon Termination of Service. A Performance Award, Dividend Equivalent award, Deferred Stock award, Stock Payment award and/or Restricted Stock Unit award is exercisable or distributable only while the Participant is an Employee, Director or Consultant, as applicable. The Administrator, however, in its discretion may provide that the Performance Award, Dividend Equivalent award, Deferred Stock award, Stock Payment award and/or Restricted Stock Unit award may be exercised or distributed subsequent to a Termination of Service in certain events, including, without limitation, a Change in Control, the Participant’s death, retirement or disability or any other specified Termination of Service.

ARTICLE 9. AWARD OF STOCK APPRECIATION RIGHTS

9.1 Granting of Stock Appreciation Rights to Eligible Individuals.

(a) The Administrator is authorized to grant Stock Appreciation Rights to Eligible Individuals from time to time, in its discretion, on such terms and conditions as it may determine consistent with the Plan.

(b) A Stock Appreciation Right shall entitle the Participant (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by subtracting the exercise price per share of the Stock Appreciation Right from the Exercise Date Value on the date of exercise of the Stock Appreciation Right and then multiplying the difference by the number of shares of Common Stock with respect to which the Stock Appreciation Right shall have been exercised, subject to any limitations the Administrator may impose.

9.2 Exercise Price. Subject to Section 10.6, the exercise price per share of Common Stock subject to each Stock Appreciation Right shall be set by the Administrator, but shall not be less than 100% of the Share Value on the date the Stock Appreciation Right is granted.

9.3 Stock Appreciation Right Vesting.

(a) The period during which the right to exercise, in whole or in part, a Stock Appreciation Right vests in the Participant shall be set by the Administrator and the Administrator may determine that a Stock Appreciation Right may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Subsidiary, or any other criteria selected by the Administrator. At any time after grant of a Stock Appreciation Right, the Administrator may, in its discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Stock Appreciation Right vests.

(b) No portion of a Stock Appreciation Right which is unexercisable at Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the Award Agreement or by action of the Administrator following the grant of the Stock Appreciation Right.

9.4 Manner of Exercise. All or a portion of an exercisable Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, or such other person or entity or in such manner as designated by the Administrator, or his, her or its office, as applicable:

(a) A written or electronic notice complying with the applicable rules established by the Administrator stating that the Stock Appreciation Right, or a portion thereof, is exercised. The notice shall be signed or otherwise acknowledged electronically by the Participant or other person then entitled to exercise the Stock Appreciation Right or such portion of the Stock Appreciation Right;

(b) Such representations and documents as the Administrator, in its discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations. The Administrator may, in its discretion, also take whatever additional actions it deems appropriate to effect such compliance; and

(c) In the event that the Stock Appreciation Right shall be exercised pursuant to Section 10.3 by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Stock Appreciation Right.

9.5 Payment. Payment of the amounts determined under Section 9.1(b) above shall be made in Common Stock (based on its Exercise Date Value as of the date the Stock Appreciation Right is exercised) unless due to the occurrence of unusual events, the Administrator shall determine that such payment shall be made in cash. If shares of Common Stock are deliverable upon exercise of the Stock Appreciation Right, then any fractional shares shall be paid in cash.

ARTICLE 10. ADDITIONAL TERMS OF AWARDS

10.1 Payment. The Administrator shall determine the methods by which payments by any Participant with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, (b) shares of Common Stock (including, without limitation, in the case of payment of the exercise price of an Award, shares of Common Stock issuable pursuant to the exercise of the Award) or shares of Common Stock held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences, in each case, having a Share Value (or Exercise Date Value in the case of Stock Appreciation Rights) on the date of delivery equal to the aggregate payments required, (c) delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required, provided, that payment of such proceeds is then made to the Company upon settlement of such sale, or (d) other property acceptable to the Administrator. The Administrator shall also determine the methods by which shares of Common Stock shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

10.2 Tax Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including, without limitation, the Participant’s employment, social welfare or other tax obligations) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of the Plan. The Administrator may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company withhold or sell shares of Common Stock otherwise issuable under an Award (or allow the surrender of shares of Common Stock). The number of shares of Common Stock which may be so withheld or surrendered shall be limited to the number of shares which have a Share Value (or Exercise Date Value in the case of Stock Appreciation Rights) on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the maximum statutory withholding rates in the applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. The Administrator shall determine the fair market value of the Common Stock, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of shares of Common Stock to pay the Option exercise price or any tax withholding obligation.

10.3 Transferability of Awards.

(a) Except as otherwise provided in Section 10.3(b) or other agreements entered into between the Company and any Participant:

(i) No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, or the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed;

(ii) No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including, without limitation, bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence; and

(iii) During the lifetime of the Participant, only the Participant may exercise an Award (or any portion thereof) granted to him under the Plan, unless it has been disposed of pursuant to a DRO; after the death of the Participant, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.

(b) Notwithstanding Section 10.3(a), the Administrator, in its discretion, may determine to permit a Participant to transfer an Award other than an Incentive Stock Option to any one or more Permitted Transferees (as defined below), subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution; (ii) any Award which is transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Participant (other than the ability to further transfer the Award); and (iii) the Participant and the Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation, documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal, state and foreign securities laws and (C) evidence the transfer. For purposes of this Section 10.3(b), “Permitted Transferee” shall mean, with respect to a Participant, any “family member” of the Participant, as defined under the instructions to use of the Form S-8 Registration Statement under the Securities Act, or any other transferee specifically approved by the Administrator after taking into account any state, federal, local or foreign tax and securities laws applicable to transferable Awards.

(c) Notwithstanding Section 10.3(a), a Participant may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Administrator.

10.4 Conditions to Issuance of Shares.

(a) Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing shares of Common Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance of such shares is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Common Stock are listed or traded, and the shares of Common Stock are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Company’s inability to obtain authority from any regulatory body having jurisdiction which the Administrator determines is necessary to the lawful issuance and sale of any securities will relieve the Company of any liability for failing to issue or sell such shares of Common Stock as to which such requisite authority has not been obtained.

(b) All Common Stock certificates delivered pursuant to the Plan and all shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state, or foreign securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Common Stock is listed, quoted, or traded. The Administrator may place legends on any Common Stock certificate or book entry to reference restrictions applicable to the Common Stock.

(c) The Administrator shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including, without limitation, a window-period limitation, as may be imposed in the discretion of the Administrator.

(d) The Administrator may impose a holding period and transfer conditions and/or restrictions on any shares of Common Stock received under an Award pursuant to the Plan as it may deem advisable, including, without limitation, but not limited to requiring the Participant to enter into a stockholders or other agreement relating to such matters.

(e) No fractional shares of Common Stock shall be issued and the Administrator shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding down.

(f) Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by any applicable law, rule or regulation, the Company shall not deliver to any Participant certificates evidencing shares of Common Stock issued in connection with any Award and instead such shares of Common Stock shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

10.5 Forfeiture and Claw-back Provisions.

(a) Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in the terms of Awards made under the Plan, or to require a Participant to agree by separate written instrument, that: (i)(A) any proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt or exercise of the Award, or upon the receipt or resale of any Common Stock underlying the Award, must be paid to the Company, and (B) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (ii)(A) a Termination of Service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, (B) the Participant at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator, or (C) the Participant incurs a Termination of Service for “cause” (as such term is defined in the discretion of the Administrator, or as set forth in a written agreement relating to such Award between the Company and the Participant).

(b) All Awards (including any proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt or exercise of any Award or upon the receipt or resale of any Common Stock underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, the Company’s Compensation Recovery Policy, the Company’s Policy for Recovery of Erroneously Awarded Compensation and any claw-back policy adopted to comply with the requirements of applicable law, including without limitation the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.

10.6 Prohibition on Repricing. Subject to Section 12.2, the Administrator shall not, without the approval of the stockholders of the Company, (i) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per share, or (ii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Share Value of the underlying shares of Common Stock. Subject to Section 12.2, the Administrator shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding Award to increase the price per share or to cancel and replace an Award with the grant of an Award having a price per share that is greater than or equal to the price per share of the original Award.

10.7 Broker-Assisted Sales. In the event of a broker-assisted sale of shares of Common Stock in connection with the payment of amounts owed by a Participant under or with respect to the Plan or Awards: (i) any shares of Common Stock to be sold through the broker-assisted sale will be sold on the day the payment first becomes due, or as soon thereafter as practicable; (ii) such shares of Common Stock may be sold as part of a block trade with other Participants in the Plan in which all participants receive an average price; (iii) the applicable Participant will be responsible for all broker’s fees and other costs of sale, and by accepting an Award, each Participant agrees to indemnify and hold the Company its Subsidiaries harmless from any losses, costs, damages, or expenses relating to any such sale; (iv) to the extent the Company, its Subsidiaries or their designee receives proceeds of such sale that exceed the amount owed, the Company or its Subsidiary will pay such excess in cash to the applicable Participant as soon as reasonably practicable; (v) the Company, its Subsidiaries and their designees are under no obligation to arrange for such sale at any particular price; and (vi) in the event the proceeds of such sale are insufficient to satisfy the Participant’s applicable obligation, the Participant may be required to pay immediately upon demand to the Company or its designee an amount in cash sufficient to satisfy any remaining portion of the Participant’s obligation.

10.8 Applicable Policies. Without limiting the applicability of any other policy, Awards under the Plan are expressly subject to each the Company’s Insider Trading Policy and the Company’s Share Ownership Guidelines.

ARTICLE 11. ADMINISTRATION

11.1 Administrator. The Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall administer the Plan (except as otherwise permitted herein) and shall consist solely of two or more Non-Employee Directors appointed by and holding office at the pleasure of the Board, each to qualify as a “non-employee director” as defined by Rule 16b-3 of the Exchange Act or any successor rule, and as an “independent director” under the rules of the New York Stock Exchange (or other principal securities market on which shares of Common Stock are traded; provided, that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 11.1 or otherwise provided in any charter of the Committee. Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may only be filled by the Board. Notwithstanding the foregoing, (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and (b) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 11.6.

11.2 Duties and Powers of the Administrator. It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with its provisions. The Administrator shall have the power to interpret the Plan and the Award Agreement, and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith, to interpret, amend or revoke any such rules and to amend any Award Agreement provided that the rights or obligations of the holder of the Award that is the subject of any such Award Agreement are not affected adversely. Any such grant or award under the Plan need not be the same with respect to each Participant. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or any successor rule are required to be determined in the discretion of the Committee.

11.3 Action by the Committee. Unless otherwise established by the Board or in any charter of the Committee, as long as the Committee is the Administrator, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

11.4 Authority of Administrator. Subject to any specific designation in the Plan, the Administrator has the exclusive power, authority and discretion to:

(a) Select and designate Eligible Individuals to receive Awards;

(b) Determine the type or types of Awards to be granted to each Participant;

(c) Determine the number of Awards to be granted and the number of shares of Common Stock to which an Award will relate;

(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any Performance Criteria, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition, non-solicitation, confidentiality, and recapture of gain on an Award, based in each case on such considerations as the Administrator in its discretion determines;

(e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Common Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f)  Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i)  Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

(j)  Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.

11.5 Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

11.6 Delegation of Authority. To the extent permitted by applicable law, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article 11; provided, however, that in no event shall an officer of the Company be delegated the authority to grant awards to, or amend awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, or (b) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 11.6 shall serve in such capacity at the pleasure of the Board and the Committee.

ARTICLE 12. MISCELLANEOUS PROVISIONS

12.1 Amendment, Suspension or Termination of the Plan. Except as otherwise provided in this Section 12.1, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator. However, without prior approval of the Company’s stockholders no amendment may, except as provided in Section 12.2, (i) increase the limits imposed in Section 3.1 on the maximum number of shares which may be issued under the Plan (including the Fungible Unit Limit), (ii) increase the Award Limit, or (iii) decrease the exercise price of any outstanding Option or any Stock Appreciation Right granted under the Plan. Stockholder approval shall be by a vote of a majority of the votes cast at a meeting or a majority of the Company’s stockholders if action is taken by written consent. Except as provided in

Section 12.10, no amendment, suspension or termination of the Plan shall, without the consent of the Participant, impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and in no event may any Incentive Stock Options be granted under the Plan after the tenth (10th) anniversary of the Effective Date.

12.2 Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a) In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of the Company’s stock or the share price of the Company’s stock other than an Equity Restructuring, the Administrator shall make equitable adjustments, if any, to reflect such change with respect to (i) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of shares which may be issued under the Plan (including the Fungible Unit Limit), and adjustments of the Award Limit); (ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iv) the grant or exercise price per share for any outstanding Awards under the Plan.

(b) In the event of any transaction or event described in Section 12.2(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, the Administrator, in its discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i) To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 12.2 the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Administrator in its discretion having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Participant’s rights had such Award been currently exercisable or payable or fully vested;

(ii) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii) To make adjustments in the number and type of shares of the Company’s stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Deferred Stock and/or in the terms and conditions of (including, without limitation, the grant or exercise price), and the criteria included in, outstanding Awards which may be granted in the future;

(iv) To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

(v) To provide that the Award cannot vest, be exercised or become payable after such event.

(c) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 12.2(a) and 12.2(b):

(i) The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted. The adjustments provided under this Section 12.2(c) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company.

(ii) The Administrator shall make such equitable adjustments, if any, as the Administrator in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of shares which may be issued under the Plan (including the Fungible Unit Limit) and adjustment of the Award Limit).

(d) Notwithstanding any other provision of the Plan, except as may otherwise be provided in an applicable Award Agreement, in the event of a Change in Control, each outstanding Award shall be assumed or an equivalent Award substituted by the successor corporation or a parent or subsidiary of the successor corporation. Except as may otherwise be provided in an applicable Award Agreement, in the event an Award is assumed or an equivalent Award substituted, and a Participant has an Effective Termination of Service upon or within twelve (12) months following the Change in Control, then such Participant shall be fully vested in such assumed or substituted Award and such assumed or substituted Award shall be payable or exercisable as provided in the Award Agreement. For this purpose an “Effective Termination of Service” shall mean (i) for a Participant who is not a Non-Employee Director, an involuntary Termination of Service without “Cause” or by the Participant for “Good Reason,” as each term is defined in and determined pursuant to the terms of the Company’s Executive Officer Severance and Change in Control Plan, as in effect from time to time, whether or not such Participant is also a participant in that plan, and (ii) for Non-Employee Directors, means any Termination of Service.

(e) In a Change in Control if the successor corporation refuses to assume or substitute for the Award, then the Administrator may cause any or all of such Awards to become fully exercisable immediately prior to the consummation of such transaction and all forfeiture restrictions on any or all of such Awards to lapse. If an Award is exercisable in lieu of assumption or substitution in the event of a Change in Control, the Administrator shall notify the Participant that the Award shall be fully exercisable for a period of fifteen (15) days from the date of such notice, contingent upon the occurrence of the Change in Control, and the Award shall terminate upon the expiration of such period.

(f) For the purposes of this Section 12.2, an Award shall be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each share of Common Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Change in Control was not solely common stock of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each share of Common Stock subject to an Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

(g) The Administrator may, in its discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.

(h) No adjustment or action described in this Section 12.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions.

(i) The existence of the Plan, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(j) No action shall be taken under this Section 12.2 which shall cause an Award to fail to comply with Section 409A of the Code or the Treasury Regulations thereunder, to the extent applicable to such Award.

(k) In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Common Stock or the share price of the Common Stock including, without limitation, any Equity Restructuring, for reasons of administrative convenience, the Company in its discretion may refuse to permit the exercise of any Award during a period of up to thirty (30) days prior to or after the consummation of any such transaction.

12.3 Approval of Plan by Stockholders. The Fourth Amended and Restated Plan was approved by the Company’s stockholders on May 20, 2020. All Awards granted and outstanding under the terms of the Original Plan, Amended and Restated Plan, Second Amended and Restated Plan, Third Amended and Restated Plan (as amended) or Fourth Amended and Restated Plan, as of the Effective Date of this Plan shall remain outstanding and, if applicable, exercisable, in each case, pursuant to the terms of such individual grants and the terms of this Plan.

12.4 No Stockholders Rights. Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to shares of Common Stock covered by any Award until the Participant becomes the record owner of such shares of Common Stock.

12.5 Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

12.6 Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Subsidiary, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including, without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

12.7 Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of shares of Common Stock and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all applicable federal, state, local and foreign laws, rules and regulations (including, but not limited to state, federal and foreign securities law and margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

12.8 Discretion. Whenever the Administrator, Company, Committee or Board exercises its discretion under the Plan, such discretion shall be in its sole and absolute discretion.

12.9 Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

12.10 Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.

12.11 Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including, without limitation, any such regulations or other guidance that may be issued after the Effective Date. In that regard, to the extent any Award under the Plan or any other compensatory plan or arrangement of the Company or any of its Subsidiaries is subject to Section 409A of the Code, and such Award or other amount is payable upon Termination of Service (or any similarly defined term), then, (i) such Award or amount shall only be paid to the extent such Termination of Service qualifies as a “separation from service” as defined in Section 409A of the Code, and (ii) if such Award or amount is payable to a “specified employee” as defined in Section 409A of the Code then to the extent required in order to avoid a prohibited distribution under Section 409A of the Code, such Award or other compensatory payment shall not be payable prior to the earlier of (i) the expiration of the six-month period measured from the date of the Participant’s Termination of Service, or (ii) the date of the Participant’s death. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including, without limitation, such Department of Treasury guidance as may be issued after the Effective Date), the Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including, without limitation, amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.

12.12 No Rights to Awards or Employment. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Participants or any other persons uniformly. The grant of an Award will not be construed as giving a Participant the right to continued employment or any other relationship with the Company or any Subsidiary. The Company and its Subsidiaries expressly reserve the right at any time to dismiss or otherwise terminate their respective relationships with a Participant free from any liability or claim under the Plan or any Award, except as expressly provided in an Award Agreement.

12.13 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

12.14 Indemnification. To the extent allowable pursuant to applicable law, the Administrator, each member of the Committee, each member of the Board, each member of any committee appointed by the Board and any officer of the Company or any of its Subsidiaries to whom authority was delegated under or in connection with this Plan, shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided, he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

12.15 Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

12.16 Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

12.17 Arbitration.

(a) Except as otherwise specially provided in this Plan or an Award Agreement, any and all disputes, controversies or claims arising out of, relating to or in connection with this Plan, including, without limitation, any dispute regarding its arbitrability, validity or termination, or the performance or breach thereof, shall be exclusively and finally settled by arbitration administered by the American Arbitration Association (“AAA”). Either party may initiate arbitration by notice to the other party (a “Request for Arbitration”). The arbitration shall be conducted in accordance with the AAA rules governing commercial arbitration in effect at the time of the arbitration, except as they may be modified by the provisions of this Agreement. The place of the arbitration shall be Chicago, Illinois. The arbitration shall be conducted by a single arbitrator appointed by the Participant from a list of at least five (5) individuals who are independent and qualified to serve as an arbitrator submitted by the Company within fifteen (15) days after delivery of the Request for Arbitration. The Participant will make its appointment within ten (10) days after it receives the list of qualified individuals from the Company. In the event the Company fails to send a list of at least five (5) qualified individuals to serve as arbitrator to the Participant within such fifteen-day time period, then the Participant shall appoint such arbitrator within twenty-five (25) days from the Request for Arbitration. In the event the Participant fails to appoint a person to serve as arbitrator from the list of at least five (5) qualified individuals within ten (10) days after its receipt of such list from the Company, the Company shall appoint one of the individuals from such list to serve as arbitrator within five (5) days after the expiration of such ten (10) day period. Any individual will be qualified to serve as an arbitrator if he or she shall be an individual who has no material business relationship, directly or indirectly, with any of the parties to the action and who has at least ten (10) years of experience in the practice of law with experience in executive compensation matters. The arbitration shall commence within thirty (30) days after the appointment of the arbitrator; the arbitration shall be completed within sixty (60) days of commencement; and the arbitrator’s award shall be made within thirty (30) days following such completion. The parties may agree to extend the time limits specified in the foregoing sentence.

(b) The arbitrator will apply the substantive law (and the law of remedies, if applicable) of the State of Delaware without giving effect to the principles of conflicts of law, and will be without power to apply any different substantive law. The arbitrator will render an award and a written opinion in support thereof. Such award shall include the costs related to the arbitration and reasonable attorneys’ fees and expenses to the prevailing party. The arbitrator also has the authority to grant provisional remedies, including, without limitation, injunctive relief, and to award specific performance. The arbitrator may entertain a motion to dismiss and/or a motion for summary judgment by any party, applying the standards governing such motions under the Federal Rules of Civil Procedure, and may rule upon any claim or counterclaim, or any portion thereof (a “Claim”), without holding an evidentiary hearing, if, after affording the parties an opportunity to present written submission and documentary evidence, the arbitrator concludes that there is no material issue of fact and that the Claim may be determined as a matter of law. The parties waive, to the fullest extent permitted by law, any rights to appeal, or to review of, any arbitrator’s award by any court. The arbitrator’s award shall be final and binding, and judgment on the award may be entered in any court of competent jurisdiction, including, without limitation, the courts of Cook County, Illinois. The Company and each Participant under this Plan irrevocably submits to the non-exclusive jurisdiction and venue in the courts of the State of Illinois and the United States sitting in Chicago, Illinois in connection with any such proceeding, and waives any objection based on forum non conveniens. THE COMPANY AND EACH PARTICIPANT IRREVOCABLY WAIVES SUCH PARTY’S RIGHT TO A TRIAL BY JURY IN CONNECTION WITH ANY ACTION TO ENFORCE AN ARBITRATOR’S DECISION OR AWARD PURSUANT TO SECTION 12.17(a) OF THIS PLAN.

(c) The parties agree to maintain confidentiality as to all aspects of the arbitration, except as may be required by applicable law, regulations or court order, or to maintain or satisfy any suitability requirements for any license by any state, federal or other regulatory authority or body, including, without limitation, professional societies and organizations; provided, that nothing herein shall prevent a party from disclosing information regarding the arbitration for purposes of enforcing the award. The parties further agree to obtain the arbitrator’s agreement to preserve the confidentiality of the arbitration.

12.18 Data Privacy. As a condition for receiving any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this section by and among the Company and its Subsidiaries and affiliates exclusively for implementing, administering and managing the Participant’s participation in the Plan. The Company and its Subsidiaries and affiliates may hold certain personal information about a Participant, including the Participant’s name, address and telephone number; birthdate; social security number, insurance number or other identification number;

salary; nationality; job title(s); any Shares held in the Company or its Subsidiaries and affiliates; and Award details, to implement, manage and administer the Plan and Awards (the “Data”). The Company and its Subsidiaries and affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a Participant’s participation in the Plan, and the Company and its Subsidiaries and affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Participant’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data that the Company and its Subsidiaries and affiliates holds regarding such Participant, request additional information about the storage and processing of the Data regarding such Participant, recommend any necessary corrections to the Data regarding the Participant or refuse or withdraw the consents in this Section 12.18 in writing, without cost, by contacting the local human resources representative. If the Participant refuses or withdraws the consents in this Section 12.18, the Company may cancel Participant’s ability to participate in the Plan and, in the Administrator’s discretion, the Participant may forfeit any outstanding Awards. For more information on the consequences of refusing or withdrawing consent, Participants may contact their local human resources representative.

ARTICLE 13. PERFORMANCE-BASED AWARDS

13.1 Purpose. The Administrator, in its sole discretion, may grant performance-based Awards to Eligible Individuals that are based on Performance Criteria or Performance Goals.

13.2 Applicability. The grant of an Award to an Eligible Individual for a particular Performance Period shall not require the grant of an Award to such Eligible Individual in any subsequent Performance Period and the grant of an Award to any one Eligible Individual shall not require the grant of an Award to any other Eligible Individual in such period or in any other period.

13.3 Types of Awards. Notwithstanding anything in the Plan to the contrary, the Administrator may grant any Award to an Eligible Individual as a performance-based Award, including, without limitation, Restricted Stock the restrictions with respect to which lapse upon the attainment of specified Performance Goals, Restricted Stock Units that vest and become payable upon the attainment of specified Performance Goals and any Performance Awards described in Article 8 that vest or become exercisable or payable upon the attainment of one or more specified Performance Goals.

13.4 Payment of Performance-Based Awards. Unless otherwise provided in the applicable program or Award Agreement, as to a performance-based Award, the Participant must be employed by the Company or an Affiliate throughout the Performance Period. Unless otherwise provided in the applicable Performance Goals, program or Award Agreement, a Participant shall be eligible to receive payment pursuant to such Awards for a Performance Period only if and to the extent the Performance Goals for such period are achieved.

* * * * *

I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of Hyatt Hotels Corporation on  , 2024 and by the stockholders of Hyatt Hotels Corporation on     , 2024.

Executed on this    day of      , 2024.

Corporate Secretary

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET/MOBILE – www.proxydocs.com/h Use the Internet to vote your proxy. Scan code below for mobile voting.

PHONE – 1-866-883-3382 Use a touch-tone telephone to vote your proxy.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

FPO

Please detach here

The Board of Directors unanimously recommends a vote “FOR” each of the nominees in Proposal 1, a vote “FOR” Proposal 2, a vote “FOR” Proposal 3, and a vote “FOR” Proposal 4.

1. Election of Directors:

Class III (to hold office until the 2027 annual meeting of stockholders)		☐	Vote FOR all nominees (except as marked)		☐	Vote WITHHELD from all nominees
01 Alessandro Bogliolo	03 Jason Pritzker
02 Susan D. Kronick	04 Dion Camp Sanders

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. Ratification of the Appointment of Deloitte & Touche LLP as Hyatt Hotels Corporation’s Independent Registered Public Accounting Firm for Fiscal Year 2024.			☐	For	☐	Against	☐	Abstain

3. Approval of the Fifth Amended and Restated Hyatt Hotels Corporation Long-Term Incentive Plan.			☐	For	☐	Against	☐	Abstain

4. Approval, on an advisory basis, of the compensation paid to our named executive officers as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules.			☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” EACH DIRECTOR NOMINEE IN PROPOSAL 1, “FOR” PROPOSAL 2, “FOR” PROPOSAL 3, AND “FOR” PROPOSAL 4.

Address Change? Mark box, sign, and indicate changes below: ☐	Date

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, adminis - trators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

HYATT HOTELS CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, May 15, 2024

9:30 a.m., Central Time

The Annual Meeting of Stockholders will be hosted as a virtual event via the Internet. To register for the virtual meeting, please follow the instructions below:

•	Visit www.proxydocs.com/h on your smartphone, tablet or computer.

•	As a stockholder, you will then be required to enter your control number which is located in the upper right hand corner on the reverse side of this proxy card.

•

After registering, you will receive a confirmation email and an email approximately 1 hour prior to the start of the virtual meeting to the email address you provided during registration with a unique link to attend the virtual meeting.

Hyatt Hotels Corporation 150 North Riverside Plaza Chicago IL 60606	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting of Stockholders on May 15, 2024.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” each director nominee in Proposal 1, “FOR” Proposal 2, “FOR” Proposal 3, and “FOR” Proposal 4.

By signing the proxy, you revoke all prior proxies and appoint Mark S. Hoplamazian and Margaret C. Egan, and each of them, with full power of substitution, as proxies and attorneys-in-fact to vote your shares as directed with respect to each of the proposals shown on the reverse side and in their discretion (1) with respect to any other matters which may properly come before the Annual Meeting of Stockholders and any adjournment or postponement thereof and (2) for the election of such other candidate or candidates as may be nominated by the board of directors if any nominee named herein becomes unable to serve or for good cause will not serve.

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting to be Held on May 15, 2024.

The proxy statement for the Annual Meeting of Stockholders and Annual Report

for the fiscal year ended December 31, 2023 are available at www.proxydocs.com/h